EXHIBIT 10.4

FIFTH AMENDMENT AND LIMITED WAIVER

TO

CREDIT AGREEMENT

AMONG

SUNDANCE ENERGY INC.,

AS PARENT,

SUNDANCE ENERGY, INC.,

AS BORROWER,

TORONTO DOMINION (TEXAS) LLC,

AS ADMINISTRATIVE AGENT,

THE LOAN PARTIES PARTY HERETO

AND

THE LENDERS PARTY HERETO

Dated as of June 24, 2020

[Fifth Amendment TO CREDIT AGREEMENT]

FIFTH AMENDMENT AND LIMITED WAIVER TO

CREDIT AGREEMENT

This FIFTH AMENDMENT AND LIMITED WAIVER TO CREDIT AGREEMENT (this “Amendment”) dated as of June 24, 2020 (the “Closing Date”) is among SUNDANCE ENERGY INC., a Delaware corporation (“Parent”), SUNDANCE ENERGY, INC., a Colorado corporation (the “Borrower”), TORONTO DOMINION (TEXAS) LLC, as administrative agent for the Lenders (in such capacity, together with its successors, the “Administrative Agent”), each of the Loan Parties party hereto and each of the lenders party hereto (individually a “Lender” and collectively, the “Lenders”).

RECITALS

A.        The Parent, the Borrower, the Administrative Agent and the Lenders are parties to that certain Credit Agreement dated as of April 23, 2018 (as amended, modified, supplemented, restated, replaced or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”) pursuant to which the Lenders have made certain Loans and other credit available to and on behalf of the Borrower.

B.         The Parent, the Borrower, the Administrative Agent, the Loan Parties party thereto and the Lenders party thereto are parties to that certain Limited Waiver dated as of May 15, 2020 (the “May Waiver”).

C.         The Borrower has not delivered (i) the financial statements for the fiscal quarter ended March 31, 2020 as required by Section 8.01(b) of the Credit Agreement, (ii) the associated certificate of the Financial Officer of the Parent as required by Section 8.01(c) of the Credit Agreement and (iii) the production report and lease operating statements for each calendar month during the then current fiscal year to March 31, 2020 as required by Section 8.01(n) of the Credit Agreement (the foregoing, collectively, the “Q12020 Financial Deliverable Package”) to the Administrative Agent and each Lender, in each case, within 60 days after the end of the fiscal quarter ended March 31, 2020 (the “Q12020 Financial Statements Delivery Deadline”).

D.        The failure to deliver the Q12020 Financial Deliverable Package prior to the Q12020 Financial Statements Delivery Deadline violates each of Sections 8.01(b), (c) and (n) of the Credit Agreement and has resulted in a Default, and if unremedied prior to June 29, 2020, would result in an Event of Default under Section 10.01(e) of the Credit Agreement (any such Defaults or Events of Default being, collectively, the “Specified Defaults”), which the Loan Parties have requested that the Lenders waive.

E.         Pursuant to Section 4 of the May Waiver, and subject to the terms and conditions set forth herein, the Parent, the Borrower, the Administrative Agent, the Loan Parties party hereto and the Lenders party hereto agree to amend certain provisions of the Credit Agreement as set forth herein.

F.         Subject to the terms and conditions set forth herein, the Lenders party hereto agree to the Limited Waiver (as hereinafter defined) pursuant to Section 12.02(b) of the Credit Agreement.

1	[FIFTH AMENDMENT TO CREDIT AGREEMENT]

G.        NOW, THEREFORE, in consideration of the promises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.         Defined Terms.  Each capitalized term which is defined in the Credit Agreement, but which is not defined in this Amendment, shall have the meaning ascribed such term in the Credit Agreement.  Unless otherwise indicated, all article and section references in this Amendment refer to the Credit Agreement.

Section 2.        Amendments. The Credit Agreement (excluding the schedules and exhibits thereto) is hereby amended to read as reflected on Exhibit A attached hereto.

Section 3.         Decrease of the Borrowing Base. Upon the satisfaction of the conditions set forth in Section 5 below, the Borrowing Base is hereby reduced to $170,000,000.  This decrease of the Borrowing Base constitutes the May 1, 2020 Scheduled Redetermination of the Borrowing Base under Section 2.07 of the Credit Agreement, and this Section 3 shall be deemed to be the New Borrowing Base Notice for such decreased Borrowing Base.  Such redetermined Borrowing Base will remain in effect until the next Redetermination Date or otherwise adjusted in accordance with the provisions of the Credit Agreement, as amended hereby.

Section 4.        Limited Waiver. Upon the satisfaction of the conditions set forth in Section 5 below and notwithstanding anything to the contrary in the Credit Agreement, Administrative Agent, on behalf of the Lenders, hereby waives the Specified Defaults arising solely from the Borrower’s delivery of the Q12020 Financial Deliverable Package after the Q12020 Financial Statements Delivery Deadline. The limited waiver set forth in this Section 4 (the “Limited Waiver”) is limited to the extent expressly set forth herein and no other terms, covenants or provisions of the Credit Agreement or any other Loan Document shall in any way be affected hereby.  The Limited Waiver is granted only with respect to the Specified Defaults relating to the Q12020 Financial Deliverable Package, and shall not apply to any financial statements for any other fiscal year or period, any other breach of the terms of the Credit Agreement, or any actual or prospective default or breach of any other provision of the Credit Agreement or any other Loan Document. Other than with respect to the Q12020 Financial Statements Delivery Deadline, the Limited Waiver does not waive any other requirement with respect to delivery of the Q12020 Financial Deliverable Package. The Limited Waiver shall not in any manner create a course of dealing or otherwise impair the future ability of the Administrative Agent or the Lenders to declare a Default or Event of Default under or otherwise enforce the terms of the Credit Agreement or any other Loan Document with respect to any matter other than the Specified Defaults specifically and expressly waived in, and subject to the terms of, the Limited Waiver.

Section 5.       Conditions Precedent.  This Amendment shall become effective upon receipt by the Administrative Agent of the following documents and satisfaction of the other conditions provided in this Section 5 (or their waiver in accordance with Section 12.02 of the Credit Agreement), each of which shall be reasonably satisfactory to the Administrative Agent in form and substance:

2	[FIFTH AMENDMENT TO CREDIT AGREEMENT]

5.1       Amendment.  The Administrative Agent shall have received executed multiple counterparts as requested of this Amendment from the Parent, the Borrower, the other Loan Parties and each Lender.

5.2       Fees and Expenses.  The Administrative Agent and the Lenders shall have received all fees and other amounts due and payable on or prior to the Closing Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses (including the fees and expenses of Haynes and Boone, LLP, as counsel to the Administrative Agent) required to be reimbursed or paid by the Borrower under the Credit Agreement.

5.3       Amendment to Term Loan Credit Agreement.  The Administrative Agent shall have received a certificate dated as of the Closing Date, (a) confirming that attached thereto is a true and complete copy of an amendment to the Term Loan Credit Agreement that amends the Term Loan Credit Agreement in substantially the same manner as the amendments to the Credit Agreement effected by Section 2 of this Amendment and (b) certifying that attached is a true and complete copy of the Specified Gathering Agreement, together with all amendments, restatements, amendments and restatements, supplements, waivers and other modifications thereto.

5.4       Acknowledgement Letter.   The Administrative Agent shall have received an executed counterpart from the Term Agent of that certain Acknowledgement Letter, dated as of the date hereof, by and between the Administrative Agent and the Term Agent and with respect to the Intercreditor Agreement.

5.5       Approved Plan of Development.   The Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders certifying that the Borrower’s written plan of development with respect to budgeted development expenditures, Capital Expenditures and other development activities for the period from the Closing Date through and including September 30, 2020 is for (a) $2,400,000 of Capital Expenditures with respect to the Harlan Bethune 29-32H wells in June 2020 and (b) $2,600,000 for development expenditures, Capital Expenditures or other development activities to be identified by the Borrower with respect to the Oil and Gas Properties of the Loan Parties.

5.6       Control Agreement.    The Administrative Agent, the Term Agent, the Borrower and Bank of America, N.A. (the “Bank”) shall have entered into that certain Deposit Account Control Agreement with respect to the deposit account(s) of the Borrower maintained with the Bank.

5.7       Mortgage and Title Information.   The Administrative Agent shall have received (a) Mortgages, executed and delivered by a duly Authorized Officer of the applicable Credit Party, encumbering Mortgaged Properties representing at least 90% of the Total Proved PV-9 of the Oil and Gas Properties and (b) title information as the Administrative Agent may reasonably require that is reasonably satisfactory to the Administrative Agent setting forth the status of title to at least 90% of the Total Proved PV-9 of the Oil and Gas Properties.

3	[FIFTH AMENDMENT TO CREDIT AGREEMENT]

5.8       Financial Package.      The Borrower shall have delivered the Q12020 Financial Deliverable Package to the Administrative Agent.

5.9       Other.  The Administrative Agent shall have received such other documents as the Administrative Agent or counsel to the Administrative Agent may reasonably request.

Without limiting the generality of the provisions of this Section 5, for purposes of determining satisfaction of the conditions specified in this Section 5, each Lender that shall have delivered executed multiple counterparts of this Amendment to the Administrative Agent shall be deemed to have consented to, approved of, or accepted or been satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

Section 6.        Ratification and Affirmation; Representations and Warranties; Etc.  Each Loan Party hereby (a) ratifies and affirms its obligations under, and acknowledges, renews and extends its continued liability under, each Loan Document to which it is a party and agrees that each Loan Document to which it is a party remains in full force and effect, except as expressly amended hereby, and (b) represents and warrants to the Lenders that, as of the date hereof, after giving effect to the terms of this Amendment, including the Limited Waiver: (i) all of the representations and warranties contained in each Loan Document to which it is a party are true and correct in all material respects (unless already qualified by materiality in which case such applicable representation and warranty shall be true and correct), except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall continue to be true and correct in all material respects (unless already qualified by materiality in which case such applicable representation and warranty shall be true and correct) as of such specified earlier date and (ii) no Default or Event of Default has occurred and is continuing.

Section 7.        Reference to and Effect Upon the Credit Agreement and other Loan Documents.

7.1       Loan Document.  This Amendment shall constitute a Loan Document as such term is defined in the Credit Agreement.

7.2       Effect Upon Credit Agreement.  Except as specifically amended hereby, the Credit Agreement shall remain in full force and effect following the effectiveness of this Amendment.

7.3       No Waiver; Interpretation.  The Borrower agrees that other than the Specified Defaults, no Event of Default and no Default has been waived or remedied by the execution of this Amendment by the Administrative Agent and the Lenders, and any such Default or Event or Default heretofore arising and currently continuing shall continue after the execution and delivery hereof.  The execution, delivery and effect of this Amendment shall be limited precisely as written and shall not be deemed to (a) be a consent to any waiver of any term or condition, or to any amendment or modification of any term or condition of the Credit

4	[FIFTH AMENDMENT TO CREDIT AGREEMENT]

Agreement or any other Loan Document (except as specifically set forth in this Amendment, including the Limited Waiver) or (b) prejudice any right, power or remedy which the Administrative Agent or any Lender now has or may have in the future under or in connection with the Credit Agreement or any other Loan Document.  Each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or any other word or words of similar import shall mean and be a reference to the Credit Agreement as amended hereby, and each reference in any other Loan Document to the Credit Agreement or any word or words of similar import shall be and mean a reference to the Credit Agreement as amended hereby.

7.4       Violations. Except as expressly provided herein, neither the execution by the Administrative Agent or the Lenders of this Amendment, nor any other act or omission by the Administrative Agent or the Lenders or their respective officers in connection herewith, shall be deemed a waiver by the Administrative Agent or the Lenders of any defaults which may exist or which may occur in the future under the Credit Agreement and/or the other Loan Documents (collectively, “Violations”).  Similarly, nothing contained in this Amendment shall directly or indirectly in any way whatsoever either: (a) impair, prejudice or otherwise adversely affect the Administrative Agent’s or any Lender’s right at any time to exercise any right, privilege or remedy in connection with the Loan Documents with respect to any Violations, (b) amend or alter any provision of the Credit Agreement, the other Loan Documents, or any other contract or instrument, except as expressly set forth herein, or (c) constitute any course of dealing or other basis for altering any obligation of the Borrower or any right, privilege or remedy of the Administrative Agent or the Lenders under the Credit Agreement, the other Loan Documents, or any other contract or instrument.  Section 12.02(a) of the Credit Agreement remains in full force and effect and is hereby ratified by the Borrower.

Section 8.        Miscellaneous.

8.1       Intercreditor Acknowledgement. Each Lender party hereto hereby directs Administrative Agent to enter into the Intercreditor Acknowledgement, to, pursuant to the Intercredior Agreement, acknowledge and, to the extent necessary, consent, to the Term Loan Amendment.

8.2       RELEASE.  EACH LOAN PARTY, IN CONSIDERATION OF THE ADMINISTRATIVE AGENT’S AND THE UNDERSIGNED LENDERS’ EXECUTION AND DELIVERY OF THIS AMENDMENT AND FOR OTHER GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH IS HEREBY ACKNOWLEDGED, UNCONDITIONALLY, FREELY, VOLUNTARILY AND, AFTER CONSULTATION WITH COUNSEL AND BECOMING FULLY AND ADEQUATELY INFORMED AS TO THE RELEVANT FACTS, CIRCUMSTANCES AND CONSEQUENCES, RELEASES, WAIVES AND FOREVER DISCHARGES (AND FURTHER AGREES NOT TO ALLEGE, CLAIM OR PURSUE) ANY AND ALL CLAIMS, RIGHTS, CAUSES OF ACTION, COUNTERCLAIMS OR DEFENSES OF ANY KIND WHATSOEVER, IN CONTRACT, IN TORT, IN LAW OR IN EQUITY, WHETHER KNOWN OR UNKNOWN, DIRECT OR DERIVATIVE, WHICH EACH LOAN PARTY OR ANY PREDECESSOR, SUCCESSOR OR ASSIGN MIGHT OTHERWISE HAVE OR MAY HAVE AGAINST THE ADMINISTRATIVE AGENT, THE LENDERS, THE OTHER SECURED PARTIES AND THEIR PRESENT OR FORMER SUBSIDIARIES AND AFFILIATES OR

5	[FIFTH AMENDMENT TO CREDIT AGREEMENT]

ANY OF THE FOREGOING’S OFFICERS, DIRECTORS, EMPLOYEES, ATTORNEYS OR OTHER REPRESENTATIVES OR AGENTS IN EACH CASE ON ACCOUNT OF ANY CONDUCT, CONDITION, ACT, OMISSION, EVENT, CONTRACT, LIABILITY, OBLIGATION, DEMAND, COVENANT, PROMISE, INDEBTEDNESS, CLAIM, RIGHT, CAUSE OF ACTION, SUIT, DAMAGE, DEFENSE, CIRCUMSTANCE OR MATTER OF ANY KIND WHATSOEVER WHICH EXISTED, AROSE OR OCCURRED AT ANY TIME PRIOR TO THE EFFECTIVE DATE RELATING TO THE LOAN DOCUMENTS, THIS AMENDMENT AND/OR THE TRANSACTIONS CONTEMPLATED THEREBY OR HEREBY.  THE FOREGOING RELEASE SHALL SURVIVE THE TERMINATION OF THE LOAN DOCUMENTS AND THIS AMENDMENT.

8.3       Counterparts.  This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment, and/or any document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to this Amendment and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) that is an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record (an “Electronic Signature”) transmitted by telecopy, emailed pdf or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Amendment or such Ancillary Document, as applicable. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Amendment and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be.

8.4       No Oral Agreement.  THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS EXECUTED HEREWITH AND THEREWITH REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES HERETO AND THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

8.5       Severability.  Any provision of this Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof or thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

8.6       Governing Law.  THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

6	[FIFTH AMENDMENT TO CREDIT AGREEMENT]

8.7       Headings. Section headings used herein are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.

[Signatures Begin Next Page.]

7	[FIFTH AMENDMENT TO CREDIT AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed effective as of the date first written above.

PARENT:	SUNDANCE ENERGY INC.

	By:	/s/ Eric McCrady
Name: Eric McCrady
Title: CEO

BORROWER:	SUNDANCE ENERGY, INC.

	By:	/s/Eric McCrady
Name: Eric McCrady
Title: CEO

OTHER LOAN PARTIES:	SEA EAGLE FORD, LLC

	By:	/s/ Eric McCrady
Name: Eric McCrady
Title: CEO

ARMADILLO E&P, INC.

	By:	/s/ Eric McCrady
Name: Eric McCrady
Title: CEO

[Signature Page to Sundance Fifth Amendment]

ADMINISTRATIVE AGENT:	TORONTO DOMINION (TEXAS) LLC, as Administrative Agent

	By:	/s/ Wallace Wong
Name: Wallace Wong
Title: Authorized Signatory

[Signature Page to Sundance Fifth Amendment]

LENDER:	THE TORONTO-DOMINION BANK, NEW YORK BRANCH as a Lender

	By:	/s/ Wallace Wong
Name: Wallace Wong
Title: Authorized Signatory

[Signature Page to Sundance Fifth Amendment]

Agreed solely with respect to the amendments set forth in Section 3.04 of the Credit Agreement (and any definitions referenced in such section):

LENDER:	KEYBANK NATIONAL ASSOCIATION, as a Lender

	By:	/s/ George E. McKean
Name: George E. McKean
Title: Senior Vice President

[Signature Page to Sundance Fifth Amendment]

LENDER:	ABN AMRO CAPITAL USA LLC,
as a Lender

	By:	/s/ Darrell Holley
Name: Darrell Holley
Title: Managing Director

	By:	/s/ Michaela Braun
Name: Michaela Braun
Title: Executive Director

[Signature Page to Sundance Fifth Amendment]

LENDER:	CREDIT AGRICOLE,
as a Lender

	By:	/s/ Michael Willis
Name: Michael Willis
Title: Managing Director

	By:	/s/ Ting Lee
Name: Ting Lee
Title: Director

[Signature Page to Sundance Fifth Amendment]

LENDER:	TRUIST BANK,
as a Lender

	By:	/s/ John Kovarik
Name: John Kovarik
Title: Director

[Signature Page to Sundance Fifth Amendment]

LENDER:	MORGAN STANLEY CAPITAL GROUP INC.
as a Lender

	By:	/s/ Parker Corbin
Name: Parker Corbin
Title: Vice President

[Signature Page to Sundance Fifth Amendment]

EXHIBIT A

CREDIT AGREEMENT

Exhibit A

CREDIT AGREEMENT

dated as of

April 23, 2018

among

SUNDANCE ENERGY INC.,

as Parent,

SUNDANCE ENERGY, INC.,

as Borrower,

TORONTO DOMINION (TEXAS) LLC,

as Administrative Agent,

and

the Lenders party hereto

THE TORONTO-DOMINION BANK, NEW YORK BRANCH,

as Issuing Bank

TD SECURITIES (USA) LLC, KEYBANC CAPITAL MARKETS INC. AND ABN AMRO CAPITAL USA LLC,

as Joint Lead Arrangers and Joint Book Runners

KEYBANC CAPITAL MARKETS INC. AND ABN AMRO CAPITAL USA LLC,

as Co-Syndication Agents

[Credit Agreement]

i

[Credit Agreement]

[Credit Agreement]

[Credit Agreement]

[Credit Agreement]

ANNEXES, EXHIBITS AND SCHEDULES

Annex I	List of Maximum Credit Amounts and Elected Commitments

Exhibit A	Form of Note
Exhibit B	Form of Borrowing Request
Exhibit C	[Reserved]
Exhibit D	Form of Compliance Certificate
Exhibit E	Form of Solvency Certificate
Exhibit F-1	Security Instruments
Exhibit F-2	Form of Guarantee and Collateral Agreement
Exhibit G	Form of Assignment and Assumption
Exhibit H-1	Form of U.S.Tax Compliance Certificate (Non-U.S. Lenders; non-partnerships)
Exhibit H-2	Form of U.S. Tax Compliance Certificate (Foreign Participants; non-partnerships)
Exhibit H-3	Form of U.S. Tax Compliance Certificate (Foreign Participants; partnerships)
Exhibit H-4	Form of U.S. Tax Compliance Certificate (Non-U.S. Lenders; partnerships)

Schedule 7.05	Litigation
Schedule 7.06	Environmental Matters
Schedule 7.12	Insurance
Schedule 7.14	Group Members
Schedule 7.19	Gas Imbalances
Schedule 7.20	Marketing of Production
Schedule 7.22	Swap Agreements
Schedule 9.03	Liens
Schedule 9.05	Investments
Schedule 9.14	Transactions with Affiliates

v

[Credit Agreement]

THIS CREDIT AGREEMENT dated as of April 23, 2018, is among SUNDANCE ENERGY INC., a Delaware corporation (“Parent”), SUNDANCE ENERGY, INC., a Colorado corporation (the “Borrower”), each of the LENDERS from time to time party hereto and TORONTO DOMINION (TEXAS) LLC (in its individual capacity, “TD”), as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”), and THE TORONTO-DOMINION BANK, NEW YORK BRANCH (“TDNY”), as issuer of Letters of Credit hereunder.

R E C I T A L S

A.          The Borrower has requested that the Lenders provide certain loans to and extensions of credit on behalf of the Borrower and that each Issuing Bank provide Letters of Credit, and the Lenders have indicated their willingness to lend and make such extensions of credit and each Issuing Bank has indicated its willingness to issue Letters of Credit, in each case subject to the terms and conditions of this Agreement.

B.          In consideration of the mutual covenants and agreements herein contained and of the loans, extensions of credit and commitments hereinafter referred to, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING MATTERS

Section 1.01      Terms Defined Above.  As used in this Agreement, each term defined above has the meaning indicated above.

Section 1.02      Certain Defined Terms.  As used in this Agreement, the following terms have the meanings specified below:

“Acquisition” means the acquisition by the Loan Parties of the Assets (as defined in the Acquisition PSA).

“Acquisition Interim Redetermination” has the meaning assigned such term in Section 2.07(b).

“Acquisition PSA” means that certain Purchase and Sale Agreement dated as of March 9, 2018, by and among Pioneer Natural Resources USA, Inc., a Delaware corporation, Reliance Eagleford Upstream Holding LP, a Texas limited partnership, and Newpek, LLC, a Delaware limited liability company, as sellers, and Borrower, as buyer, as amended by that certain First Amendment to Purchase and Sale Agreement dated as of March 19, 2018.

“Additional Lender” has the meaning set forth in Section 2.06(c).

“Adjusted LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to the LIBO Rate for such Interest Period multiplied by the Statutory Reserve Rate.

“Administrative Agent” has the meaning set forth in the preamble hereto.

“Administrative Questionnaire” means an administrative questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

[Credit Agreement]

“Agent” means each of the Administrative Agent and any other agent or sub-agent pursuant to Section 11.05 appointed by the Administrative Agent with respect to matters related to the Loan Documents.

“Aggregate Elected Commitments” means (a) on the Fourth Amendment Effective Date, $190,000,000, and (b) at any time thereafter, an amount determined in accordance with Section 2.06(c).

“Aggregate Maximum Credit Amounts” means, at any time, an amount equal to the sum of the Maximum Credit Amounts, as the same may be reduced or terminated pursuant to Section 2.06.

“Agreement” means this Credit Agreement, including the Schedules and Exhibits hereto, as the same may be amended, modified, supplemented, restated, replaced or otherwise modified from time to time.

“Anti-Terrorism Laws” has the meaning assigned to such term in Section 7.26.

“Applicable Margin” means, for any date, the applicable rate per annum set forth below as determined based upon the Borrowing Base Utilization Percentage then in effect:

Borrowing Base Utilization Percentage	< 25%	> 25% and < 50%	> 50% and < 75%	> 75% and < 90%	> 90%
Base Rate Loans	1.50%	1.75%	2.00%	2.25%	2.50%
Eurodollar Loans	2.50%	2.75%	3.00%	3.25%	3.50%
Commitment Fee	0.50%	0.50%	0.50%	0.50%	0.50%

Each change in the Applicable Margin or Commitment Fee rate shall apply during the period commencing on the effective date of such change in the Borrowing Base Utilization Percentage and ending on the date immediately preceding the effective date of the next such change, provided, that if at any time the Borrower fails to deliver a Reserve Report pursuant to Section 8.12(a), then until delivery of such Reserve Report, the “Applicable Margin” and the Commitment Fee shall mean the rate per annum set forth on the grid when the Borrowing Base Utilization Percentage is at its highest level.

“Applicable Percentage” means, with respect to any Lender, the percentage of the Aggregate Maximum Credit Amounts represented by such Lender’s Maximum Credit Amount.  The initial Applicable Percentage of each Lender is set forth on Annex I.  If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments.

“Approved Counterparty” means a counterparty to a Swap Agreement that at the time of entering into such Swap Agreement either (a) is a Secured Swap Provider, (b) is a Person whose senior unsecured long-term debt obligations are rated A or higher by S&P and A3 or higher by Moody’s, (c) Shell Oil Trading (US) Company, Shell Trading Risk Management LLC and their Affiliates, or (d) any other counterparty reasonably acceptable to the Administrative Agent.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

[Credit Agreement]

“Approved Petroleum Engineer” means (a) DeGolyer and MacNaughton, (b) Netherland, Sewell & Associates, Inc., (c) Cawley, Gillespie & Associates, Inc., (d) Ryder Scott Company Petroleum Consultants, L.P., and (e) any other independent petroleum engineers reasonably acceptable to the Administrative Agent.

“Approved Plan of Development” means the Borrower’s written plan of development with respect to budgeted development expenditures, Capital Expenditures and other development activities for the period from the Fifth Amendment Effective Date through and including September 30, 2020 which (a) includes (i) $2,400,000 of Capital Expenditures with respect to the Harlan Bethune 29-32H wells in June 2020 and (ii) $2,600,000 for development expenditures, Capital Expenditures or other development activities to be identified by the Borrower with respect to the Oil and Gas Properties of the Loan Parties and (b) was delivered to the Administrative Agent and the Lenders on the Fifth Amendment Effective Date.

“Arrangers” means TD Securities (USA) LLC, KeyBanc Capital Markets Inc. and ABN AMRO Capital USA LLC, in their capacities as joint lead arrangers and joint bookrunners hereunder.

“ASC” means the Financial Accounting Standards Board Accounting Standards Codification, as in effect.

“Assignee” has the meaning assigned to such term in Section 12.04(b).

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 12.04(b)), and accepted by the Administrative Agent, in the form of Exhibit G or any other form approved by the Administrative Agent.

“Auto-Extension Letter of Credit” has the meaning assigned to such term in Section 2.08(c).

“Available Commitment” means, at any time, the positive difference, if any, between the total Commitments and the total Credit Exposures of all Lenders.

“Availability Period” means the period from and including the Effective Date to but excluding the Maturity Date.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”, as now and hereafter in effect, or any successor statute.

“Base Rate” means, for any day, a fluctuating rate per annum equal to the highest of: (a) the Federal Funds Effective Rate plus 50 basis points (0.50%); (b) the Prime Rate for such day; or (c) the LIBO Rate for a term of one month commencing that day plus 100 basis points (1.00%).

“Base Rate Loan” means a Loan that bears interest based on the Base Rate.

[Credit Agreement]

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation. [First Amendment]

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230. [First Amendment]

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code to which Section 4975 of the Code applies, and (c) any Person whose assets include (for purposes of the Plan Asset Regulations or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America or any successor Governmental Authority.

“Borrower” has the meaning set forth in the preamble hereto.

“Borrowing” means a borrowing consisting of simultaneous Loans of the same Type of Loan and, in the case of Eurodollar Loans, having the same Interest Period, made by each of the Lenders.

“Borrowing Base” means at any time an amount determined in accordance with Section 2.07, as the same may be adjusted from time to time pursuant to the Borrowing Base Adjustment Provisions.

“Borrowing Base Adjustment Provisions” means Section 2.07(f), Section 8.13(c) and Section 9.11(e) and any other provisions hereunder which adjust the amount of the Borrowing Base (but for purposes of clarity not including any redeterminations pursuant to Section 2.07 other than Section 2.07(f)).

“Borrowing Base Deficiency” occurs if, at any time, the total Credit Exposures at such time exceeds the aggregate Commitments in effect at such time.  The amount of the Borrowing Base Deficiency at such time is the amount by which the total Credit Exposures of all Lenders at such time exceeds the aggregate Commitments in effect at such time.

“Borrowing Base Properties” means the Oil and Gas Properties of the Loan Parties included in the Initial Reserve Report and thereafter in the most recently delivered Reserve Report delivered pursuant to Section 8.12.

“Borrowing Base Utilization Percentage” means, as of any day, the fraction expressed as a percentage, the numerator of which is the sum of the Credit Exposures of the Lenders on such day, and the denominator of which is the Borrowing Base in effect on such day.

“Borrowing Base Value” means, at any time with respect to any Swap Agreement considered in determining the then effective Borrowing Base or any Property to which Proved Reserves were attributed in the Reserve Report then most recently delivered, the value attributed thereto by the Administrative Agent in determining the then current Borrowing Base.  The Administrative Agent will notify the Borrower of the value attributed to any such Swap Agreement or Property specified by the Borrower upon request.

“Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.03.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; and if such day relates to a Borrowing or continuation of, a payment or prepayment of principal of or interest on, or the Interest Period

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for, a Eurodollar Loan or a notice by the Borrower with respect to any such Borrowing or continuation, payment, prepayment or Interest Period, any day which is also a day on which banks are open for dealings in Dollar deposits in the London interbank market.

“Capital Expenditures” means, for any period, all expenditures related to Oil and Gas Properties or the purchase of property, plant or equipment of Parent, the Borrower and the other Loan Parties that are (or would be) capitalized under GAAP; provided, that Capital Expenditures for Parent, the Borrower and the other Loan Parties shall not include (a) expenditures to the extent incurred in response to an emergency or urgent situation, as determined by the Borrower in good faith, (b) expenditures (including expenditures for the construction or the replacement, improvement or expansion of existing capital assets) made on behalf of the counterparty to the Specified Gathering Agreement in order to maintain, over the long term, the operating capacity or operating income of the Loan Parties and for which such Person, within forty-five (45) days of such expenditure, (i) is reimbursed in cash or receives a credit from such counterparty to the Specified Gathering Agreement and (ii) provides the Administrative Agent with any information reasonably requested with respect to such expenditure and such reimbursement and (c) other expenditures to the extent required under any applicable Governmental Requirement.

“Capital Leases” means, in respect of any Person, all leases that are or should be, in accordance with GAAP, recorded as capital leases on the balance sheet of the Person liable (whether contingent or otherwise) for the payment of rent thereunder.  Any lease that was treated as an operating lease under GAAP at the time it was entered into that later becomes a capital lease as a result of a change in GAAP during the life of such lease, including any renewals, shall be treated as an operating lease for all purposes under this Agreement, and any lease that was treated as a capital lease under GAAP at the time it was entered into that later becomes an operating lease as a result of a change in GAAP during the life of such lease, including any renewals, shall be treated as a capital lease for all purposes under this Agreement.

“CARES Act” means the Coronavirus Aid, Relief, and Economic Security Act, and applicable rules and regulations, as amended from time to time.

“CARES Allowable Uses” means “allowable uses” of proceeds of the SBA PPP Loan as described in Section 1102 of the CARES Act.

“Cash Collateralize” means, to pledge and deposit with or deliver to the Administrative Agent (in a manner reasonably satisfactory to the Administrative Agent, which may require such deposit to made into a controlled account), for the benefit of any Issuing Bank or the Lenders, as collateral for LC Exposure or obligations of the Lenders to fund participations in respect of LC Exposure, cash or deposit account balances or, if the Administrative Agent and each Issuing Bank shall agree, in their sole discretion, other credit support, in each case pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and each Issuing Bank. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such Cash Collateral and other credit support.

“Cash Equivalents” means cash held in Dollars and all Investments of the type identified in Section 9.05(c) through (f).

“Cash Management Services” means (a) commercial credit cards, merchant card services, purchase or debit cards, including non-card e-payables services, (b) treasury management services (including controlled disbursement, overdraft, automated clearing house services, return items, interstate depository network services, electronic funds transfer services, lockbox services and stop payment services), (c) any other demand deposit or operating account relationships and (d) any other cash management services, including for collections and for operating, payroll and trust accounts of the Borrower or any of the Borrower’s Subsidiaries.

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“Casualty Event” means any loss, casualty or other insured damage to, or any nationalization, taking under power of eminent domain or by condemnation or similar proceeding of, any Borrowing Base Properties having a fair market value in excess of $4,000,000; provided that a Casualty Event as a result of loss, casualty or other insured damage shall not be deemed to have occurred (other than for purposes of Section 8.01(l)) if the applicable Loan Party has restored, repaired or replaced the affected Borrowing Base Property in the ordinary course of business within ninety (90) days of such loss, casualty or other insured damage.

“CERCLA” has the meaning assigned to such term within the definition of “Environmental Laws.”

“Change in Control” means (a) Parent shall at any time after the Effective Date fail to own, in the aggregate, 100% of the then issued and outstanding Equity Interests in Borrower or, except as permitted by Section 9.10, any other direct or indirect Subsidiary of Parent that is a Guarantor, (b) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its Subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) (other than the holders of the Equity Interests of Parent as of the Fourth Amendment Effective Date) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, directly or indirectly, of more than 35% of the Equity Interests of Parent entitled to vote in the election of members of the board of directors (or equivalent governing body) of Parent, (c) the Continuing Directors do not constitute a majority of the Board of Directors of the Parent or (d) the occurrence a “change in control”, “change of control”, “change in management” or other similar provision occurs under an agreement with respect to Debt committed to or owed by any Loan Party in an aggregate amount in excess of $25,000,000.

“Change in Law” means the occurrence, after the Effective Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States of America or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Code” means the Internal Revenue Code of 1986.

“Collateral” means all property of the Loan Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Instrument.

“Commitment” means with respect to each Lender, the obligation of such Lender to make or continue Loans and to incur or acquire participations in Letters of Credit hereunder, as such obligation may be (a) modified from time to time pursuant to Section 2.06, (b) modified from time to time pursuant to assignments by or to such Lender pursuant to Section 12.04(b) or (c) otherwise modified pursuant to the terms of this Agreement.  The amount representing each Lender’s Commitment shall at any time be the lesser of (x) such Lender’s Maximum Credit Amount, (y) such Lender’s Applicable Percentage of the then effective Borrowing Base and (z) such Lender’s Elected Commitment.

“Commitment Fee Rate” means, for any date, a rate per annum equal to that then set forth therefor in the Borrowing Base Utilization Percentage grid in the definition of Applicable Margin.

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“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.) as amended from time to time and any successor statute.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Cash Balance” means, as of the end of any calendar month, (a) the aggregate amount of cash and cash equivalents, marketable securities, treasury bonds and bills, certificates of deposit, investments in money market funds, commercial paper and Cash Equivalents, in each case, held or owned by (either directly or indirectly), credited to the account of or would otherwise be required to be reflected in Consolidated Total Assets less (b) the sum of (i) any restricted cash or Cash Equivalents to pay royalty obligations, working interest obligations, suspense payments, severance taxes, payroll, payroll taxes, other taxes, employee wage and benefit payments and trust and fiduciary obligations or other obligations of the Parent, the Borrower and their Subsidiaries to third parties and for which Parent, the Borrower or such Subsidiary has issued checks or has initiated wires or ACH transfers (or will issue checks or initiate wires or ACH transfers within the Unpaid Obligation Period) in order to pay, (ii) other amounts for which the Parent, the Borrower or such Subsidiary has issued checks or has initiated wires or ACH transfers but have not yet been subtracted from the balance in the relevant account of the Parent, the Borrower or such Subsidiary, (iii) while and to the extent refundable, any cash or Cash Equivalents of the Parent, the Borrower and their Subsidiaries constituting purchase price deposits held in escrow pursuant to a binding and enforceable purchase and sale agreement with a third party containing customary provisions regarding the payment and refunding of such deposits, (iv) any Permitted Swap Termination Proceeds reasonably set aside in good faith to prepay the Loans in accordance with Section 3.04(f), (v) any Permitted Swap Termination Proceeds (as defined in the Term Credit Agreement as in effect on the Fifth Amendment Effective Date) reasonably set aside in good faith to prepay the Loans (as defined in the Term Credit Agreement as in effect on the Fifth Amendment Effective Date) in accordance with Section 3.04(f) of the Term Credit Agreement as in effect on the Fifth Amendment Effective Date, (vi) any Required ECF Prepayment Amount reasonably set aside in good faith to prepay the Loans in accordance with Section 3.04(e) for the prior period or the current period, (vii) any Required ECF Prepayment Amount (as defined in the Term Credit Agreement as in effect on the Fifth Amendment Effective Date) reasonably set aside in good faith to prepay the Loans (as defined in the Term Credit Agreement as in effect on the Fifth Amendment Effective Date) in accordance with Section 3.04(e) of the Term Credit Agreement as in effect on the Fifth Amendment Effective Date for the prior period or the current period, (viii) the Net Cash Proceeds of any Transfer of Oil and Gas Properties to which Proved Reserves are attributed (or the Equity Interests of any Subsidiary owning such Oil and Gas Properties) or of the consensual termination, unwinding, cancellation or other disposition of, or an early termination event with respect to, any Swap Agreement (other than a Permitted Swap Termination) reasonably set aside in good faith for reinvestment or to prepay the Loans (as defined in the Term Credit Agreement as in effect on the Fifth Amendment Effective Date), in each case, in accordance with Section 3.04(c) of the Term Credit Agreement as in effect on the Fifth Amendment Effective Date, and (ix) if, as of the end of such calendar month, the Market Capitalization of the Parent is greater than $150,000,000 (without giving effect to any Net Cash Proceeds from the issuance of Equity Interests of the Parent that occurred during such calendar month), any Net Cash Proceeds from the issuance of Equity Interests of the Parent.

“Consolidated Cash Balance Threshold” means $10,000,000.

“Consolidated Interest Expense” means for any period, total cash interest expense (including that attributable to obligations under Capital Leases) of Parent, the Borrower and their Subsidiaries for such period with respect to all outstanding Debt (other than any intercompany indebtedness and any interest expense of any Oil and Gas Property or Person acquired pursuant to an Investment permitted under Section 9.05(h) accrued and paid prior to the date of such acquisition) of Parent, the Borrower and their Subsidiaries

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(including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing, and net costs under Swap Agreements in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP).

“Consolidated Net Income” means with respect to Parent, the Borrower and their Subsidiaries, for any period, the aggregate of the net income (or loss) of Parent, the Borrower and their Subsidiaries after allowances for taxes for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from such net income (to the extent otherwise included therein) the following: (a) the net income of any Person in which Parent, the Borrower or any Subsidiary has an interest (which interest does not cause the net income of such other Person to be consolidated with the net income of Parent, the Borrower and their Subsidiaries in accordance with GAAP), except to the extent of the amount of dividends or distributions actually paid in cash during such period by such other Person to Parent, the Borrower or to a Subsidiary, as the case may be; (b) the net income (but not loss) during such period of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions or transfers or loans by that Subsidiary is not at the time permitted by operation of the terms of its charter or any agreement, instrument or Governmental Requirement applicable to such Subsidiary or is otherwise restricted or prohibited, in each case determined in accordance with GAAP; (c) the net income (or loss) of any Person acquired in a pooling of interests transaction for any period prior to the date of such transaction; (d) any extraordinary non-cash gains or losses during such period; (e) non-cash gains or losses under ASC 815 resulting from the net change in mark to market portfolio of commodity price risk management activities during that period; (f) the net income attributable to interest in respect of intercompany indebtedness and (g) any gains or losses attributable to writeups or writedowns of assets; and provided further that if Parent, the Borrower or any Subsidiary shall acquire or dispose of any Property during such period with fair market value or consideration in excess of five percent (5%) of the then effective Borrowing Base, then Consolidated Net Income shall be calculated after giving pro forma effect to such acquisition or disposition, as if such acquisition or disposition had occurred on the first day of such period; provided that at the Borrower’s sole discretion, such acquisition or dispositions with aggregate fair market value or consideration, as applicable, of less than five percent (5%) of the then effective Borrowing Base may be included in the calculation of Consolidated Net Income after giving pro forma effect to such acquisition or disposition, as if such acquisition or disposition had occurred on the first day of such period.

“Consolidated Total Assets” means, as of any date of determination, the amount that would, in conformity with GAAP, be set forth opposite the caption “total assets” (or any like caption) on a consolidated statement of financial position of Parent, the Borrower and their Subsidiaries at such date.

“Continuing Directors” means the directors (or equivalent governing body) of Parent on the Fourth Amendment Effective Date, and each other director (or equivalent) of Parent, if, in each case, such other Person is nominated, designated, recommended or approved for election to the board of directors (or equivalent governing body) of Parent by at least 51% of the then Continuing Directors.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.

“Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Loans and its LC Exposure (excluding all LC Exposure that has been Cash Collateralized) at such time.

“Credit Party” means the Administrative Agent, any Issuing Bank or any other Lender.

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“Debt” means, for any Person, the sum of the following (without duplication): (a) all obligations of such Person for borrowed money or evidenced by bonds, bankers’ acceptances, debentures, notes or other similar instruments; (b) all obligations of such Person (whether contingent or otherwise) in respect of letters of credit, surety or other bonds and similar instruments; (c) all accounts payable and all accrued expenses, liabilities or other obligations of such Person to pay the deferred purchase price of Property or services that are more than one hundred-twenty (120) days past their invoiced due date other than those which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (d) all obligations of such Person as lessee under Capital Leases; (e) all obligations under Synthetic Leases; (f) all Debt (as defined in the other clauses of this definition) of others secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) a Lien on any Property of such Person, whether or not such Debt is assumed by such Person; (g) all Debt (as defined in the other clauses of this definition) of others guaranteed by such Person or in which such Person otherwise assures a creditor against loss of the Debt (howsoever such assurance shall be made) to the extent of the lesser of the amount of such Debt and the maximum stated amount of such guarantee or assurance against loss; (h) all obligations or undertakings of such Person to maintain or cause to be maintained the financial position or covenants of others or to purchase the Debt or Property of others for the purpose of maintaining the financial position or covenants of others; (i) obligations to deliver commodities, goods or services, including Hydrocarbons, in consideration of one or more advance payments, made more than one month in advance of the month in which the commodities, goods or services are to be delivered other than gas balancing arrangements and/or prepaid drilling obligations in the ordinary course of business; (j) take-or-pay or similar obligations that require such Person to pay for goods or services whether or not such goods or services are not actually received or utilized by such Person; (k) any Debt of a partnership for which such Person is liable either by agreement, by operation of law or by a Governmental Requirement but only to the extent of such liability; (l) Disqualified Capital Stock; and (m) the undischarged balance of any production payment created by such Person or for the creation of which such Person directly or indirectly received payment.  The Debt of any Person shall include all obligations of such Person of the character described above to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is not included as a liability of such Person under GAAP.  Debt shall not include liabilities resulting from endorsements of instruments for collection in the ordinary course of business.

“Debtor Relief Laws” means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Lender” means, subject to Section 4.05(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, any Issuing Bank, or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit) within two Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent or any Issuing Bank in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any

[Credit Agreement]

applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.  Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 4.05(b)) upon delivery of written notice of such determination to the Borrower, each Issuing Bank, and each Lender.

“Disqualified Capital Stock” means any Equity Interest that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event, matures or is mandatorily redeemable for any consideration other than other Equity Interests (which would not constitute Disqualified Capital Stock), pursuant to a sinking fund obligation or otherwise, or is convertible or exchangeable for Debt or redeemable for any consideration other than other Equity Interests (which would not constitute Disqualified Capital Stock) at the option of the holder thereof, in whole or in part, on or prior to the date that is one year after the earlier of (a) the later of the Maturity Date and (b) the date on which there are no Loans, LC Exposure or other obligations hereunder outstanding and all of the Commitments are terminated.

“Dollars” or “$” refers to lawful money of the United States of America.

“Domestic Subsidiary” means any Subsidiary that is organized under the laws of the United States of America or any state thereof or the District of Columbia.

“EBITDAX” means, for any period, the sum of Consolidated Net Income for such period plus the following expenses or charges to the extent deducted from Consolidated Net Income in such period: interest (including, solely with respect to any period of time ending on or before December 31, 2017, any Surcharge Amount (as defined in the Vitol Prepayment Contract), income and franchise taxes (including gross receipts taxes), depreciation, depletion, amortization, exploration expenses and other noncash charges (including expenses relating to stock based compensation, hedging, etc.) minus all noncash income added to Consolidated Net Income.

“ECF EBITDAX” means, as of any date of determination, the lesser of (a) EBITDAX for the four fiscal quarters ending on the last day of the fiscal quarter immediately preceding the date of determination for which financial statements are available and (b) EBITDAX for the fiscal quarter ending on the last day of the fiscal quarter immediately preceding the date of determination for which financial statements are available, multiplied by 4; provided, that ECF EBITDAX shall in either case exclude any cash proceeds received by any Loan Party from the termination, unwinding, cancellation or other disposition of Swap Agreements (whether as an early termination or otherwise).

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“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means the date on which the conditions specified in Section 6.01 and Section 6.02 are satisfied (or waived in accordance with Section 12.02).

“Elected Commitment” means, as to each Lender, the amount set forth opposite such Lender’s name on Annex I under the caption “Elected Commitment”, as the same may be increased, reduced or terminated from time to time in connection with an optional increase, reduction or termination of the Aggregate Elected Commitments pursuant to Section 2.06(c).

“Engineering Reports” has the meaning assigned to such term in Section 2.07(c)(i).

“Environmental Laws” means any and all Governmental Requirements pertaining in any way to health and safety (insofar as either may be affected by a Release of, or exposure to, Hazardous Materials) the environment, the preservation or reclamation of natural resources, or the management, Release or threatened Release of any Hazardous Materials, in effect in any and all jurisdictions in which the Borrower or any Subsidiary is conducting, or at any time has conducted, business, or where any Property of the Borrower or any Subsidiary is located, including, the Oil Pollution Act of 1990, as amended, the Clean Air Act, as amended, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980 (“CERCLA”), as amended, the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976 (“RCRA”), as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous Materials Transportation Act, as amended, the Natural Gas  Pipeline Safety Act of 1968, as amended, the Hazardous Liquid Pipeline Safety Act of 1979, as amended, and other environmental conservation or protection Governmental Requirements.

“Environmental Permit” means any permit, registration, license, notice, approval, consent, exemption, variance, or other authorization required under or issued pursuant to applicable Environmental Laws.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such Equity Interest.

“ERISA” means the Employee Retirement Income Security Act of 1974.

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“ERISA Affiliate” means each trade or business (whether or not incorporated) which together with any Group Member would be deemed to be a “single employer” within the meaning of Section 4001(b)(1) of ERISA or subsections (b), (c), (m) or (o) of Section 414 of the Code.

“ERISA Event” means (a) a Reportable Event with respect to any Plan subject to Title IV of ERISA, (b) the withdrawal of the Borrower or any of its Subsidiaries or ERISA Affiliates from a Plan subject to Title IV of ERISA during a plan year in which it was a “substantial employer” (as defined in Section 4001(a)(2) of ERISA), (c) the providing of notice of intent to terminate a Plan in a distress termination (as described in Section 4041(c) of ERISA), (d) the institution by the PBGC of proceedings to terminate a Plan or a Multiemployer Plan or, (e) any event or condition (i) that provides a basis under Section 4042(a)(1), (2), or (3) of ERISA for the termination of, or the appointment of a trustee to administer, any Plan subject to Title IV of ERISA, or (ii) that may result in termination of a Multiemployer Plan pursuant to Section 4041A of ERISA, or (f) the partial or complete withdrawal within the meaning of Sections 4203 and 4205 of ERISA, of the Borrower, any of its Subsidiaries or ERISA Affiliates from a Multiemployer Plan.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Eurodollar” when used in reference to any Loan or Borrowing, refers to such Loan, or the Loans comprising such Borrowing, bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

“Event of Default” has the meaning assigned to such term in Section 10.01.

“Excepted Liens” means:  (a) Liens for Taxes, assessments or other governmental charges or levies which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (b) Liens in connection with workers’ compensation, unemployment insurance or other social security, old age pension or public liability obligations which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (c) landlord’s liens (including liens granted to the lessor of any oil and gas lessor and any financing statement giving notice thereof), operators’, vendors’, carriers’, warehousemen’s, repairmen’s, mechanics’, suppliers’, workers’, materialmen’s, construction or other like Liens arising by operation of law or otherwise in the ordinary course of business or incident to the exploration, development, operation and maintenance of Oil and Gas Properties each of which is in respect of obligations that are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (d) contractual Liens which arise in the ordinary course of business under real property leases, operating agreements, joint venture agreements, oil and gas partnership agreements, oil and gas leases, farm-out agreements, division orders, contracts for the sale, transportation or exchange of oil and natural gas, unitization and pooling declarations and agreements, area of mutual interest agreements, overriding royalty agreements, marketing agreements, processing agreements, net profits agreements, development agreements, service agreements, supply agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or other geophysical permits or agreements, and other agreements which are usual and customary in the oil and gas business and are for claims which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP, provided that any such Lien referred to in this clause does not materially impair the use of the Property covered by such Lien for the purposes for which such Property is held by any Group Member or materially impair the value of such Property subject thereto; (e) Liens arising solely by virtue of any statutory or common law provision or customary deposit account terms relating to banker’s liens, rights of set-off or similar rights and remedies and burdening only deposit accounts or other funds maintained with a creditor depository institution, provided that no such deposit account is a dedicated cash collateral account or is

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subject to restrictions against access by the depositor in excess of those set forth by regulations promulgated by the Board and no such deposit account is intended by any Group Member to provide collateral to the depository institution to secure any Debt (other than pursuant to the Loan Documents); (f) zoning and land use requirements, easements, restrictions, servitudes, permits, conditions, covenants, rights-of-way, building codes, exceptions or reservations in any Property of any Group Member for the purpose of roads, pipelines, transmission lines, transportation lines, distribution lines for the removal of gas, oil, coal or other minerals or timber, and other like purposes, or for the joint or common use of real estate, rights of way, facilities and equipment, that do not secure any monetary obligations and which in the aggregate do not materially impair the use of such Property for the purposes of which such Property is held by any Group Member or materially impair the value of such Property subject thereto; (g) Liens on cash or securities pledged to secure performance of tenders, surety and appeal bonds, government contracts, performance and return of money bonds, bids, trade contracts, leases, statutory obligations, regulatory obligations and other obligations of a like nature incurred in the ordinary course of business and not in connection with the borrowing of money; (h) judgment and attachment Liens not giving rise to an Event of Default, provided that any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceeding may be initiated shall not have expired and no action to enforce such Lien has been commenced; (i) Liens (i) on cash advances in favor of the seller of any property to be acquired in an Investment permitted hereunder to be applied against the purchase price for such Investment, and (ii) consisting of an agreement to sell or otherwise dispose of any Property permitted hereunder, in each case, solely to the extent such Investment or disposition, as the case may be, would have been permitted on the date of the creation of such Lien; and (j) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto; provided, that Liens described in clauses (a) through (e) above shall remain “Excepted Liens” only for so long as no action to enforce such Lien has been commenced, and no intention to subordinate the first priority Lien otherwise granted in favor of the Administrative Agent and the Lenders is to be hereby implied or expressed by the permitted existence of such Excepted Liens.

“Excess Cash Flow” means, for any fiscal quarter:

(a) all cash revenues and cash receipts received by Parent, the Borrower or their Subsidiaries from any source during such fiscal quarter (other than (i) the Net Cash Proceeds from the issuance of Equity Interests or the proceeds of any incurrence of Debt permitted by Section 9.02, (ii) the Net Cash Proceeds of any Transfer of Oil and Gas Properties to which Proved Reserves are attributed (or the Equity Interests of any Subsidiary owning such Oil and Gas Properties) or the consensual termination, unwinding, cancellation or other disposition of, or an early termination event with respect to, any Swap Agreement (other than a Permitted Swap Termination), (iii) the Permitted Swap Termination Proceeds from any Permitted Swap Termination, (iv) funds belonging to or received for the credit of third parties, such as royalty, working interest or other interest owners, that are received for transfer or payment to such third parties and (v) insurance and condemnation proceeds that are used for repair or replacement of property useful for the development of Oil and Gas Properties), less

(b) actual cash payments by Parent, the Borrower and their Subsidiaries during such fiscal quarter for the following, without duplication:

(i) General & Administrative Expenses;

(ii) leasehold operating expenses in the ordinary course of business (including overhead allocations paid to unaffiliated operators in the ordinary course of business under joint operating agreements, ad valorem taxes, pipeline tariffs, premiums on operations related insurance and other field level or lease level costs for operations in respect of the Oil and Gas Properties, but excluding any Capital Expenditures) and the actual costs of gathering, processing, compressing, and

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transporting production from the wellhead to the point of sale (provided that all such costs are negotiated with, and paid to, third parties in arms-length transactions on terms that are reasonable in the area of operations for the quality and quantity of such production for the time period negotiated, at the time such prices are agreed);

(iii) unfinanced Capital Expenditures;

(iv)(A) interest expense, commitment and other fees in respect of Debt permitted by Section 9.02, (B) voluntary payments of principal in respect of Debt permitted by Section 9.02 to the extent that such Debt cannot be reborrowed and (to the extent applicable) is accompanied by a permanent reduction in commitments thereunder and (C) payments to counterparties under Swap Agreements;

(v) severance, ad valorem, or other direct taxes on properties owned by any Loan Party or the production therefrom or the proceeds of such production; and

(vi) federal and state income and franchise taxes (including gross receipts taxes); less

(c) to the extent that Excess Cash Flow for the immediately preceding fiscal quarter was less than zero, the absolute value of such negative Excess Cash Flow for such immediately preceding fiscal quarter.

“Excluded Account” means (a) each deposit account all or substantially all of the deposits in which consist of amounts utilized to fund payroll obligations of any Loan Party for the then-current pay period, employee benefit obligations of any Loan Party for the then-current pay period or tax obligations of any Loan Party that have accrued or that will accrue in the then-current calendar month and (b) any fiduciary, trust, suspense, escrow or third-party oil and gas royalty account in each case that is permitted to be incurred hereunder (including by Section 9.05), provided that in no event shall any of the principal operating accounts of any Loan Party constitute an Excluded Account.

“Excluded Swap Obligation” means, with respect to any Guarantor any Swap Obligation if, and to the extent that, all or a portion of the guarantee by such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Agreement (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation, or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason not to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the guarantee of (or grant of such security interest by, as applicable) such Guarantor becomes or would become effective with respect to such Swap Obligation.  If a Swap Obligation arises under a Master Agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to the swap for which such guarantee or security interest is or becomes illegal.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender, any Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower or any Guarantor hereunder or under any other Loan Document, (a) Taxes imposed on or measured by net income (however denominated), state franchise Taxes, and branch profits Taxes, in each case, (i) by the United States of America (or any political subdivision thereof) or such other jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment

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(other than pursuant to an assignment request by the Borrower under Section 5.05 or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 5.03, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to any such recipient’s failure to comply with Section 5.03(e), and (d) any United States federal withholding Tax that is imposed under FATCA.

“Executive Order” has the meaning assigned to such term in Section 7.26(a).

“Existing Credit Facilities” means the credit facilities of the Borrower and the Loan Parties pursuant to that certain Credit Agreement, dated as of May 14, 2015, by and among Morgan Stanley Energy Capital Inc., the lenders party thereto, the Borrower and the Parent.

“Facility” means the Commitments and the extensions of credit made thereunder.

“Fallaway Date” means the date on which the Borrower delivers the certificate required by Section 8.01(c) of the Term Credit Agreement for the fiscal quarter ending June 30, 2020 demonstrating compliance with Section 9.01 of the Term Credit Agreement for such fiscal quarter, without giving effect to any amendment of the Term Credit Agreement following the Fifth Amendment Effective Date.

“FATCA” means Sections 1471 through 1474 of the Code, as of the Effective Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code, any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to such intergovernmental agreement.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.

“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Fee Letter” means that certain second amended and restated fee letter dated as of April 20, 2018 among the Borrower and the Administrative Agent.

“Fifth Amendment Effective Date” means June 24, 2020.

“Financial Officer” means, for any Person, the Chief Executive Officer, Chief Financial Officer, Vice President of Finance, principal accounting officer, treasurer or controller of such Person.  Unless otherwise specified, all references herein to a Financial Officer means a Financial Officer of the Borrower.

“First Amendment” means the First Amendment to Credit Agreement dated as of July 31, 2018 by and among the Borrower, the Parent, the Lenders, party thereto, ABN AMRO Capital USA LLC, as “New Lender” and the Administrative Agent.  [First Amendment]

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“First Amendment Effective Date” means the date that all conditions to the effectiveness of the First Amendment have occurred.  [First Amendment]

“fiscal quarter” means each fiscal quarter ending on the last day of each March, June, September and December.

“fiscal year” means each fiscal year of the Borrower and its Subsidiaries for accounting and tax purposes, ending on December 31 of each year.

“Flood Insurance Regulations” means (a) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (b) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statute thereto, (c) the National Flood Insurance Reform Act of 1994 (amending 42 USC § 4001, et seq.), as the same may be amended or recodified from time to time, (d) the Flood Insurance Reform Act of 2004, and (e) the Biggert-Waters Flood Reform Act of 2012, and any regulations promulgated thereunder.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“Fourth Amendment Effective Date” means January 13, 2020.

“Fronting Exposure” means, at any time there is a Defaulting Lender, with respect to any Issuing Bank, such Defaulting Lender’s Applicable Percentage of the outstanding LC Exposures other than LC Exposures as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.

“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time subject to the terms and conditions set forth in Section 1.04.

“General & Administrative Expenses” means, in respect of any Person, all expenses that are or should be, in accordance with GAAP, recorded as general and administrative expenses on the income statement of the Person who paid such expenses; provided, that (a) for the purposes of the covenant set forth in Section 9.24(b), “General & Administrative Expenses” of the Borrower shall exclude (i) the reasonable expenses for any restructuring advisor hired by (A) the Loan Parties, the Administrative Agent or the Lenders in connection with any workout, restructuring or similar negotiations in respect of the Secured Obligations pursuant to Section 8.22 and (B) the Loan Parties, the Term Agent or the Term Lenders in connection with any workout, restructuring or similar negotiations in respect of the obligations under the Term Loan Documents pursuant to Section 8.22 of the Term Credit Agreement, (ii) the reasonable expenses for preparation of the July 1, 2020 Reserve Report by Netherland, Sewell & Associates, Inc., (iii) the reasonable expenses for any legal counsel hired by (A) the Loan Parties, the Administrative Agent or the Lenders in connection with any workout, restructuring or similar negotiations in respect of the Secured Obligations pursuant to Section 8.22 and (B) the Loan Parties, the Term Agent or the Term Lenders in connection with any workout, restructuring or similar negotiations in respect of the obligations under the Term Loan Documents pursuant to Section 8.22 of the Term Credit Agreement, (iv) severance payments (regardless of when offered or accepted) to former employees of the Borrower; provided, that the aggregate amount of such severance payments that may be excluded pursuant to this clause (iv) shall not exceed $375,000 for the period from the Fifth Amendment Effective Date through September 30, 2020, and (v) share-based compensation expenses; provided, that the aggregate amount of such share-based

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compensation expenses that may be excluded pursuant to this clause (v) shall not exceed $500,000 for the period from the Fifth Amendment Effective Date through September 30, 2020 and (b) for all purposes hereunder, “General & Administrative Expenses” of the Borrower in any fiscal quarter shall reflect adjustments for (i) SBA PPP Loan proceeds properly allocable as a credit to general and administrative expenses in such fiscal quarter and (ii) the amount of pro forma “run rate” cost savings and operating expense reductions that are reasonably identifiable and factually supportable and resulting from actions that were taken prior to the Fifth Amendment Effective Date (including employee terminations and furloughs, employee salary reductions, fee reductions for members of the board of directors of the Parent and associated cost reductions relating to contraction of the Borrower’s workforce), net of the amount of actual benefits realized during such fiscal quarter from such actions, in each case, calculated on a pro forma basis as though such cost savings or operating expense reductions were realized on the first day of such fiscal quarter for the entirety of such fiscal quarter; provided, that the aggregate amount of such adjustment in any fiscal quarter shall not exceed $300,000.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Governmental Requirement” means any law, statute, code, ordinance, order, determination, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, rules of common law, authorization or other directive or requirement, whether now or hereinafter in effect, of any Governmental Authority.

“Group Members” means the collective reference to Parent, the Borrower and their respective Subsidiaries.

“Guarantee and Collateral Agreement” means an agreement executed by the Loan Parties in substantially the form of Exhibit F-2, as the same may be amended, modified or supplemented from time to time.

“Guarantors” means Parent and each Material Subsidiary (as of the Effective Date and those that guarantee the Secured Obligations pursuant to Section 8.14(b)); provided, that, for purposes of clarity and to the extent constituting an Immaterial Subsidiary, Sundance Energy Australia Limited will not be a Guarantor following the Fourth Amendment Effective Date.

“Hazardous Material” means any substance regulated or as to which liability might arise under any applicable Environmental Law including:  (a) any chemical, compound, material, product, byproduct, substance or waste defined as or included in the definition or meaning of “hazardous substance,” “hazardous material,” “hazardous waste,” “solid waste,” “toxic waste,” “extremely hazardous substance,” “toxic substance,” “contaminant,” “pollutant,” or words of similar meaning or import found in any applicable Environmental Law; (b) Hydrocarbons, petroleum products, petroleum substances, natural gas, oil, oil and gas waste (including drilling fluids and any produced water), crude oil, and any components, fractions, or derivatives thereof; and (c) radioactive materials, explosives, asbestos or asbestos containing materials, polychlorinated biphenyls, radon, infectious materials or medical wastes.

“Highest Lawful Rate” means, with respect to each Lender, the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Notes or on other Secured Obligations under laws applicable to such Lender which are presently in

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effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws allow as of the date hereof.

“Hydrocarbon Interests” means all rights, titles, interests and estates now or hereafter acquired in and to oil and gas leases, oil, gas and mineral leases, or other liquid or gaseous hydrocarbon leases, mineral fee interests, overriding royalty and royalty interests, net profit interests and production payment interests, including any reserved or residual interests of whatever nature.

“Hydrocarbons” means oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all constituents, elements or compounds thereof and all products refined or separated therefrom.

“Immaterial Subsidiary” means any Subsidiary that is not a Material Subsidiary.

“Increase Effective Date” has the meaning set forth in Section 2.06(c).

“Increase Notice” has the meaning set forth in Section 2.06(c).

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a) above, Other Taxes.

“Indemnitee” has the meaning set forth in Section 12.03(b).

“Initial Reserve Report” means the Ryder Scott Company Petroleum Consultants, L.P. reserve report dated January 1, 2018.

“Intercompany Debt” means Debt among Loan Parties which is unsecured and subordinated in right of payment to the payment in full of all of the Secured Obligations in a manner and on terms and conditions reasonably satisfactory to Administrative Agent and is not held, assigned, transferred, negotiated or pledged to any Person other than a Loan Party.

“Intercreditor Agreement” means that certain intercreditor agreement of even date herewith among the Borrower, the Guarantors, the Administrative Agent, as Senior Representative, the Term Agent, as Second Priority Representative, as the same may be amended, modified, supplemented, restated, replaced or otherwise modified from time to time.

“Interest Payment Date” means, (a) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part, and, in the case of a Eurodollar Loan with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period and (b) with respect to any Base Rate Loan, the last Business Day of each March, June, September and December.

“Interest Period” means with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter; provided, that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (b) any Interest Period pertaining to a Eurodollar Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of

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the last calendar month of such Interest Period and (c) no Interest Period may have a term which would extend beyond the Maturity Date.  For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent continuation of such Borrowing.

“Interim Redetermination” means an Acquisition Interim Redetermination or a Standard Interim Redetermination.

“Investment” means, for any Person: (a) the acquisition (whether for cash, Property, services or securities or otherwise) of Equity Interests of any other Person (including any “short sale” or any sale of any securities at a time when such securities are not owned by the Person entering into such short sale); (b) the making of any deposit with, or advance, loan or capital contribution to, assumption of Debt of, purchase or other acquisition of any other Debt of or equity participation or interest in, or other extension of credit to, any other Person (including the purchase of Property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such Person, but excluding any such advance, loan or extension of credit having a term not exceeding ninety (90) days representing the purchase price of goods or services sold by such Person in the ordinary course of business); (c) the purchase or acquisition (in one or a series of transactions) of Property of another Person that constitutes a business unit; or (d) the entering into of any guarantee of, or other contingent obligation (including the deposit of any Equity Interests to be sold) with respect to, Debt or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person.

“Issuing Bank” means (a) TDNY, and (b) each Lender approved by the Administrative Agent and reasonably satisfactory to, or requested by, the Borrower that agrees to act as an issuer of Letters of Credit hereunder, in each case, in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.08(i).  Any Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by its Affiliates, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

“January 1 Reserve Report” has the meaning assigned to such term in Section 8.12(a).

“July 1, 2020 Reserve Report” has the meaning set forth in Section 8.12(a).

“LC Disbursement” means a payment made by an Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” means, at any time of determination, the sum of (a) the aggregate amount available to be drawn of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time.  The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

“LC Sublimit” at any time means twenty-five million dollars ($25,000,000.00).

“Lender Certificate” has the meaning set forth in Section 2.06(c).

“Lenders” means the Persons listed on Annex I and any Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

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“Letter of Credit” means any letter of credit issued pursuant to this Agreement, including, for purposes of clarity, those certain letters of credit issued by TDNY on or about December 21, 2019 in favor of the counterparties under the Transaction Support Agreement.

“Letter of Credit Agreements” means all letter of credit applications and other agreements (including any amendments, modifications or supplements thereto) submitted by the Borrower, or entered into by the Borrower, with an Issuing Bank relating to any Letter of Credit.

“LIBO Rate” means, with respect to any Eurodollar Loan for any Interest Period, the greater of (a) 0.00% and (b) the rate (rounded upwards, if necessary, to the next 1/100 of 1%) appearing on the applicable Bloomberg screen (or on any successor or substitute screen of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such screen of such service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to Dollar deposits in the London interbank market) at approximately 11:00 A.M., London time, two Business Days prior to the commencement of such Interest Period, as the rate for Dollar deposits with a maturity comparable to such Interest Period.  In the event that such rate is not available at such time for any reason, then the “LIBO Rate” with respect to such Eurodollar Loan for such Interest Period shall be the rate (rounded upwards, if necessary, to the next 1/100 of 1%) at which Dollar deposits of an amount comparable to such Eurodollar Loan and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent (or such other commercial bank reasonably selected by the Administrative Agent) in immediately available funds in the London interbank market at approximately 11:00 A.M., London time, two Business Days prior to the commencement of such Interest Period.

“Lien” means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including but not limited to (a) the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes or (b) production payments and the like payable out of Oil and Gas Properties.  The term “Lien” shall include easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations that burden Property to the extent they secure an obligation owed to a Person other than the owner of the Property. For the purposes of this Agreement, the Loan Parties shall be deemed to be the owner of any Property which they have acquired or hold subject to a conditional sale agreement, or leases under a financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person in a transaction intended to create a financing.

“Liquidity” means, as of any date of determination, the sum of (a) the Available Commitment on such date plus (b) the aggregate amount of Unrestricted Cash and Cash Equivalents of the Parent, the Borrower and their Subsidiaries at such date minus (c) the amount of any Borrowing Base Deficiency on such date.

“Loan Documents” means this Agreement, the Notes, the Letter of Credit Agreements, the Letters of Credit, the Security Instruments, the Intercreditor Agreement, the Fee Letter and any other agreement entered into, now or in the future, in connection with this Agreement, but for the avoidance of doubt, excluding Swap Agreements and Secured Cash Management Agreements.

“Loan Party” means the Borrower and each Guarantor.

“Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement.

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“Majority Lenders” means Lenders holding more than fifty percent (50%) of (i) the outstanding aggregate principal amount of Loans or participation interests in Letters of Credit (without regard to any sale by a Lender of a participation in any Loan under Section 12.04(c)) or (ii) the unused Commitments if no Loans or LC Exposure is outstanding; provided, that (x) at any time when there are three or more Lenders, the Majority Lenders shall also require the consent of at least two Lenders; provided further that the aggregate principal amount of the Commitments and aggregate Credit Exposures of the Defaulting Lenders (if any) shall be excluded from the determination of Majority Lenders.

“Market Capitalization” means, as of the end of any calendar month, the amount equal to the product of (a) the total number of then issued and outstanding shares of common Equity Interests of the Parent and (b) the arithmetic mean of the closing prices per share of such common Equity Interests on the principal securities exchange on which such common Equity Interests are traded for each trading day during such calendar month.

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, Property, assets, liabilities (actual or contingent), condition (financial or otherwise) of the Borrower and the other Loan Parties taken as a whole, (b) the ability of the Loan Parties to perform the obligations under the Loan Documents, (c) the validity or enforceability of any Loan Documents against the Loan Parties, or (d) the rights and remedies of or benefits available to the Administrative Agent, any other Agent, any Issuing Bank or any Lender under any Loan Document.

“Material Indebtedness” means Debt (other than the Loans and Letters of Credit), or obligations in respect of one or more Swap Agreements, of any one or more of any Loan Party in an aggregate principal amount exceeding $5,000,000.  For purposes of determining Material Indebtedness, the “principal amount” of the obligations of any Loan Party in respect of any Swap Agreement at any time shall be the Swap Termination Value.

“Material Subsidiary” means, at any date of determination, each Subsidiary of Parent or the Borrower whose Total Assets at the last day of the period for which financial statements have been delivered under Section 8.01(a) or (b) were equal to or greater than 5% of the Consolidated Total Assets of Parent and the Borrower and the Subsidiaries at such date; provided that if, at any time and from time to time after the Effective Date, Subsidiaries that are not Material Subsidiaries have, in the aggregate Total Assets at the last day of such test period equal to or greater than 10% of the Consolidated Total Assets of Parent and the Borrower and the Subsidiaries at such date determined in accordance with GAAP, then the Borrower shall, on the date on which financial statements for such quarter are delivered pursuant to this Agreement, designate in writing to the Administrative Agent one or more of such Subsidiaries as “Material Subsidiaries” such that, after giving effect to such designation, the aggregate Total Assets of the Subsidiaries that are not Material Subsidiaries do not exceed 10% of the Consolidated Total Assets of Parent and the Borrower and their Subsidiaries at such date.

“Maturity Date” means October 23, 2022.

“Maximum Credit Amount” means, as to each Lender, the amount set forth opposite such Lender’s name on Annex I under the caption “Maximum Credit Amounts”, as the same may be (a) reduced or terminated from time to time in connection with a reduction or termination of the Aggregate Maximum Credit Amounts pursuant to Section 2.06 or (b) modified from time to time pursuant to any assignment permitted by Section 12.04(b). As of the Effective Date, the Aggregate Maximum Credit Amounts of the Lenders are $500,000,000.

“Minimum Collateral Amount” means, at any time, (i) with respect to Cash Collateral consisting of cash or deposit account balances, an amount equal to 105% of the Fronting Exposure of all Issuing Banks

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with respect to Letters of Credit issued and outstanding at such time and (ii) if the Borrower agrees to deliver Cash Collateral consisting of Property other than cash or deposit account balances, an amount determined by the relevant Issuing Bank in its sole discretion.

“Money Laundering Law” means any law governing conduct or acts designed in whole or in part to conceal or disguise the nature, location, source, ownership or control of money (including currency or equivalents, e.g., checks, electronic transfers, etc.) to avoid a transaction reporting requirement under state or federal law or to disguise the fact that the money was acquired by illegal means.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto that is a nationally recognized rating agency.

“Mortgage” means each of the mortgages or deeds of trust executed by any one or more Loan Parties for the benefit of the Secured Parties as security for the Secured Obligations, together with any assumptions or assignments of the obligations thereunder by any Loan Party, and “Mortgages” shall mean all of such Mortgages collectively.

“Mortgaged Property” means any Property owned by any Loan Party which is subject to the Liens existing and to exist under the terms of the Security Instruments.

“Multiemployer Plan” means a multiemployer plan, as defined in section 3(37) or 4001(a)(3) of ERISA, that is subject to Title IV of ERISA and to which the Borrower, a Subsidiary or an ERISA Affiliate is making or accruing an obligation to make contributions or was obligated to make contributions within the last six (6) years.

“Net Cash Proceeds” means (a) in the case of any Transfer or consensual termination, unwinding, cancellation or other disposition of, or early termination event with respect to, a Swap Agreement, other than any Permitted Swap Termination, the amount equal to the gross cash proceeds received by the Borrower or any Subsidiary from such Transfer or termination less each of the following (without duplication): (i) commissions, legal, accounting and other professional fees and expenses, Taxes paid (or reasonably estimated to be payable) during the year that such Transfer occurred or the next succeeding year in connection with such Transfer (after taking into account any available tax credits or deductions and any tax sharing arrangements), and other usual and customary transaction costs, including, without limitation, indemnification and other post-closing obligations and reserves related to any such Transfer or termination, in each case only to the extent paid or payable by a Loan Party in cash and related to such Transfer or termination, respectively and (ii) all amounts paid for the termination of Swap Agreements required as a result of such Transfer; and (b) in connection with any issuance of any Equity Interests, the gross cash proceeds received from such issuance net of attorneys’ fees, investment banking fees, accountants’ fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith.

“New Borrowing Base Notice” has the meaning assigned to such term in Section 2.07(d).

“New Debt” has the meaning assigned to such term in the definition of “Permitted Refinancing Debt”.

“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (i) requires the approval of all or all affected Lenders in accordance with the terms of Section 12.02 and (ii) has been approved by the Majority Lenders or the Required Lenders, as applicable.

“Non-U.S. Lender” means a Lender, with respect to the Borrower, that is not a U.S. Person.

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“Notes” means the promissory notes, if any, of the Borrower described in Section 2.02(d) and being substantially in the form of Exhibit A, together with all amendments, modifications, replacements, extensions and rearrangements thereof.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Oil and Gas Properties” means (a) Hydrocarbon Interests; (b) the Properties now or hereafter pooled or unitized with Hydrocarbon Interests; (c) all presently existing or future unitization agreements, pooling agreements and declarations of pooled units and the units created thereby (including all units created under orders, regulations and rules of any Governmental Authority) which may affect all or any portion of the Hydrocarbon Interests; (d) all operating agreements, contracts and other agreements, including production sharing contracts and agreements, which relate to any of the Hydrocarbon Interests or the production, sale, transportation, purchase, exchange or processing of Hydrocarbons from or attributable to such Hydrocarbon Interests; (e) all Hydrocarbons in and under and which may be produced and saved or attributable to the Hydrocarbon Interests, including all oil in tanks, and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to the Hydrocarbon Interests; (f) all tenements, hereditaments, appurtenances and Properties in any manner appertaining, belonging, affixed or incidental to the Hydrocarbon Interests and (g) all Properties, rights, titles, interests and estates described or referred to above, including any and all Property, real or personal, now owned or hereafter acquired and situated upon, used, held for use or useful in connection with the operating, working or development of any of such Hydrocarbon Interests or Property (excluding drilling rigs, automotive equipment, rental equipment or other personal Property which may be on such premises for the purpose of drilling a well or for other similar temporary uses) and including any and all oil wells, gas wells, injection wells or other wells, buildings, structures, fuel separators, liquid extraction plants, plant compressors, pumps, pumping units, field gathering systems, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, surface leases, rights-of-way, easements and servitudes together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing. Unless otherwise qualified, all references to a “Oil and Gas Property” or to “Oil and Gas Properties” in this Agreement shall refer to the Oil and Gas Properties of the Loan Parties.

“Organizational Documents” means (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to such corporation’s jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Connection Taxes” means with respect to any Credit Party, Taxes imposed as a result of a present or former connection between such Credit Party and the jurisdiction imposing such Tax (other than connections arising from such Credit Party having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to, or enforced, any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance,

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enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 5.05).

“Parent” has the meaning set forth in the preamble hereto.

“Participant” has the meaning assigned to such term in Section 12.04(c).

“Participant Register” has the meaning assigned to such term in Section 12.04(c).

“Patriot Act” has the meaning assigned to such term in Section 12.16.

“Payment in Full” has the meaning assigned to such term in Section 12.18(a).

“PBGC” means the Pension Benefit Guaranty Corporation as defined in Title IV of ERISA, or any successor thereto.

“Permitted Refinancing Debt” means Debt (for purposes of this definition, “New Debt”) incurred in exchange for, or proceeds of which are used to refinance, all of any other Debt (the “Refinanced Debt”); provided that (a) such New Debt is in an aggregate principal amount not in excess of the sum of (i) the aggregate principal amount then outstanding of the Refinanced Debt (or, if the Refinanced Debt is exchanged or acquired for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, such lesser amount) and (ii) an amount necessary to pay any fees and expenses, including premiums, related to such exchange or refinancing; (b) such New Debt has a stated maturity no earlier than the stated maturity of the Refinanced Debt and a weighted average life no shorter than the weighted average life of the Refinanced Debt; (c) such New Debt does not have compensatory economics (including, without limitation, stated interest rate, payment-in-kind interest rates, interest rate floors, make-whole payments, original issue discount, premiums, fees and other similar components of interest or yield) in excess of the same of the Refinanced Debt; (d) such New Debt does not contain any covenants which, taken as a whole, are more onerous to Parent, the Borrower and their Subsidiaries than those imposed by the Refinanced Debt; (e) if such Refinanced Debt was subordinated, such New Debt (and any guarantees thereof) is subordinated in right of payment to the Secured Obligations to at least the same extent as the Refinanced Debt and is otherwise subordinated on terms reasonably satisfactory to the Administrative Agent; and (f) if such Refinanced Debt is the Term Debt, such New Debt is subject to the Intercreditor Agreement or any replacement thereof acceptable to the Majority Lenders.

“Permitted Swap Termination” means the consensual termination, unwinding, cancellation or other disposition of, or an early termination event with respect to,  Swap Agreements having notional volumes in excess of 85% of the reasonably projected production (as reflected in the most recently delivered Reserve Report) from the Proved Reserves classified as “Developed Producing Reserves” attributable to the Oil and Gas Properties of the Loan Parties for each of crude oil and natural gas, calculated separately, for each month during the period commencing on the month of such termination, unwinding, cancellation or other disposition, or early termination event, and ending 24 months later.

“Permitted Swap Termination Proceeds” means, in the case of any Permitted Swap Termination, 90% of the amount equal to (a) the gross cash proceeds received by the Borrower or any Subsidiary from such Permitted Swap Termination less (b) commissions, legal, accounting and other professional fees and expenses, Taxes paid (or reasonably estimated to be payable) during the year that such Permitted Swap Termination occurred (after taking into account any available tax credits or deductions and any tax sharing arrangements), and other usual and customary transaction costs.

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“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Petroleum Industry Standards” means the Definitions for Oil and Gas Reserves promulgated by the Society of Petroleum Engineers (or any generally recognized successor) as in effect at the time in question.

“Plan” means any employee pension benefit plan, as defined in section 3(2) of ERISA but excluding any Multiemployer Plan, which (a) is currently or hereafter sponsored, maintained or contributed to by the Borrower, a Subsidiary or an ERISA Affiliate or (b) was at any time during the six calendar years preceding the date hereof, sponsored, maintained or contributed to by the Borrower or a Subsidiary or an ERISA Affiliate.

“Plan Asset Regulations” means 29 C.F.R. § 2510.3-101 et seq., as modified by Section 3(42) of ERISA, as amended from time to time.

“Prime Rate” means, on any day, the rate of interest per annum then most recently established by TD as its “prime rate”. The “prime rate” is a rate set by TD based upon various factors including TD’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by TD shall take effect at the opening of business on the day specified in the public announcement of such change.

“Prohibited Transaction” has the meaning assigned to such term in Section 406 of ERISA and Section 4975(c) of the Code.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including cash, securities, accounts and contract rights.

“Proposed Borrowing Base” has the meaning assigned to such term in Section 2.07(c)(i).

“Proposed Borrowing Base Notice” has the meaning assigned to such term in Section 2.07(c)(ii).

“Proved Reserves” means oil and gas reserves that, in accordance with Petroleum Industry Standards, are classified as both “Proved Reserves” and one of the following: (a) “Developed Producing Reserves”, (b) “Developed Non-Producing Reserves” or (c) “Undeveloped Reserves”.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Loan Party that has total assets exceeding $10,000,000 at the time the relevant guaranty agreement or the grant of the relevant Lien becomes effective with respect to such Swap Obligation or such other Person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1(a)(18)(A)(v)(ii) of the Commodity Exchange Act.

“RCRA” has the meaning assigned to such term within the definition of “Environmental Laws.”

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“Redemption” means with respect to any Debt, the repurchase, redemption, prepayment, repayment, defeasance or any other acquisition or retirement for value (or the segregation of funds with respect to any of the foregoing) of such Debt.  “Redeem” has the correlative meaning thereto.

“Redetermination Date” means, with respect to any Scheduled Redetermination or any Interim Redetermination, the date that the redetermined Borrowing Base related thereto becomes effective pursuant to Section 2.07(d).

“Refinanced Debt” has the meaning assigned to such term in the definition of “Permitted Refinancing Debt”.

“Register” has the meaning assigned to such term in Section 12.04(b)(v).

“Regulation D” means Regulation D of the Board, as the same may be amended, supplemented or replaced from time to time.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives (including attorneys, accountants and experts) of such Person and such Person’s Affiliates.

“Release” means any depositing, spilling, leaking, pumping, pouring, placing, emitting, discarding, abandoning, emptying, discharging, migrating, injecting, escaping, leaching, dumping, or disposing.

“Remedial Work” has the meaning assigned to such term in Section 8.10(a).

“Removal Effective Date” has the meaning specified in Section 11.06(b).

“Reportable Event” means any of the events described in Section 4043(c) of ERISA or the regulations thereunder other than a Reportable Event as to which the provision of 30 days’ notice to the PBGC is waived under applicable regulations.

“Required Consolidated Cash Balance Prepayment Amount” means, with respect to any repayment of the Loans required by Section 3.04(d), an amount equal to the excess of the Consolidated Cash Balance as of the end of the calendar month then-ending over the Consolidated Cash Balance Threshold.

“Required ECF Prepayment Amount” means, with respect to any repayment of the Loans required by Section 3.04(e), an amount equal to the lesser of (a) 50% of Excess Cash Flow for the quarter then-ending and (b) the amount of Excess Cash Flow for the quarter then-ending that, when utilized to repay Total Debt, reduces Total Debt such that after giving effect to such repayment or repayments the ratio of Total Debt to ECF EBITDAX is less than 1.50 to 1.00; provided that in each case if such amount does not equal a multiple of $5,000, such amount shall be increased to the nearest multiple of $5,000 that is greater than such amount.

“Required Hedges” means Swap Agreements entered into by the Borrower at prices reasonably acceptable to the Administrative Agent on not less than (a) 70% of the reasonably projected production from the Proved Reserves classified as “Developed Producing Reserves” attributable to any Oil and Gas Properties of the Loan Parties for each of crude oil and natural gas, calculated separately, through April 2023 as reflected in the Initial Reserve Report and (b) 50% of the reasonably projected production from the Proved Reserves classified as “Developed Producing Reserves” attributable to any Oil and Gas Properties of the Loan Parties for each of crude oil and natural gas, calculated separately, for a rolling 36 months period thereafter as reflected in the most recently delivered Reserve Report. Notwithstanding the foregoing,

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if the Borrower and the Required Lenders agree in writing (including by email), then the Required Hedges may instead be Swap Agreements entered into by the Borrower on a percentage of projected production from the Oil and Gas Properties of the Loan Parties for each of crude oil and natural gas, calculated separately, on terms and conditions (including pricing, percentages, notional volumes, the projections upon which such percentages and notional volumes are based, tenor and other terms and conditions) that are reasonably acceptable to the Required Lenders and agreed to by the Borrower.

“Required Lenders” means, at any time while no Loans or LC Exposure is outstanding, Lenders having at least sixty-six and two thirds percent (66-2/3%) of the Commitments; and at any time while any Loans or LC Exposure is outstanding, Lenders holding at least sixty-six and two thirds percent (66-2/3%) of the outstanding aggregate principal amount of the Loans or participation interests in Letters of Credit (without regard to any sale by a Lender of a participation in any Loan under Section 12.04(c)); provided, that (x) at any time when there are three or more Lenders, the Required  Lenders shall also require the consent of at least two Lenders; provided, that (x) at any time when there are three or more Lenders, the Required  Lenders shall also require the consent of at least two Lenders; provided further that the Commitments and participation interests in Letters of Credit of the Defaulting Lenders (if any) shall be excluded from the determination of Required Lenders.

“Reserve Report” means a report, in form and substance reasonably satisfactory to the Administrative Agent, setting forth, as of the dates set forth in Section 8.12(a) (or such other date in the event of an Interim Redetermination), the Proved Reserves attributable to the Oil and Gas Properties of the Borrower and the other Loan Parties located in the United States of America (which, for the avoidance of doubt, shall be net of any third party interest in such Oil and Gas Properties pursuant to any agreement described in clause (d) of the definition of “Excepted Liens”), together with a projection of the rate of production and future net income, taxes, operating expenses and capital expenditures with respect thereto as of such date, based upon economic assumptions consistent with the Administrative Agent’s lending requirements at the time.

“Reserve Report Certificate” has the meaning set forth in Section 8.12(c).

“Responsible Officer” means, as to any Person, the Chief Executive Officer, the President, any Financial Officer or any Vice President of such Person.  Unless otherwise specified, all references to a Responsible Officer herein shall mean a Responsible Officer of the Borrower.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other Property) with respect to any Equity Interests in any Person, or any payment (whether in cash, securities or other Property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, conversion, cancellation or termination of any such Equity Interests.

“S&P” means Standard & Poor’s Ratings Group, a division of The McGraw-Hill Companies, Inc., and any successor thereto that is a nationally recognized rating agency.

“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (as of the Effective Date, Crimea, Cuba, Iran, North Korea, Sudan and Syria).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State or by the United Nations Security Council, the European Union, any European Union member state or Her Majesty’s Treasury of the United Kingdom, or other relevant sanctions authority, (b) any Person operating, organized or resident in a Sanctioned Country, or (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b).

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“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, the United Nations Security Council, the European Union, any European Union member state, Her Majesty’s Treasury or other relevant sanctions authority.

“SBA” means the U.S. Small Business Administration.

“SBA PPP Loan” means a loan incurred by the Borrower under 15 U.S.C. 636(a)(36) (as added to the Small Business Act by Section 1102 of the CARES Act) in the principal amount of $1,912,200.

“SBA PPP Loan Date” means the date on which the Borrower receives the proceeds of the SBA PPP Loan.

“Scheduled Redetermination” has the meaning assigned to such term in Section 2.07(b).

“Scheduled Redetermination Date” means the date on which a Borrowing Base that has been redetermined pursuant to a Scheduled Redetermination becomes effective as provided in Section 2.07(d).

“SEC” means the Securities and Exchange Commission or any successor Governmental Authority.

“Secured Cash Management Agreement” means an agreement related to Cash Management Services between (x) any Loan Party and (y) a Secured Cash Management Provider.

“Secured Cash Management Provider” means, with respect to any agreement related to Cash Management Services, (a) a Lender or an Affiliate of a Lender, (b) the Administrative Agent or an Affiliate of the Administrative Agent or (c) any other counterparty reasonably acceptable to the Administrative Agent who is the counterparty to any such Cash Management Agreement.

“Secured Obligations” means any and all amounts owing or to be owing by any Loan Party (x) to the Administrative Agent, any Issuing Bank or any Lender under any Loan Document, (y) to any Secured Swap Provider or Secured Cash Management Provider and (z) all renewals, extensions and/or rearrangements of any of the foregoing, in each case, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising (including interest accruing after the maturity of the Loans and LC Disbursements and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding); provided that the definition of “Secured Obligations” shall not create or include any guarantee by any Loan Party of (or grant of a security interest by any Loan Party to support, as applicable) any Excluded Swap Obligations of such Loan Party for purposes of determining any obligations of any Loan Party.

“Secured Parties” means, collectively, the Administrative Agent, each Lender, each Issuing Bank, each Secured Cash Management Provider, each Secured Swap Provider, each Indemnitee, each other Agent, and any other Person owed Secured Obligations and “Secured Party” means any of them individually.

“Secured Swap Agreement” means a Swap Agreement between (x) any Loan Party and (y) a Secured Swap Provider.

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“Secured Swap Provider” means, with respect to any Swap Agreement, (a) a Lender or an Affiliate of a Lender who is the counterparty to any such Swap Agreement with a Loan Party, or (b) any Person who was a Lender or an Affiliate of a Lender at the time when such Person entered into any such Swap Agreement who is a counterparty to any such Swap Agreement with a Loan Party.  [First Amendment]

“Securities Act” means the Securities Act of 1933.

“Security Instruments” means the Guarantee and Collateral Agreement, mortgages, deeds of trust and other agreements, instruments or certificates described or referred to in Exhibit F-1, and any and all other agreements, instruments, consents or certificates now or hereafter executed and delivered by the Borrower, the other Loan Parties or any other Person (other than Swap Agreements with Secured Swap Providers or participation or similar agreements between any Lender and any other lender or creditor with respect to any Secured Obligations pursuant to this Agreement) in connection with, or as security for the payment or performance of the Secured Obligations, the Notes, this Agreement, or reimbursement obligations under the Letters of Credit, as such agreements may be amended, modified, supplemented or restated from time to time.

“Small Business Act” means the Small Business Act (15 U.S. Code Chapter 14A – Aid to Small Business).

“Specified Additional Debt” means any unsecured senior or unsecured senior subordinated Debt of the Borrower and any refinancing of such Debt; provided that to continue to constitute “Specified Additional Debt” following a refinancing thereof, any such Debt may be refinanced only to the extent that the aggregate principal amount of such refinancing Debt does not result in an increase in the principal amount thereof plus amounts to fund any original issue discount or upfront fees relating thereto plus amounts to fund accrued interest, fees, expenses and premiums (including make whole and prepayment premiums).

“Specified Gathering Contract” means the agreement that was delivered to the Administrative Agent and the Lenders on the Fifth Amendment Effective Date.

“Standard Interim Redetermination” has the meaning assigned such term in Section 2.07(b).

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject, with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board).  Such reserve percentages shall include those imposed pursuant to such Regulation D.  Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation.  The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Subsidiary” means as to any Person, a corporation, partnership, limited liability company or other entity of which more than 50% of whose shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) are at the time owned, directly or indirectly through one or more intermediaries, or both, by such Person.  Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a direct or indirect Subsidiary or Subsidiaries of Parent.

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“Swap Agreement” means any agreement with respect to any swap, cap, collar, forward, floor, future or derivative transaction or option (including any put or similar contract) or similar agreement, whether exchange traded, “over-the-counter” or otherwise, involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions (including any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act); provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of any Loan Party shall be a Swap Agreement.

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Swap PV” means, with respect to any Swap Agreement in respect of commodities, the present value, discounted at 9% per annum, of the future receipts expected to be paid to the Borrower or any other Loan Party under such Swap Agreement based upon the Administrative Agent’s bank price deck for each of oil, natural gas and other Hydrocarbons, as applicable; provided, that the “Swap PV” shall never be less than $0.00.

“Swap Termination Value” means, in respect of any one or more Swap Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Agreements, (a) for any date on or after the date such Swap Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s) and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Agreements, as determined by the counterparties to such Swap Agreements.

“Synthetic Leases” means, in respect of any Person, all leases which shall have been, or should have been, in accordance with GAAP, treated as operating leases on the financial statements of the Person liable (whether contingently or otherwise) for the payment of rent thereunder and which were properly treated as indebtedness for borrowed money for purposes of U.S. federal income taxes, if the lessee in respect thereof is obligated to either purchase for an amount in excess of, or pay upon early termination an amount in excess of, 80% of the residual value of the Property subject to such operating lease upon expiration or early termination of such lease.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

“Term Agent” means Morgan Stanley Capital Administrators Inc., in its capacity as the Administrative Agent together with its successors in such capacity under the Term Credit Agreement or any replacement thereunder or under any Permitted Refinancing Debt thereunder.

“Term Credit Agreement” means that certain Amended and Restated Term Loan Credit Agreement dated as of the date hereof among the Parent, the Borrower, the Term Agent and the Term Lenders party thereto (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time).

“Term Debt” has the meaning assigned to the term “Secured Obligations” under the Term Credit Agreement or any similar term under any Permitted Refinancing Debt in respect thereof.

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“Term Lenders” has the meaning assigned to the term “Lenders” under the Term Credit Agreement or any similar term under any Permitted Refinancing Debt in respect thereof.

“Term Loan Documents” has the meaning assigned to the term “Loan Documents” under the Term Credit Agreement or any similar term under any Permitted Refinancing Debt in respect thereof.

“Termination Date” means the earlier of the Maturity Date and the date of termination of the Commitments.

“Total Assets” means, as of any date of determination with respect to any Person, the amount that would, in conformity with GAAP, be set forth opposite the caption “total assets” (or any like caption) on a balance sheet of such Person at such date.

“Total Debt” means, at any date, all Debt of Parent, the Borrower and their Subsidiaries on a consolidated basis, other than intercompany Debt.

“Total Proved PV-9” means, as of any date of determination thereof with respect to the Oil and Gas Properties described in the then most recent Reserve Report delivered to the Administrative Agent pursuant to Section 8.12(a), Section 8.12(b) or otherwise, the net present value, discounted at nine percent (9%) per annum, of the future net revenues expected to accrue to the Loan Parties’ collective interest in such Oil and Gas Properties from the date of such determination during the remaining expected economic lives of such Oil and Gas Properties.  Each calculation of such expected future net revenues shall be made in accordance with SEC guidelines for reporting proved oil and gas reserves, provided that in any event (a) appropriate deductions shall be made for severance and ad valorem taxes, and for operating, gathering, transportation and marketing costs required for the production and sale of such Oil and Gas Properties, (b) the pricing assumptions used in determining Total Proved PV-9 for any Oil and Gas Properties shall be based upon the Strip Price, adjusted for local basis differentials or premiums and transportation costs and to reflect the Loan Parties’ Swap Agreements then in effect, in each case as determined in the Administrative Agent’s reasonable discretion and (c) the cash-flows derived from the pricing assumptions set forth in clause (b) shall be further adjusted to account for the historical basis differential in a manner reasonably acceptable to the Administrative Agent; provided however, that for purposes of this calculation, no more than 40% of the Total Proved PV-9 shall be attributable to Oil and Gas Properties described in the Reserve Report that constitute Proved Reserves classified as “Developed Non-Producing Reserves” and “Undeveloped Reserves”.  The amount of Total Proved PV-9 at any time shall be calculated on a pro forma basis as of the date of any calculation thereof for (i) production and depletion during the period from the “as of” date of the Reserve Report through the date of determination and (ii) dispositions and acquisitions of Oil and Gas Properties with fair market value or consideration in excess of five percent (5%) of the then effective Borrowing Base consummated by the Loan Parties since the date of the Reserve Report most recently delivered hereto; provided that, (A) in the case of any such acquisition, the Administrative Agent shall have received a Reserve Report evaluating the Proved Reserves attributable to the Oil and Gas Properties subject thereto and (B) that at the Borrower’s sole discretion, the amount of Total Proved PV-9 at any time may be calculated on a pro forma basis as of the date of any calculation thereof for acquisition or dispositions with aggregate fair market value or consideration, as applicable, of less than five percent (5%) of the then effective Borrowing Base if, in the case of any such acquisition, the Administrative Agent shall have received a Reserve Report evaluating the Proved Reserves attributable to the Oil and Gas Properties subject thereto.  As used herein, “Strip Price” shall mean as of any date of determination, the forward month prices as of the last Business Day of the fiscal year or fiscal quarter of the Parent immediately preceding such date of determination for the most comparable hydrocarbon commodity applicable to such future production month for a four-year period (or such shorter period if forward month prices are not quoted for a reasonably comparable hydrocarbon commodity for the full four year period), with such price held flat for each subsequent year based on the average forward month price for each of the twelve months in such fourth

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year, as such prices are quoted on the NYMEX (or its successor) as of the date of determination, without future escalation; provided that with respect to estimated future production for which prices are defined, within the meaning of SEC guidelines, by contractual arrangements excluding escalations based upon future conditions, then such contract prices shall be applied to future production subject to such arrangements.

“Transaction Support Agreement” means that certain Transaction Support Agreement, dated as of even date herewith, among Borrower, Pioneer Natural Resources Company, a Delaware corporation, Newpek, LLC, a Delaware limited liability company, and Reliance Holding USA, Inc., a Delaware corporation.

“Transactions” means, (I) with respect to (a) the Borrower, the execution, delivery and performance by the Borrower of this Agreement, each other Loan Document to which it is a party, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder, the Borrower’s grant of the security interests and provision of collateral under the Security Instruments and Borrower’s grant of Liens on Mortgaged Properties (if applicable) and other Properties pursuant to the Security Instruments and (b) each other Loan Party, the execution, delivery and performance by such Loan Party of each Loan Document to which it is a party, the guaranteeing of the Secured Obligations and the other obligations under the Guarantee and Collateral Agreement by such Loan Party and such Loan Party’s grant of the security interests and provision of collateral under the Security Instruments, and the grant of Liens by such Guarantor on Mortgaged Properties (if applicable) and other Properties pursuant to the Security Instruments and (II) the Acquisition pursuant to the terms of the Acquisition PSA.

“Transfer” has the meaning set forth in Section 9.11.

“TSA Bonds” means the Performance Bonds issued on behalf of Borrower in favor of Pioneer Natural Resources Company, a Delaware corporation, Newpek, LLC, a Delaware limited liability company, or Reliance Holding USA, Inc., a Delaware corporation, under and in accordance with the Transaction Support Agreement.

“TSA Indemnity Agreements” means any indemnity agreements entered into by any Loan Party in favor of Philadelphia Indemnity Insurance Company, as surety, in respect of the TSA Bonds.

“Type” means, with respect to a Loan, its character as a Base Rate Loan or a Eurodollar Loan.

“Unpaid Obligation Period” means, as of the end of any calendar month, (a) to the extent the Borrower is permitted to borrow more than $0 hereunder on such date, five (5) Business Days, and (b) otherwise, thirty (30) days.

“Unrestricted Cash” means cash and Cash Equivalents of the Parent, the Borrower and their Subsidiaries that would not appear as “restricted” on a consolidated balance sheet of the Parent, Borrower and their Subsidiaries.

“U.S. Person” means a Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 5.03(g)(ii)(B)(3).

“Vitol Prepayment Contract” means that certain purchase contract (contract no. 3131601), dated as of July 31, 2017, pursuant to which the Borrower, as seller, has agreed to sell certain volumes of crude oil

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to Vitol, Inc., Crude Oil Marketing Division, USA, as buyer, together with that certain Prepayment Addendum to Purchase Contract dated of even date.

“Vitol Prepayments” has the meaning set forth in Section 7.23.

“Withholding Agent” means any Loan Party or the Administrative Agent.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

Section 1.03       Terms Generally; Rules of Construction.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, and the word “or” is not exclusive.  The word “will” shall be construed to have the same meaning and effect as the word “shall”. The use of the words “repay” and “prepay”, and the words “repayment” and “prepayment” herein shall each have identical meanings hereunder. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument, certificate, organizational document or other document as from time to time amended, supplemented, restated or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth in the Loan Documents), (b) any reference herein to any law shall be construed as referring to such law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time, (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to the restrictions contained in the Loan Documents), (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) with respect to the determination of any time period, the word “from” means “from and including” and the word “to” and “until” means “to but excluding” and the word “through” means “to and including” and (f) any reference herein to Articles, Sections, Annexes, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Annexes, Exhibits and Schedules to, this Agreement.  No provision of this Agreement or any other Loan Document shall be interpreted or construed against any Person solely because such Person or its legal representative drafted such provision.

Section 1.04       Accounting Terms and Determinations; GAAP.  Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all financial statements and certificates and reports as to financial matters required to be furnished to the Administrative Agent or the Lenders hereunder shall be prepared, in accordance with GAAP, applied on a basis consistent with the financial statements delivered under Section 8.01 for the fiscal year ending December 31, 2019, except for changes in which Parent’s independent certified public accountants concur and which are disclosed to the Administrative Agent on the next date on which financial statements are required to be delivered to the Lenders pursuant to Section 8.01(a); provided that, unless the Borrower and the Majority Lenders shall otherwise agree in writing, no such change shall modify or affect the manner in which compliance with the covenants contained herein is computed such that all such computations shall be conducted utilizing financial information presented consistently with prior periods.

Section 1.05      Timing of Payment or Performance. If the day specified in this Agreement for giving any notice, the payment of any obligation, performing any covenant, duty or obligation, or taking any action is not a Business Day (or if the period during which any notice is required to be given, payment

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to be made, any covenant, duty or obligation is required to be performed, or any action is required to be taken expires on a day that is not a Business Day), then the date for giving such notice, making such payment, performing such covenant, duty or obligation, or taking such action (and the expiration date of such period during which notice is required to be given, any covenant, duty or obligation is required to be performed, or any action is required to be taken) shall be the next day that is a Business Day.

ARTICLE II

THE CREDITS

Section 2.01      Commitments.  Subject to the terms and conditions set forth herein, each Lender agrees to make revolving credit loans to the Borrower during the Availability Period in an aggregate principal amount that will not result in (i) such Lender’s Credit Exposure exceeding such Lender’s Commitment or (ii) the total Credit Exposures exceeding the total Commitments.  Within the foregoing limits and subject to the terms and conditions set forth herein, including, without limitation, Section 3.04, the Borrower may borrow, repay and reborrow the Loans.

Section 2.02       Loans and Borrowings.

(a)         Borrowings; Several Obligations.  Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their respective Commitments.  The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b)         Eurodollar Loans.  Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

(c)         Minimum Amounts; Limitation on Number of Borrowings.  At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing under the Commitments shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $500,000.  There shall not at any time be more than a total of seven (7) Eurodollar Borrowings outstanding.  Base Rate Loans shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $500,000. Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to continue, any Eurodollar Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

(d)         Notes.  If requested by a Lender, the Loans made by such Lender shall each be evidenced by a single Note of the Borrower, dated, in the case of (i) any Lender party hereto as of the date of this Agreement, as of the date of this Agreement, (ii) any Lender that becomes a party hereto in connection with an increase in the Aggregate Elected Commitments pursuant to Section 2.06(c) or (iii) any Lender that becomes a party hereto pursuant to an Assignment and Assumption, as of the effective date of the Assignment and Assumption, payable to such Lender in a principal amount equal to its Maximum Credit Amount as in effect on such date, and otherwise duly completed.  Upon request from a Lender and upon the return of the Note issued to it, or in the case of any loss, theft or destruction of any such Note, a lost note affidavit in customary form, in the event that any such Lender’s Maximum Credit Amount increases or decreases for any reason (whether pursuant to Section 2.06, Section 12.04(b) or otherwise), the Borrower shall deliver or cause to be delivered on the effective date of such increase or decrease, a new Note payable to such Lender in a principal amount equal to its Maximum Credit Amount after giving effect to such

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increase or decrease, and otherwise duly completed.  The date, amount, interest rate and, if applicable, Interest Period of each Loan made by such Lender, and all payments made on account of the principal thereof, shall be recorded by such Lender on its books for its Note, and, prior to any transfer, may be recorded by such Lender on a schedule attached to such Note or any continuation thereof or on any separate record maintained by such Lender.  Failure to make any such notation or to attach a schedule shall not affect any Lender’s or the Borrower’s rights or obligations in respect of such Loans or affect the validity of such transfer by any Lender of its Note.  Upon request of the Borrower, promptly following Payment in Full, each Lender shall return to the Borrower any Note issued to it, or in the case of any loss, theft or destruction of any such Note, a lost note affidavit in customary form.

Section 2.03      Requests for Borrowings.  To request a Borrowing or any conversion or continuation of any Borrowing, the Borrower shall notify the Administrative Agent of such request in writing or other electronic communication acceptable to the Administrative Agent, not later than 12:00 noon, New York City time, at least (a) three (3) Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurodollar Loans or of any conversion of Eurodollar Loans to Base Rate Loans and (b) one (1) Business Day prior to the requested date of any Borrowing of Base Rate Loans; provided that, in each case, no such notice shall be required for any deemed request of a Borrowing to finance the reimbursement of an LC Disbursement as provided in Section 2.08(e).  Each such Borrowing Request shall be irrevocable and shall be a written Borrowing Request in substantially the form of Exhibit B and signed by the Borrower.  Each such Borrowing Request shall specify the following information in compliance with Section 2.02:

(i)          whether the Borrower is requesting a Borrowing, a conversion of Loans from one Type of Loan to the other, or a continuation of Eurodollar Loans;

(ii)         the principal amount of Loans to be borrowed, converted or continued;

(iii)       the Type of Loans to be borrowed or to which existing Loans are to be converted;

(iv)        the date of such Borrowing, conversion or continuation, as the case may be, which shall be a Business Day;

(v)         if applicable, the duration of the Interest Period with respect thereto;

(vi)       the amount of the then effective Borrowing Base and the then effective Aggregate Elected Commitments, the current total Credit Exposures (without regard to the requested Borrowing) and the pro forma total Credit Exposures (giving effect to the requested Borrowing);

(vii)       the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.05.

Each Borrowing Request shall constitute a representation that the amount of the requested Borrowing shall not cause the total Credit Exposures to exceed the total Commitments (i.e., the lesser of the Aggregate Maximum Credit Amounts, the then effective Borrowing Base and the then effective Aggregate Elected Commitments). If the Borrower fails to specify a Type of Loan in a Borrowing Request, then the applicable Loans shall be made as Eurodollar Loans with a one-month Interest Period, provided, that such Borrowing Request, is received by Administrative Agent not later than 11:00 a.m. at least three (3) Business Days prior to the requested date of such Borrowing or any conversion or continuation of any

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Borrowing. If such notice is not received in accordance with the proviso in the preceding sentence, then such Loans shall be made as Base Rate Loans. If the Borrower fails to give timely notice requesting a conversion or continuation, then the applicable Loans shall be made as, or converted to, Eurodollar Loans with a one-month Interest Period. Any such automatic conversion to Base Rate Loans or Eurodollar Loans with a one-month Interest Period, as applicable, shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Loans. If the Borrower requests a Borrowing or any conversion or continuation of any Borrowing in any such Borrowing Request, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

Promptly following receipt of a Borrowing Request in accordance with this Section 2.03, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

Section 2.04       [Reserved].

Section 2.05       Funding of Borrowings.

(a)         Funding by the Lenders.  Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 2:00 P.M., New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders.  The Administrative Agent will make all such requested Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower designated by the Borrower in the applicable Borrowing Request; provided that Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.08(e) shall be remitted by the Administrative Agent to the applicable Issuing Bank.  Nothing herein shall be deemed to obligate any Lender to obtain the funds for its Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for its Loan in any particular place or manner.

(b)         Presumption of Funding by the Lenders.  Unless the Administrative Agent shall have received written notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.05(a) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount.  In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to the Loans.  If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

Section 2.06      Termination and Reduction of Aggregate Maximum Credit Amounts; Reduction and Increase of Aggregate Elected Commitments.

(a)         Scheduled Termination of Commitments.  Unless previously terminated, the Commitments shall terminate on the Maturity Date.  If at any time the Aggregate Maximum Credit

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Amounts or the Aggregate Elected Commitments are terminated or reduced to zero, then the Commitments shall terminate on the effective date of such termination or reduction.

(b)         Optional Termination and Reduction of Aggregate Maximum Credit Amounts.

(i)          The Borrower may at any time terminate, or from time to time reduce, the Aggregate Maximum Credit Amounts; provided that (A) each reduction of the Aggregate Maximum Credit Amounts shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000, (B) the Borrower shall not terminate or reduce the Aggregate Maximum Credit Amounts if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 3.04(b), the total Credit Exposures would exceed the total Commitments and (C) upon any reduction of the Aggregate Maximum Credit Amount that would otherwise result in the Aggregate Maximum Credit Amounts being less than the Aggregate Elected Commitments, the Aggregate Elected Commitments shall be automatically reduced (ratably among the Lenders in accordance with each Lender's Applicable Percentage) so that they equal the Aggregate Maximum Credit Amounts as so reduced.

(ii)         The Borrower shall notify the Administrative Agent in writing of any election to terminate or reduce the Aggregate Maximum Credit Amounts under Section 2.06(b)(i) at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof.  Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof.  Any election by the Borrower to terminate or reduce the Aggregate Maximum Credit Amounts pursuant to a notice delivered by the Borrower pursuant to this Section 2.06(b)(ii) may be made to be contingent upon the consummation of a refinancing, effectiveness of other credit facilities or another transaction and such notice may otherwise be extended or revoked, in each case, with the requirements of Section 5.02 to apply to any failure of the contingency to occur and any such extension or revocation.  Any termination or reduction of the Aggregate Maximum Credit Amounts shall be permanent and may not be reinstated.  Each reduction of the Aggregate Maximum Credit Amounts shall be made ratably among the Lenders in accordance with each Lender’s Applicable Percentage.

(c)         Reduction/Termination of Aggregate Elected Commitments; Additional Lenders; Increase in Aggregate Elected Commitments.

(i)          The Borrower may from time to time by written notice to the Administrative Agent reduce or terminate the Aggregate Elected Commitments; provided that (A) each reduction of the Aggregate Elected Commitments shall be in an amount that is an integral multiple of $500,000 and not less than $1,000,000 (other than in connection with a Scheduled Redetermination or Interim Redetermination) and (B) such reduction or termination shall not become effective if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 3.04(c)(i), the total Credit Exposures would exceed the total Commitments.  The Borrower shall notify the Administrative Agent of any election to reduce or terminate the Aggregate Elected Commitments under this Section 2.06(c)(i) at least three (3) Business Days prior to the effective date of such reduction or termination, specifying such election and the effective date thereof.  Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof; provided that a notice of termination of the Aggregate Elected Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by

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notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.  Except as set forth in the preceding sentence, and each notice delivered by the Borrower pursuant to this Section 2.06(c)(i) shall be irrevocable.  Each reduction of the Aggregate Elected Commitments shall occur on the effective date of such reduction specified in such written notice and shall be made ratably among the Lenders in accordance with each Lender's Applicable Percentage. Any termination or reduction of the Aggregate Elected Commitments shall be permanent and may not be reinstated, except pursuant to Section 2.06(c)(ii).

(ii)         (A) Subject to the conditions set forth in Section 2.06(c)(ii)(B), the Borrower may, at any time and from time to time increase the Aggregate Elected Commitments up to an amount not to exceed the then effective Borrowing Base by providing written notice of such requested increase to the Administrative Agent (an “Increase Notice”).  Each such Increase Notice shall specify (x) the proposed effective date of the increase (the “Increase Effective Date”), which date shall be no earlier than ten (10) Business Days after receipt by the Administrative Agent of such Increase Notice and (y) the amount of such requested increase to the Aggregate Elected Commitments.

(B)        Any increase in the Aggregate Elected Commitments shall be subject to the following additional conditions:

(1)         such increase shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $500,000 (or such lesser amount up to the Borrowing Base), unless in each case the Administrative Agent otherwise consents to a lesser amount;

(2)         both immediately before and immediately after giving effect to such increase and any Borrowing made on the date of such increase, no Default has occurred and is continuing, or Borrowing Base Deficiency exists or would exist;

(3)         the Borrower shall have paid to any Lender increasing its commitment pursuant to a Lender Certificate all fees and other amounts due and payable on or prior to the effective date of such increase (including in connection with such increase);

(4)         immediately after giving effect to such increase, the Aggregate Elected Commitments do not exceed the Borrowing Base then in effect;

(5)         no Lender shall be obligated to provide any portion of such increase in the Aggregate Elected Commitments (it being understood that any Lender’s decision to agree to participate in such increase shall be made in its sole and absolute discretion and only with such Lender’s prior written consent);

(6)         the Borrower may seek commitments in respect of such increase, in its sole discretion, from either existing Lenders (each of which shall be entitled to agree or decline to participate in its sole discretion) or from one or more additional banks or financial institutions with the prior written consent of each of the Administrative Agent and the Issuing Banks

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(each such consent not to be unreasonably withheld, conditioned or delayed) (“Additional Lenders”); provided, however, in no case shall an Additional Lender be the Borrower or any of the Borrower's Subsidiaries or Affiliates, any Defaulting Lender or any of its Subsidiaries, a natural person, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described herein;

(7)         each existing Lender or Additional Lender that agrees to provide any portion of such increase shall evidence its agreement by executing and delivering to the Borrower and the Administrative Agent a certificate in form and substance reasonably satisfactory to the Administrative Agent (a “Lender Certificate”);

(8)         the Administrative Agent shall have received Lender Certificates with commitments in an aggregate amount equal to the requested increase to the Aggregate Elected Commitments as specified in the Increase Notice (or such lesser amount as the Borrower may elect in its sole discretion); and

(9)         No Default or Event of Default exists or would result from the requested increase to the Aggregate Elected Commitments.

(C)        Subject to the satisfaction of the conditions specified in Section 2.06(c)(ii)(B), the requested increase to the Aggregate Elected Commitments shall become effective on the Increase Effective Date, and upon such effectiveness:  (1) the Aggregate Elected Commitments automatically without further action by the Borrower, the Administrative Agent, any Issuing Bank or any Lender shall be increased by an amount equal to the aggregate amount indicated in the executed Lender Certificates; and (2) the Aggregate Maximum Credit Amounts of the Lenders will be reallocated so that after giving effect to the increase to the Aggregate Elected Commitments, each Lender will hold a Maximum Credit Amount equal to such Lender’s portion of the Aggregate Elected Commitments.  The Administrative Agent, the Lenders and the Borrower hereby consent and agree to such reallocation.  On the Increase Effective Date, the Administrative Agent shall distribute to the Borrower and the Lenders (including each Additional Lender) a revised Annex I to this Agreement, which shall set forth the Maximum Credit Amount and the Elected Commitment of each Lender after giving effect to such reallocation, and such revised Annex I shall amend and restate and supersede and replace Annex I to this Agreement as in effect immediately prior to the Increase Effective Date.  With respect to such reallocation, each Lender shall be deemed to have acquired the Maximum Credit Amount and Elected Commitment allocated to it from each of the other Lenders pursuant to the terms of the Assignment and Assumption, as if the Lenders had executed an Assignment Agreement with respect to such allocation.  On the Increase Effective Date, the Administrative Agent shall take the actions specified in Section 12.04(b)(v), including recording the assignments described herein in the Register, and such assignments shall be effective for purposes of this Agreement.  Notwithstanding Section 12.04(b)(iii)(C), no Person shall be required to pay a processing and recordation fee of $3,500 to the Administrative Agent in connection with such assignments.  If, on the Increase Effective Date, any Eurodollar Loans have been funded, then the Borrower shall be obligated to pay any breakage fees or costs that are payable pursuant to Section 5.02 in connection with the reallocation of such outstanding Eurodollar Loans to effectuate the provisions of this paragraph.

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(iii)       Upon any redetermination or other adjustment in the Borrowing Base pursuant to this Agreement that would otherwise result in the Borrowing Base becoming less than the Aggregate Elected Commitments, the Aggregate Elected Commitments shall be automatically reduced (ratably among the Lenders in accordance with each Lender’s Applicable Percentage) so that they equal such redetermined Borrowing Base and in the case of any reduction in the Borrowing Base as a result of Section 2.07(g), such reduction in the Aggregate Elected Commitments shall be permanent unless the Majority Lenders otherwise consent to an increase in writing without limitation to any individual Lender’s right to decline to participate in any increase of the Aggregate Elected Commitments.

(iv)        Notwithstanding anything herein to the contrary, contemporaneously with any increase in the Borrowing Base pursuant to this Agreement, if (A) the Borrower elects to increase the Aggregate Elected Commitments ratably among the Lenders and (B) each Lender has consented to such increase in the Aggregate Elected Commitments, then the Aggregate Elected Commitments shall be increased (ratably among the Lenders in accordance with each Lender's Applicable Percentage) by the amount requested by the Borrower (subject to the conditions set forth in Section 2.06(c)(ii)(B)) without the requirement that any Lender deliver a Lender Certificate.

Section 2.07       Borrowing Base.

(a)         Initial Borrowing Base.  For the period from and including the Fourth Amendment Effective Date to but excluding the next Redetermination Date, the amount of the Borrowing Base shall be $210,000,000.  Notwithstanding the foregoing, the Borrowing Base may be subject to further adjustments from time to time pursuant to the Borrowing Base Adjustment Provisions.

(b)         Scheduled and Interim Redeterminations.  The Borrowing Base shall be redetermined on a semi-annual basis, in each case in accordance with this Section 2.07 (a “Scheduled Redetermination”).  Subject to Section 2.07(d), such redetermined Borrowing Base shall become effective and applicable to the Borrower, the Administrative Agent, the Issuing Bank and the Lenders on the first Business Day of May and November of each year (commencing with the first Scheduled Redetermination anticipated to occur on the first Business Day of  November 2018), as applicable. In addition, the Borrower may, by notifying the Administrative Agent in writing thereof, and the Administrative Agent may, at the direction of the Required Lenders, by notifying the Borrower in writing thereof, one time in between (i) the Effective Date and the initial Scheduled Redetermination and (ii) subsequent Scheduled Redeterminations, each elect to cause the Borrowing Base to be redetermined between Scheduled Redeterminations (a “Standard Interim Redetermination”) in accordance with this Section 2.07. Further, the Borrower may, upon an acquisition in which the Loan Parties acquire Hydrocarbon Interests with a purchase price that is greater than (i) 5% of the then-current Borrowing Base or (ii) $10,000,000, by notifying the Administrative Agent in writing thereof within thirty (30) Business Days following such acquisition, elect to cause the Borrowing Base to be redetermined between Scheduled Redeterminations (an “Acquisition Interim Redetermination”) in accordance with this Section 2.07.

(c)         Each Scheduled Redetermination and each Interim Redetermination shall be effectuated as follows:

(i)          Upon receipt by the Administrative Agent of (A) the Reserve Report and the Reserve Report Certificate and (B) such other reports, data and supplemental information, including, without limitation, the information provided pursuant to Section 8.01 (as applicable) and Section 8.12, as may, from time to time, be reasonably requested

[Credit Agreement]

by the Administrative Agent or the Required Lenders (the Reserve Report, such certificate and such other reports, data and supplemental information being the “Engineering Reports”), the Administrative Agent shall evaluate the information contained in the Engineering Reports and shall, in its sole discretion, propose a new Borrowing Base (the “Proposed Borrowing Base”) based upon any information and such other information (including, without limitation, the status of title information with respect to the Oil and Gas Properties as described in the Engineering Reports and the existence of any other Debt, including, without limitation, the Term Debt) as the Administrative Agent deems appropriate in its sole discretion and consistent with its normal and customary oil and gas lending criteria as it exists at the particular time.  In no event shall the Proposed Borrowing Base exceed the Aggregate Maximum Credit Amounts.

(ii)         The Administrative Agent shall notify the Borrower and the Lenders of the Proposed Borrowing Base (the “Proposed Borrowing Base Notice”):

(A)        in the case of a Scheduled Redetermination (1) if the Administrative Agent shall have received the Engineering Reports required to be delivered by the Borrower pursuant to Section 8.12(a) in a timely and complete manner, then on or before the 15th day following the date of delivery (or such later date, within 30 days thereof, to which the Borrower and the Administrative Agent agree) or (2) if the Administrative Agent shall not have received the Engineering Reports required to be delivered by the Borrower pursuant to Section 8.12(a) in a timely and complete manner, then promptly after the Administrative Agent has received complete Engineering Reports from the Borrower and has had a reasonable opportunity to determine the Proposed Borrowing Base in accordance with Section 2.07(c)(i); and

(B)        in the case of an Interim Redetermination, promptly, and in any event, within fifteen (15) days after the Administrative Agent has received the required Engineering Reports (unless otherwise agreed by the Borrower).

(iii)       Decisions regarding the amount of the Borrowing Base will be made at the sole credit discretion of the Lenders in accordance with such Lenders’ normal and customary standards and practices for determining the value of Oil and Gas Properties in connection with reserve based oil and gas transactions consistently applied together with its other usual and customary criteria for reserve based lending as they exist from time to time (including, without limitation, the assets, liabilities, cash flow, business, properties, prospects, management and ownership of the Borrower and the effect of hedging arrangements). Any Proposed Borrowing Base that would (A) increase the Borrowing Base then in effect must be approved by all Lenders (other than Defaulting Lenders) and (B) decrease or maintain the Borrowing Base then in effect must be approved or be deemed to have been approved by the Required Lenders, in each case of (A) and (B), as provided in this Section 2.07(c)(iii).  Upon receipt of the Proposed Borrowing Base Notice, each Lender shall have fifteen (15) days to agree with the Proposed Borrowing Base or disagree with the Proposed Borrowing Base by proposing an alternate Borrowing Base.  If, at the end of such fifteen (15) day period, in the case of a Proposed Borrowing Base that would decrease or maintain the Borrowing Base then in effect, a Lender has not communicated its approval or disapproval in writing to the Administrative Agent, such silence shall be deemed to be an approval of such Proposed Borrowing Base.  If, at the end of such fifteen (15) day period, all of the Lenders (other than Defaulting Lenders), in the case of a Proposed Borrowing Base that would increase the Borrowing Base then in effect, or the Required Lenders, in the case of a Proposed Borrowing Base that would decrease or

[Credit Agreement]

maintain the Borrowing Base then in effect, have approved or deemed to have approved, as aforesaid, then the Proposed Borrowing Base shall become the Borrowing Base, effective on the date specified in Section 2.07(d).  If, however, at the end of such fifteen (15) day period, all of the Lenders (other than Defaulting Lenders) or the Required Lenders, as applicable, have not approved or deemed to have approved the Proposed Borrowing Base as indicated above, then the Administrative Agent shall promptly thereafter poll the Lenders to ascertain the highest Borrowing Base then acceptable to all of the Lenders (in the case of any increase to the Borrowing Base) or a number of Lenders sufficient to constitute the Required Lenders (in any other case) and such amount shall become the new Borrowing Base, effective on the date specified in Section 2.07(d).

(d)         Effectiveness of a Redetermined Borrowing Base.  Subject to Section 2.07(e), after a redetermined Borrowing Base is approved or is deemed to have been approved by all of the Lenders (other than Defaulting Lenders) or the Required Lenders, as applicable, pursuant to Section 2.07(c)(iii), the Administrative Agent shall notify the Borrower and the Lenders of the amount of the redetermined Borrowing Base (the “New Borrowing Base Notice”), and such amount shall become the new Borrowing Base, effective and applicable to the Borrower, the Administrative Agent, the Issuing Bank and the Lenders:

(i)          in the case of a Scheduled Redetermination, (A) if the Administrative Agent shall have received the Engineering Reports required to be delivered by the Borrower pursuant to Section 8.12(a) and (c) in a timely and complete manner, then on May 1st and November 1st of each year, as applicable (or such later time as (x) the Borrower may agree upon request of the Administrative Agent or (y) the Required Lenders may agree upon the request of the Borrower), as applicable, following such notice, or (B) if the Administrative Agent shall not have received the Engineering Reports required to be delivered by the Borrower pursuant to Section 8.12(a) and (c) in a timely and complete manner, then on the Business Day next succeeding delivery of such New Borrowing Base Notice; and

(ii)         in the case of an Interim Redetermination, on the Business Day next succeeding delivery of such New Borrowing Base Notice.

Such amount shall then become the Borrowing Base until the next Redetermination Date or the next adjustment to the Borrowing Base under the Borrowing Base Adjustment Provisions, whichever occurs first; provided that within three (3) Business Days after delivery of the New Borrowing Base Notice for any redetermination of the Borrowing Base, the Borrower may, by written notice to the Administrative Agent, elect to have the Borrowing Base be an amount lower than that determined by the Lenders until the next Redetermination Date or the next adjustment to the Borrowing Base under the Borrowing Base Adjustment Provisions, whichever occurs first.  Notwithstanding the foregoing, no Scheduled Redetermination or Interim Redetermination shall become effective until the New Borrowing Base Notice related thereto is received by the Borrower.

(e)         Borrower’s Right to Elect Reduced Borrowing Base.  Within three (3) Business Days of its receipt of a New Borrowing Base Notice, the Borrower may provide written notice to the Administrative Agent and the Lenders that specifies for the period from the effective date of the New Borrowing Base Notice until the next succeeding Scheduled Redetermination Date, the Borrowing Base will be a lesser amount than the amount set forth in such New Borrowing Base Notice, whereupon such specified lesser amount will become the new Borrowing Base.  The Borrower’s notice under this Section 2.07(d) shall be irrevocable, but without prejudice to its rights to initiate Interim Redeterminations.

[Credit Agreement]

(f)         Automatic Reduction of Borrowing Base upon Issuance of Specified Additional Debt.  In addition to the other redeterminations of and adjustments to the Borrowing Base provided for herein, and notwithstanding anything to the contrary set forth herein, upon the issuance or incurrence of any Specified Additional Debt, the Borrowing Base shall be automatically reduced by an amount equal to 25% of the aggregate stated principal amount of such Specified Additional Debt (without regard to any original issue discount issued at such time).  Such decrease in the Borrowing Base shall occur automatically upon the incurrence of such Specified Additional Debt on the date of incurrence, without any vote of the Lenders or action by the Administrative Agent.  For the avoidance of doubt, if such Specified Additional Debt is being incurred in order to refinance outstanding Specified Additional Debt, then the foregoing automatic reduction shall only apply to the portion of the newly issued or incurred Specified Additional Debt that is in excess of the sum of (i) the principal amount of the Specified Additional Debt so refinanced, (ii) amounts to fund any original issue discount or upfront fees relating to such newly issued or incurred Specified Additional Debt and (iii) amounts to fund interest, premium (including make whole and prepayment premiums) and expenses thereon.  The Borrowing Base so reduced shall become the new Borrowing Base immediately upon the date of such issuance or incurrence, effective and applicable to the Borrower, the Administrative Agent, the Issuing Banks, and the Lenders on such date until the next redetermination or other adjustment of the Borrowing Base pursuant to this Agreement.  Upon any such reduction in the Borrowing Base, the Administrative Agent shall promptly deliver a New Borrowing Base Notice to the Borrower and the Lenders.

(g)         Automatic Reduction of Borrowing Base upon Certain Prepayments. In addition to other redeterminations of any adjustments to the Borrowing Base provided for herein, upon any payment towards the principal balance of the Loans made pursuant to Sections 3.04(c), 3.04(e) or 3.04(f) (unless such payment was used to eliminate a Borrowing Base Deficiency), the Borrowing Base shall automatically reduce by the amount of such payment. Such reduction shall not constitute a Scheduled Redetermination or a Standard Interim Redetermination.

Section 2.08       Letters of Credit.

(a)         General.  Subject to the terms and conditions set forth herein, the Borrower may request the issuance of dollar denominated Letters of Credit for its own account or for the account of any other Loan Party, in a form reasonably acceptable to the Administrative Agent and the applicable Issuing Bank, at any time and from time to time during the period from the Effective Date until the day which is five (5) Business Days prior to the Maturity Date; provided that the Borrower may not request the issuance, amendment, renewal or extension of Letters of Credit hereunder if a Borrowing Base Deficiency exists at such time or would exist as a result thereof.  In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the applicable Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

(b)         Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions.  To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the applicable Issuing Bank) to the applicable Issuing Bank and the Administrative Agent (not less than three (3) Business Days in advance of the requested date of issuance, amendment, renewal or extension or such shorter period as the Issuing Bank may agree) a notice:

(i)          requesting the issuance of a Letter of Credit or identifying the Letter of Credit to be amended, renewed or extended;

[Credit Agreement]

(ii)         specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day);

(iii)       specifying the date on which such Letter of Credit is to expire (which shall comply with Section 2.08(c));

(iv)        specifying the amount of such Letter of Credit;

(v)         specifying the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit; and

(vi)        specifying the amount of the then effective Borrowing Base and then then effective Aggregate Elected Commitments and whether a Borrowing Base Deficiency exists at such time, the current total Credit Exposures (without regard to the requested Letter of Credit or the requested amendment, renewal or extension of an outstanding Letter of Credit) and the pro forma total Credit Exposures (giving effect to the requested Letter of Credit or the requested amendment, renewal or extension of an outstanding Letter of Credit).

Each notice shall constitute a representation that after giving effect to the requested issuance, amendment, renewal or extension, as applicable, (i) the LC Exposure shall not exceed the LC Sublimit and (ii) the total Credit Exposures shall not exceed the total Commitments (i.e. the lesser of the Aggregate Maximum Credit Amounts, the then effective Borrowing Base and the then effective Aggregate Elected Commitments).

If requested by the applicable Issuing Bank, the Borrower also shall submit a letter of credit application on the Issuing Bank’s standard form in connection with any request for a Letter of Credit and shall guarantee the reimbursement of any Letter of Credit issued hereunder.

(c)         Expiration Date.  Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension of a Letter of Credit, one year after such renewal or extension), in each case unless consented to by the relevant Issuing Bank and the Administrative Agent, and (ii) the date that is five Business Days prior to the Maturity Date.  If the Borrower so requests, the Issuing Bank shall agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the relevant Issuing Bank to prevent any such extension at least once in each 12-month period (commencing with the date of issuance of such Letter of Credit and in no event extending beyond the date that is five Business Days prior to the Maturity Date unless Cash Collateralized or backstopped in a manner reasonably acceptable to the Administrative Agent and the applicable Issuing Bank) by giving prior notice to the beneficiary thereof not later than a day (the “Non-extension Notice Date”) in each such 12-month period to be mutually agreed upon at the time such Letter of Credit is issued.  Unless otherwise directed by the relevant Issuing Bank, the Borrower shall not be required to make a specific request to the relevant Issuing Bank for any such extension.  Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the relevant Issuing Bank to permit the extension of such Letter of Credit at any time to an expiry date not later than the date that is five Business Days prior to the Maturity Date; provided that the relevant Issuing Bank shall not permit any such extension if (A) the relevant Issuing Bank has determined that it would have no obligation at such time to issue such Letter of Credit in its extended form under the terms hereof, or (B) it has received notice

[Credit Agreement]

(which may be by telephone or in writing) on or before the day that is seven Business Days before the Non-extension Notice Date from the Administrative Agent any Lender or the Borrower that one or more of the applicable conditions specified in Section 6.02 is not then satisfied or waived.

(d)         Participations.  By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the applicable Issuing Bank or the Lenders, such Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit.  In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of such Issuing Bank, such Lender’s Applicable Percentage of each LC Disbursement made by such Issuing Bank and not reimbursed by the Borrower on the date due as provided in Section 2.08(e), or of any reimbursement payment required to be refunded to the Borrower for any reason.  Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this Section 2.08(d) in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default, the existence of a Borrowing Base Deficiency or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(e)         Reimbursement.  If an Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 2:00 P.M., New York City time, on the Business Day immediately following the later of the Business Day on which such LC Disbursement is made and the Business Day the Borrower receives notice thereof; provided that, unless the Borrower has notified the relevant Issuing Bank and Administrative Agent that it will, and does, reimburse such LC Disbursement by the required date and time, the Borrower shall, subject to the conditions to Borrowing set forth herein, be deemed to have requested, and the Borrower does hereby request under such circumstances, that such payment be financed with a Base Rate Loan in an equivalent amount and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting Base Rate Loan.  If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender’s Applicable Percentage thereof.  Promptly following receipt of such notice, each Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.05 with respect to Loans made by such Lender (and Section 2.05 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the applicable Issuing Bank the amounts so received by it from the Lenders.  Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this Section 2.08(e), the Administrative Agent shall distribute such payment to the applicable Issuing Bank or, to the extent that Lenders have made payments pursuant to this Section 2.08(e) to reimburse the applicable Issuing Bank, then to such Lenders and the Issuing Bank as their interests may appear.

(f)         Obligations Absolute.  The Borrower’s obligation to reimburse LC Disbursements as provided in Section 2.08(e) shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit, any Letter of Credit Agreement or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in

[Credit Agreement]

any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by an Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not substantially comply with the terms of such Letter of Credit or any Letter of Credit Agreement, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.08(f), constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder.  Neither the Administrative Agent, the Lenders nor any Issuing Bank, nor any of their Related Parties shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of any Issuing Bank; provided that the foregoing shall not be construed to excuse the applicable Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof.  The parties hereto expressly agree that, in the absence of gross negligence, bad faith or willful misconduct on the part of the applicable Issuing Bank (as finally determined by a court of competent jurisdiction), such Issuing Bank shall be deemed to have exercised all requisite care in each such determination.  In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, an Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(g)         Disbursement Procedures.  The applicable Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit.  The applicable Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy or other electronic transmission) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the applicable Issuing Bank and the Lenders with respect to any such LC Disbursement.

(h)         Interim Interest.  If an Issuing Bank shall make any LC Disbursement, then, until the Borrower shall have reimbursed such Issuing Bank for such LC Disbursement (either with its own funds or a Borrowing under Section 2.08(e)), the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to Base Rate Loans.  Interest accrued pursuant to this Section 2.08(h) shall be for the account of such Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to Section 2.08(e) to reimburse such Issuing Bank shall be for the account of such Lender to the extent of such payment.

(i)          Replacement of an Issuing Bank.  An Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank.  The Administrative Agent shall notify the Lenders of any such

[Credit Agreement]

replacement of the Issuing Bank.  At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 3.05(b).  From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the replaced Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall also be deemed to refer to such successor.  After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

(j)          Cash Collateralization.

(i)          If any Event of Default shall occur and be continuing and the Borrower receives notice from the Administrative Agent or the Majority Lenders under the Facility demanding the deposit of cash collateral pursuant to this Section 2.08(j), then the Borrower shall deposit, in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Secured Parties, an amount in cash equal to the LC Exposure.  If the Borrower is required to pay to the Administrative Agent the excess attributable to an LC Exposure in connection with any prepayment pursuant to Section 3.04(c), the Borrower shall deposit in such an account an amount equal to the amount of such excess as provided in Section 3.04(c), as of such date plus any accrued and unpaid interest thereon.  The obligation to deposit such cash collateral pursuant to the two preceding sentences shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower or any Subsidiary described in Section 10.01(h) or Section 10.01(i).

(ii)         At any time that there shall exist a Defaulting Lender, within one Business Day following the written request of the Administrative Agent or any Issuing Bank (with a copy to the Administrative Agent) the Borrower shall Cash Collateralize the Issuing Banks’ Fronting Exposure with respect to such Defaulting Lender (determined after giving effect to Section 4.05(a)(iv) and any Cash Collateral provided by such Defaulting Lender) in an amount not less than the Minimum Collateral Amount.

(A)        Grant of Security Interest.  The Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to the Administrative Agent, for the benefit of the Issuing Banks, and agrees to maintain, a first priority security interest in all such Cash Collateral as security for the Defaulting Lenders’ LC Exposure, to be applied pursuant to clause (b) below.  If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent and the Issuing Banks as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Borrower will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the Defaulting Lender).

(B)        Application.  Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this Section 2.08(j) or Section 4.05 in respect of Letters of Credit shall be applied to the satisfaction of the

[Credit Agreement]

Defaulting Lender’s LC Exposure (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.

(C)        Termination of Requirement.  Cash Collateral (or the appropriate portion thereof) provided to reduce any Issuing Bank’s Fronting Exposure shall no longer be required to be held as Cash Collateral pursuant to this Section 2.08(j) following (i) the elimination of the applicable Fronting Exposure (including by the termination of Defaulting Lender status of the applicable Lender) or (ii) the determination by the Administrative Agent and each Issuing Bank that there exists excess Cash Collateral; provided that, subject to Section 4.05 the Person providing Cash Collateral and each Issuing Bank may agree that Cash Collateral shall be held to support future anticipated Fronting Exposure or other obligations and provided further that to the extent that such Cash Collateral was provided by the Borrower, such Cash Collateral shall remain subject to the security interest granted pursuant to the Loan Documents.

ARTICLE III

PAYMENTS OF PRINCIPAL AND INTEREST; PREPAYMENTS; FEES

Section 3.01       Repayment of Loans.  The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan on the Termination Date.

Section 3.02       Interest.

(a)         Loans.  Eurodollar Loans shall bear interest at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin, but in no event to exceed the Highest Lawful Rate. Base Rate Loans shall bear interest at a rate per annum equal to the Base Rate plus the Applicable Margin, but in no event to exceed the Highest Lawful Rate.

(b)         Post-Default and Borrowing Base Deficiency Rate.  Notwithstanding the foregoing, (i) immediately upon the occurrence and during the continuance of an Event of Default under Section 10.1(a), (b), (h) or (i), or (ii) at the election of the Majority Lenders (or the Administrative Agent at the direction of the Majority Lenders), upon the occurrence and during the continuance of any other Event of Default, all outstanding amounts hereunder and under any other Loan Document shall bear interest, after as well as before judgment, at the rate then applicable to such amount payable (including the Applicable Margin, as applicable) plus an additional two percent (2.0%), but in no event to exceed the Highest Lawful Rate.

(c)         Interest Payment Dates.  Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and on the Maturity Date; provided that (i) interest accrued pursuant to Section 3.02(b) shall be payable on demand and (ii) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment.

(d)         Interest Rate Computations.  All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to the LIBO Rate), will be made on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual

[Credit Agreement]

number of days elapsed (including the first day but excluding the last day).  All other interest hereunder shall be computed on the basis of a year of 360 days unless such computation would exceed the Highest Lawful Rate, in which case interest shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day).  The applicable Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error, and be binding upon the parties hereto.

Section 3.03      Alternate Rate of Interest.  If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

(a)         the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate for such Interest Period;

(b)         the Administrative Agent is advised by the Majority Lenders that the Adjusted LIBO Rate or LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period; or

(c)         the Administrative Agent is advised by a Lender that it has become unlawful for such Lender or its applicable lending office to honor its obligation to make or maintain Eurodollar Loans;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, such Borrowing shall be made at an alternate rate of interest reasonably determined by the Majority Lenders or the applicable Lender(s) (in the case of clause (c)), in consultation with the Borrower, as their cost of funds. If at any time the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (i) the circumstances set forth in Section 3.03(a) have arisen and such circumstances are unlikely to be temporary or (ii) the circumstances set forth in Section 3.03(a) have not arisen but either (v) the supervisor for the administrator of the LIBO Rate has made a public statement that the administrator of the LIBO Screen Rate is insolvent (and there is no successor administrator that will continue publication of the LIBO Screen Rate), (w) the administrator of the LIBO Rate has made a public statement identifying a specific date after which the LIBO Rate will permanently or indefinitely cease to be published by it (and there is no successor administrator that will continue publication of the LIBO Screen Rate), (x) the supervisor for the administrator of the LIBO Rate has made a public statement identifying a specific date after which the LIBO Rate will permanently or indefinitely cease to be published, (y) the supervisor for the administrator of the LIBO Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which the LIBO Rate may no longer be used for determining interest rates for loans, or (z) syndicated loans currently being executed, or that include language similar to this Section 3.03, are being executed or amended (as applicable) to incorporate or adopt a new benchmark rate of interest to replace the LIBO Rate, then the Administrative Agent, in consultation with the Majority Lenders and the Borrower, shall endeavor in good faith to establish an alternate rate of interest to the LIBO Rate (including any mathematical or other adjustments to the benchmark (if any) incorporated therein) that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans in the United States at such time, and the Borrower and the Administrative Agent shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable. Notwithstanding Section 12.02, any such amendment shall become effective at 5:00 p.m. (New York time) on the fifth (5th) Business

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Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Borrower unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders do not accept such amendment.  Notwithstanding anything else herein, any definition of an alternate rate of interest to the LIBO Rate (exclusive of any margin) shall provide that in no event shall such alternate rate of interest be less than zero (0) for purposes of this Agreement. Until an alternate rate of interest shall be determined in accordance with this Section 3.03 (but, in the case of the circumstances described in clause (ii)(v), clause (ii)(w) or clause (ii)(x) of the first sentence of this Section 3.03, only to the extent the LIBO Rate for such Interest Period is not available or published at such time on a current basis), (x) any Borrowing Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective and (y) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as a Base Rate Loan.

Section 3.04       Prepayments.

(a)         Optional Prepayments.  The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with Section 3.04(b).

(b)         Notice and Terms of Optional Prepayment.  The Borrower shall notify the Administrative Agent in writing of any prepayment hereunder, not later than 12:00 noon, New York City time, three Business Days before the date of prepayment (or such shorter period as the Administrative Agent may agree).  Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and the Type(s) of Borrowing to be prepaid; provided any notice of prepayment pursuant to a notice delivered by the Borrower pursuant to this Section 3.04(b) may be made to be contingent upon the consummation of a refinancing, effectiveness of other credit facilities or another transaction and such notice may otherwise be extended or revoked, in each case, with the requirements of Section 5.02 to apply to any failure of the contingency to occur and any such extension or revocation.  Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof.  Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing as provided in Section 2.02.  Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing.  Prepayments shall be accompanied by accrued interest to the extent required by Section 3.02 and any amounts due under Section 5.02.

(c)         Mandatory Prepayments of Loans.

(i)          Upon Optional Terminations and Reductions.  If, after giving effect to any termination or reduction of the Aggregate Maximum Credit Amounts pursuant to Section 2.06(b) or the Aggregate Elected Commitment pursuant to Section 2.06(c), there is a Borrowing Base Deficiency, then the Borrower shall (A) prepay the Loans on the date of such termination or reduction in an aggregate principal amount equal to such Borrowing Base Deficiency, and (B) if any Borrowing Base Deficiency remains after prepaying all of the Loans as a result of LC Exposure, Cash Collateralize such remaining deficiency as provided in Section 2.08(j).  The Borrower shall be obligated to make such prepayment and/or deposit of Cash Collateral substantially concurrently with the effectiveness of such termination or reduction.

(ii)         Upon Redeterminations.  Upon any redetermination of the Borrowing Base pursuant to Section 2.07(b), if there is a Borrowing Base Deficiency, then the

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Borrower shall, within 10 Business Days after its receipt of a New Borrowing Base Notice or effectiveness of the new Borrowing Base which results in such Borrowing Base Deficiency, as the case may be, inform the Administrative Agent of the Borrower’s election to:

(A)        within 30 days following its receipt of such New Borrowing Base Notice or effectiveness of the new Borrowing Base (1) prepay the Loans in an aggregate principal amount equal to such Borrowing Base Deficiency and (2) if any Borrowing Base Deficiency remains after prepaying all of the Loans as a result of any LC Exposure, Cash Collateralize such excess as provided in Section 2.08(j),

(B)        prepay the Loans in five equal monthly installments, commencing on the 30th day following its receipt of such New Borrowing Base Notice or effectiveness of the new Borrowing Base with each payment being equal to 1/5th of the aggregate principal amount of the Borrowing Base Deficiency,

(C)        within 30 days following its receipt of such New Borrowing Base Notice or effectiveness of the new Borrowing Base, provide additional collateral in the form of additional Oil and Gas Properties not evaluated in the most recently delivered Reserve Report or other collateral reasonably acceptable to the Administrative Agent having a Borrowing Base value (as proposed by the Administrative Agent and approved by the Required Lenders) sufficient, after giving effect to any other actions taken pursuant to this Section 3.04(c) to eliminate any such excess, or

(D)        undertake a combination of clauses (A), (B) and (C).

provided that, notwithstanding the options set forth above, in all cases, the Borrowing Base Deficiency must be eliminated on or prior to the Maturity Date.  If, because of LC Exposure, a Borrowing Base Deficiency remains after prepaying all of the Loans, the Borrower shall Cash Collateralize such remaining Borrowing Base Deficiency as provided in Section 2.08(j).

(iii)       Upon Borrowing Base Adjustments.  Upon any adjustment to the amount of the Borrowing Base pursuant to the Borrowing Base Adjustment Provisions, if there is a Borrowing Base Deficiency, then the Borrower shall (A) prepay the Loans on the date of such Borrowing Base adjustment in an aggregate principal amount equal to such Borrowing Base Deficiency, and (B) if any Borrowing Base Deficiency remains after prepaying all of the Loans as a result of LC Exposure, Cash Collateralize such remaining deficiency as provided in Section 2.08(j).  The Borrower shall be obligated to make such prepayment and/or deposit of Cash Collateral substantially concurrently with the effectiveness of such Borrowing Base adjustment.

(iv)        In Connection with Asset Sales and Swap Unwinds.   If (A) the Borrower or any Subsidiary consummates a Transfer of Oil and Gas Properties to which Proved Reserves are attributed (or the Equity Interests of any Subsidiary owning such Oil and Gas Properties) or consensually terminates, unwinds, cancels or otherwise disposes of, or early termination event occurs with respect to, any Swap Agreement, other than pursuant to a Permitted Swap Termination, and (B) the fair market value of all such Transfers and the Swap Termination Value of such terminations of Swap Agreements made since the last date on which the Borrower has made prepayment under this Section 3.04(c)(iv) exceeds:

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(A)        $1,000,000 but is less than $10,000,000, then, subject to the reinvestment rights set forth in this Section 3.04(c)(iv)(A), the Borrower shall (A) utilize any Net Cash Proceeds received from such event remaining after satisfying any prepayment required pursuant to Section 3.04(c)(iii) to prepay the Loans as contemplated by this Section 3.04(c)(iv)(A) together with interest on the amount so prepaid, in an amount equal to the lesser of (I) such remaining Net Cash Proceeds and (II) the aggregate principal amount of all Loans outstanding under this Agreement and (B) if any such Net Cash Proceeds remain after prepaying all of the Loans as a result of LC Exposure, use such remaining Net Cash Proceeds to Cash Collateralize such LC Exposure as provided in Section 2.08(j). Such repayment shall be due on the next Business Day following the receipt of such Net Cash Proceeds unless (1) prior to such date, the Borrower has given the Administrative Agent and the Lenders and the Term Agent and the Term Lenders written notice that it intends to utilize the Net Cash Proceeds to purchase additional domestic onshore Oil and Gas Properties similar to those that are the subject of such Transfer or to fund drilling, development and other related expenses associated with its drilling plan, (2) the Required Lenders and the Required Lenders (as defined in the Term Credit Agreement as in effect on the Fifth Amendment Effective Date) have consented to such utilization of such funds and (3) thereafter, within thirty (30) days after the closing of such Transfer or termination of Swap Agreement (or forty-five (45) days after the closing of such Transfer or termination of Swap Agreement if the Borrower or a Subsidiary has entered into a definitive purchase agreement within thirty (30) days after the closing of such Transfer or termination of Swap Agreement), the Borrower has so utilized such funds.  To the extent on such 30th (or 45th) day, any Net Cash Proceeds remain which have not been so utilized, the Borrower shall make a prepayment of the Loans in an amount equal to the lesser of (I) such remaining Net Cash Proceeds and (II) the aggregate principal amount of all Loans outstanding under this Agreement and if any such Net Cash Proceeds remain after prepaying all of the Loans as a result of LC Exposure, use such remaining Net Cash Proceeds to Cash Collateralize such LC Exposure as provided in Section 2.08(j);

(B)        $10,000,000 and the ratio of Total Proved PV-9 to Total Debt (calculated giving pro forma effect to such Transfer) is less than 2.25 to 1.00, then (A) the Borrower shall within five (5) Business Days of completing such Transfer, make an offer to prepay the Loans, together with interest on the amount so offered, and to Cash Collateralize any LC Exposure as provided in Section 2.08(j), as applicable, in an amount equal to the lesser of (I) 100% of the Net Cash Proceeds of all such Transfers and terminations of Swap Agreements remaining after satisfying any prepayment required pursuant to Section 3.04(c)(iii) and (II) the aggregate principal amount of all Loans and LC Exposure outstanding under this Agreement and (B) the Majority Lenders shall have an option to accept or decline on behalf of the Lenders (by giving the Administrative Agent and the Borrower written notice of such election within three (3) Business Days of receipt of such notice, with failure to provide such notice deemed an acceptance) such Net Cash Proceeds as a prepayment towards the Loans ratably among the Lenders in accordance with each Lender’s Applicable Percentage, together with interest on the amount so offered, and to Cash Collateralize any LC Exposure.  Any Net Cash Proceeds not accepted may be used by the Borrower for any purpose not prohibited by this Agreement including to make mandatory prepayments of the Term Debt in accordance with Section 9.18(d)(i); or

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(C)        $10,000,000 and the ratio of Total Proved PV-9 to Total Debt (calculated giving pro forma effect to such Transfer) is equal to or greater than 2.25 to 1.00, then, subject to the reinvestment rights set forth in this Section 3.04(c)(iv)(C), the Borrower shall (A) utilize any Net Cash Proceeds received from such event remaining after satisfying any prepayment required pursuant to Section 3.04(c)(iii) to prepay the Loans as contemplated by this Section 3.04(c)(iv)(C) together with interest on the amount so prepaid, in an amount equal to the lesser of (I) such remaining Net Cash Proceeds and (II) the aggregate principal amount of all Loans outstanding under this Agreement and (B) if any such Net Cash Proceeds remain after prepaying all of the Loans as a result of LC Exposure, use such remaining Net Cash Proceeds to Cash Collateralize such LC Exposure as provided in Section 2.08(j).  Such repayment shall be due on the next Business Day following the receipt of such Net Cash Proceeds unless (1) prior to such date, the Borrower has given the Administrative Agent and the Lenders and the Term Agent and the Term Lenders written notice that it intends to utilize the Net Cash Proceeds to purchase additional domestic onshore Oil and Gas Properties similar to those that are the subject of such Transfer or to fund drilling, development and other related expenses associated with its drilling plan, (2) the Required Lenders and the Required Lenders (as defined in the Term Credit Agreement as in effect on the Fifth Amendment Effective Date) have consented to such utilization of such funds and (3) thereafter, within thirty (30) days after the closing of such Transfer or termination of Swap Agreement (or forty-five (45) days after the closing of such Transfer or termination of Swap Agreement if the Borrower or a Subsidiary has entered into a definitive purchase agreement within thirty (30) days after the closing of such Transfer or termination of Swap Agreement), the Borrower has so utilized such funds.  To the extent on such 30th (or 45th) day, any Net Cash Proceeds remain which have not been so utilized, the Borrower shall make a prepayment of the Loans in an amount equal to the lesser of (I) such remaining Net Cash Proceeds and (II) the aggregate principal amount of all Loans outstanding under this Agreement and if any such Net Cash Proceeds remain after prepaying all of the Loans as a result of LC Exposure, use such remaining Net Cash Proceeds to Cash Collateralize such LC Exposure as provided in Section 2.08(j).

(d)         Mandatory Prepayments of Loans in Connection with Consolidated Cash Balance. If, as of the end of any calendar month (beginning with the calendar month ending June 30, 2020), the Consolidated Cash Balance exceeds the Consolidated Cash Balance Threshold, then, no later than (5) Business Days after the end of such calendar month, the Borrower shall (i) prepay the Loans as contemplated by this Section 3.04(d) in an aggregate principal amount together with accrued interest, if any, equal to the lesser of (A) the Required Consolidated Cash Balance Prepayment Amount and (B) the aggregate principal amount of all Loans outstanding under this Agreement and (ii) if any Required Consolidated Cash Balance Prepayment Amount remains after repaying all of the Loans and there is total Credit Exposure as a result of LC Exposure, utilize such remaining Required Consolidated Cash Balance Prepayment Amount to Cash Collateralize as provided in Section 2.08(j).

(e)         Mandatory Prepayments of Loans with Excess Cash Flow. If, as at the end of any fiscal quarter (beginning with the fiscal quarter ending on June 30, 2020), (i) Excess Cash Flow for such fiscal quarter is greater than zero and (ii) the ratio of Total Debt to ECF EBITDAX is greater than or equal to 1.50 to 1.00, then, no later than five (5) Business Days after the date on which financial statements are required to be delivered to the Lenders pursuant to Section 8.01(a) or Section 8.01(b) for such fiscal quarter (without regard to any grace period contemplated by Section

[Credit Agreement]

10.01(e)), the Borrower shall (A) prepay the Loans as contemplated by this Section 3.04(e) in an aggregate principal amount together with accrued interest, if any, equal to the lesser of (I) the Required ECF Prepayment Amount and (II) the aggregate principal amount of all Loans outstanding under this Agreement and (B) if any Required ECF Prepayment Amount remains after repaying all of the Loans and there is total Credit Exposure as a result of LC Exposure, utilize such remaining Required ECF Prepayment Amount to Cash Collateralize as provided in Section 2.08(j).

(f)         Mandatory Prepayments of Loans Upon Permitted Swap Terminations. If the Borrower or any Subsidiary consummates a Permitted Swap Termination, then no later than five (5) Business Days after the receipt of any Permitted Swap Termination Proceeds from such Permitted Swap Termination, the Borrower shall (i) prepay the Loans as contemplated by this Section 3.04(f) in an aggregate principal amount together with accrued interest, if any, equal to the lesser of (A) the Permitted Swap Termination Proceeds from such Permitted Swap Termination and (B) the aggregate principal amount of all Loans outstanding under this Agreement and (ii) if any Permitted Swap Termination Proceeds remain after repaying all of the Loans and there is total Credit Exposure as a result of LC Exposure, utilize such remaining Permitted Swap Termination Proceeds to Cash Collateralize as provided in Section 2.08(j).

(g)         Application of Prepayments. Each prepayment of Loans pursuant to Section 3.04 shall be applied ratably to the Loans then outstanding.

(h)         Interest to be Paid with Prepayments. Prepayments pursuant to this Section 3.04 shall be accompanied by accrued interest to the extent required by Section 3.02.

Section 3.05       Fees.

(a)         Commitment Fees.  The Borrower agrees to pay to the Administrative Agent for the account of each Lender (other than a Defaulting Lender to the extent set forth in Section 4.05) a commitment fee, which shall accrue at the applicable Commitment Fee Rate on the average daily amount of the unused amount of the Commitment of such Lender (determined taking into account both Loans and LC Exposure) during the period from and including the date of this Agreement to but excluding the Maturity Date.  Accrued commitment fees shall be payable in arrears on the last Business Day of March, June, September and December of each year and on the Maturity Date, commencing on the first such date to occur after the date hereof.  All commitment fees shall be computed on the basis of a year of 360 days, unless such computation would exceed the Highest Lawful Rate, in which case interest shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(b)         Letter of Credit Fees.  The Borrower agrees to pay (i) to the Administrative Agent for the account of each Lender (other than a Defaulting Lender to the extent set forth in Section 4.05) a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Margin used to determine the interest rate applicable to Eurodollar Loans (as such rate may be increased pursuant to Section 3.02(b)) on the average daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements that has been funded by such Lender) during the period from and including the date of this Agreement to but excluding the later of the date on which such Lender’s Commitment terminates and the date on which such Lender ceases to have any LC Exposure, (ii) to each applicable Issuing Bank a fronting fee in an amount equal to 0.150% multiplied by the face amount of such Letter of Credit on the average daily amount of the LC Exposure attributable to such Issuing Bank (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the

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period from and including the date of this Agreement to but excluding the later of the date of termination of the Commitments and the date on which there ceases to be any LC Exposure and (iii) to each Issuing Bank, for its own account, its standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder.  Participation fees and fronting fees accrued to but excluding the last Business Day of March, June, September and December of each year shall be payable on such last Business Day, commencing on the first such date to occur after the date of this Agreement; provided that all such fees shall be payable on the Maturity Date and any such fees accruing after the Maturity Date shall be payable on demand.  Any other fees payable to any Issuing Bank pursuant to this Section 3.05(b) shall be payable within 10 days after demand.  All participation fees and fronting fees shall be computed on the basis of a year of 360 days, unless such computation would exceed the Highest Lawful Rate, in which case interest shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(c)         Administrative Agent Fees.  The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

ARTICLE IV

PAYMENTS; PRO RATA TREATMENT; SHARING OF SET-OFFS

Section 4.01       Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

(a)         Payments by the Borrower.  The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 5.01, Section 5.02, Section 5.03 or otherwise) prior to 12:00 noon, New York City time, on the date when due, in immediately available funds, without defense, deduction, recoupment, set-off or counterclaim.  Fees, once paid, shall be fully earned and shall not be refundable under any circumstances.  Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon.  All such payments shall be made to the Administrative Agent at its offices specified in Section 12.01 or as otherwise directed by the Administrative Agent, except payments to be made directly to the applicable Issuing Bank as expressly provided herein and except that payments pursuant to Section 5.01, Section 5.02, Section 5.03 and Section 12.03 shall be made directly to the Persons entitled thereto.  The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof.  If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.  All payments hereunder shall be made in Dollars.

(b)         Application of Insufficient Payments.  If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

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(c)         Sharing of Payments by Lenders.  If, other than as provided elsewhere herein, any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this Section 4.01(c) shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this Section 4.01(c) shall apply).  The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

Section 4.02      Presumption of Payment by the Borrower.  Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders and/or any applicable Issuing Bank that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders and/or any applicable Issuing Bank, as the case may be, the amount due.  In such event, if the Borrower has not in fact made such payment, then each of the Lenders and/or any applicable Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

Section 4.03      Certain Deductions by the Administrative Agent.  If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.05(a), Section 2.08(d), Section 2.08(e) or Section 4.02 then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.  If at any time prior to the acceleration or maturity of the Loans, the Administrative Agent shall receive any payment in respect of principal of a Loan or a reimbursement of an LC Disbursement while one or more Defaulting Lenders shall be party to this Agreement, the Administrative Agent shall apply such payment first to the Borrowing(s) for which such Defaulting Lender(s) shall have failed to fund its pro rata share until such time as such Borrowing(s) are paid in full or each Lender (including each Defaulting Lender) is owed its Applicable Percentage of all Loans then outstanding.  After acceleration or maturity of the Loans, all principal will be paid ratably as provided in Section 10.02(c).

Section 4.04       Disposition of Proceeds.  The Security Instruments contain an assignment by the Borrower and/or the Guarantors unto and in favor of the Administrative Agent for the benefit of the Secured

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Parties of all of the Borrower’s or each Guarantor’s interest in and to production and all proceeds attributable thereto which may be produced from or allocated to the Mortgaged Property.  The Security Instruments further provide in general for the application of such proceeds to the satisfaction of the Secured Obligations and other obligations described therein and secured thereby.  Notwithstanding the assignment contained in such Security Instruments, until the occurrence of an Event of Default, (a) the Administrative Agent and the Lenders agree that they will neither notify the purchaser or purchasers of such production nor take any other action to cause such proceeds to be remitted to the Administrative Agent or the Lenders, but the Lenders will instead permit such proceeds to be paid to the Borrower or another Loan Party and (b) the Lenders hereby authorize the Administrative Agent to take such actions as may be necessary to cause such proceeds to be paid to the Borrower and/or such Loan Party.

Section 4.05       Defaulting Lenders.

(a)         Defaulting Lender Adjustments.  Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(i)          Waivers and Amendments.  Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Majority Lenders or Required Lenders, as applicable.

(ii)         Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article X or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 12.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any Issuing Bank hereunder; third, to Cash Collateralize the Issuing Banks’ Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.08(j); fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the Issuing Banks’ future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.08(j); sixth, to the payment of any amounts owing to the Lenders or the Issuing Bank as a result of any judgment of a court of competent jurisdiction obtained by any Lender or the Issuing Banks against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or LC Disbursements in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 6.02 were satisfied

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or waived, such payment shall be applied solely to pay the Loans of, and LC Disbursements owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or LC Disbursements owed to, such Defaulting Lender until such time as all Loans and LC Exposure is held by the Lenders pro rata in accordance with the Commitments under the Facility without giving effect to Section 4.05(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 4.05(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)       Certain Fees.

(A)        No Defaulting Lender shall be entitled to receive any commitment fee pursuant to Section 3.05(a) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(B)        Each Defaulting Lender shall be entitled to receive letter of credit fees pursuant to Section 3.05(b) for any period during which that Lender is a Defaulting Lender only to the extent allocable to its LC Exposure for which it has provided Cash Collateral pursuant to Section 2.08(j).

(C)        With respect to any fee not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the Borrower shall (x) pay to each non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s LC Exposure that has been reallocated to such non-Defaulting Lender pursuant to clause (iv) below, (y) pay to each Issuing Bank the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such Issuing Bank’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.

(iv)        Reallocation of Participations to Reduce Fronting Exposure.  All or any part of such Defaulting Lender’s LC Exposure shall be reallocated among the non-Defaulting Lenders in accordance with their respective Applicable Percentages (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that (x) the conditions set forth in Section 6.02 are satisfied at the time of such reallocation (and, unless the Borrower shall have otherwise notified the Administrative Agent at such time, the Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause the aggregate Credit Exposure of any non-Defaulting Lender to exceed such non-Defaulting Lender’s Commitment.  No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a non-Defaulting Lender as a result of such non-Defaulting Lender’s increased exposure following such reallocation.

(v)         Cash Collateral.  If the reallocation described in clause (iv) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, Cash Collateralize the Issuing Banks’ Fronting Exposure in accordance with the procedures set forth in Section 2.08(j).

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(b)         Defaulting Lender Cure.  If the Borrower, the Administrative Agent and each Issuing Bank agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit to be held pro rata by the Lenders in accordance with the Commitments under the Facility (without giving effect to Section 4.05(iv), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

(c)         New Letters of Credit.  So long as any Lender is a Defaulting Lender, no Issuing Bank shall be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.

ARTICLE V

INCREASED COSTS; BREAK FUNDING PAYMENTS; TAXES

Section 5.01       Increased Costs.

(a)         Increased Costs Generally.  If any Change in Law shall:

(i)          impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the Adjusted LIBO Rate) or any Issuing Bank;

(ii)         subject any Credit Party to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)       impose on any Lender or any Issuing Bank or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Credit Party of making, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan, or to increase the cost to such Lender, such Issuing Bank or other Credit Party of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit) or to reduce the amount of any sum received or receivable by such Lender or such other Credit Party (whether of principal, interest or any other amount), then, upon request of such Lender, Issuing Bank or other Credit Party, the Borrower will pay to such Lender or such other Credit Party such additional amount or amounts as will compensate such Lender or such other Credit Party for such additional costs incurred or reduction suffered.

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(b)         Capital and Liquidity Requirements.  If any Lender or Issuing Bank determines that any Change in Law affecting such Lender or Issuing Bank or any lending office of such Lender or such Lender’s or Issuing Bank’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or Issuing Bank’s capital or on the capital of such Lender’s or Issuing Bank’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by any Issuing Bank, to a level below that which such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or Issuing Bank’s policies and the policies of such Lender’s or Issuing Bank’s holding company with respect to capital adequacy or liquidity), then from time to time the Borrower will pay to such Lender or Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company for any such reduction suffered.

(c)         Certificates for Reimbursement.  A certificate of a Lender or Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or Issuing Bank or its holding company, as the case may be, as specified in Section 5.01(a) or (b) shall be delivered to the Borrower and shall be conclusive absent manifest error.  The Borrower shall pay such Lender or Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d)         Delay in Requests.  Failure or delay on the part of any Lender or Issuing Bank to demand compensation pursuant to this Section 5.01 shall not constitute a waiver of such Lender’s or Issuing Bank’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or Issuing Bank pursuant to this Section 5.01 for any increased costs or reductions incurred more than nine months prior to the date that such Lender or Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or Issuing Bank’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine month period referred to above shall be extended to include the period of retroactive effect thereof).

Section 5.02       Break Funding Payments.  In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the failure to borrow, continue or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto, or (c) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 5.04 then, in any such event and upon the request of any Lender, the Borrower shall compensate such Lender for the loss, cost and expense attributable to such event.  In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for Dollar deposits of a comparable amount and period from other banks in the eurodollar market.

A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 5.02 and demonstrating, in reasonable detail, the computation of such

[Credit Agreement]

amount or amounts shall be delivered to the Borrower and shall be conclusive absent manifest error.  The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

Section 5.03       Taxes.

(a)         Defined Terms.  For purposes of this Section 5.03, Section 5.04 and Section 5.05, the term “Lender” includes any Issuing Bank and the term “applicable law” includes FATCA.

(b)         Payments Free of Taxes.  Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law.  If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that, after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 5.03), the applicable Credit Party receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c)         Payment of Other Taxes by the Loan Parties.  The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(d)         Indemnification by the Loan Parties.  The Loan Parties shall jointly and severally indemnify each Credit Party, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 5.03) payable or paid by such Credit Party or required to be withheld or deducted from a payment to such Credit Party and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e)         Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 12.04(c) relating to the maintenance of a Participant Register, and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent

[Credit Agreement]

to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).

(f)         Evidence of Payments.  As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 5.03, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(g)         Status of Lenders.

(i)          Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 5.03(g)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)         Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person,

(A)        any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 (or any successor form) certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)        any Non-U.S. Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Non-U.S. Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1)         in the case of a Non-U.S. Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN or W-BEN-E, as applicable (or any successor form) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the  “interest” article of such tax treaty and (y) with respect

[Credit Agreement]

to any other applicable payments under any Loan Document, IRS Form W-8BEN or W-BEN-E, as applicable (or any successor form) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)         executed originals of IRS Form W-8ECI (or any successor form);

(3)         in the case of a Non-U.S. Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit H-1 to the effect that such Non-U.S. Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN (or any successor form); or

(4)         to the extent a Non-U.S. Lender is not the beneficial owner, executed originals of IRS Form W-8IMY(or any successor form), accompanied by IRS Form W-8ECI (or any successor form), IRS Form W-8BEN (or any successor form), a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-2 or Exhibit H-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Non-U.S. Lender is a partnership and one or more direct or indirect partners of such Non-U.S. Lender are claiming the portfolio interest exemption, such Non-U.S. Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-4 on behalf of each such direct and indirect partner;

(C)        any Non-U.S. Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Non-U.S. Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)        if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and

[Credit Agreement]

the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(h)         Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 5.03 (including by the payment of additional amounts pursuant to this Section 5.03), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 5.03 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(i)          Survival. Each party’s obligations under this Section 5.03 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Documents.

Section 5.04       Designation of Different Lending Office.  If any Lender requests compensation under Section 5.01, or requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 5.03, then such Lender shall (at the request of the Borrower) use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 5.01 or Section 5.03, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.  The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

Section 5.05      Replacement of Lenders.  If any Lender requests compensation under Section 5.01, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 5.03, and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 5.04, or

[Credit Agreement]

if any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 12.04(b)), all of its interests, rights (other than its existing rights to payments pursuant to Section 5.01 or Section 5.03) and obligations under this Agreement and the related Loan Documents to a replacement bank, financial institution or other institutional lender that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 12.04, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, and under the other Loan Documents (including any amounts under Section 5.02), from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts), (iii) in the case of any such assignment resulting from a claim for compensation under Section 5.01 or payments required to be made pursuant to Section 5.03, such assignment will result in a reduction in such compensation or payments, (iv) such assignment does not conflict with applicable law; and (v) in the case of any assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.  A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

ARTICLE VI

CONDITIONS PRECEDENT

Section 6.01      Effective Date.  The obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 12.02):

(a)         The Administrative Agent shall have received from each party hereto counterparts (in such number as may be requested by the Administrative Agent) of this Agreement signed on behalf of such party.

(b)         The Administrative Agent shall have received from each party thereto duly executed counterparts (in such number as may be requested by the Administrative Agent) of the Security Instruments, including the Guarantee and Collateral Agreement, and except in cases where no signature is required, the other Security Instruments described on Exhibit F-1.  In connection with the execution and delivery of the Security Instruments, the Administrative Agent shall be reasonably satisfied that the Security Instruments create first priority Liens that may be perfected upon recordation of properly completed financing statements and the Security Instruments in the appropriate filing offices therefor (except that Excepted Liens identified in clauses (a) to (d) and (f) of the definition thereof, but subject to the provisos at the end of such definition may exist) on at least 90% of the Total Proved PV-9 of the Borrowing Base Properties.

(c)         The Administrative Agent shall have received a certificate of the Secretary or an Assistant Secretary of each Loan Party setting forth (i) resolutions of its board of directors or other appropriate governing body with respect to the authorization of such Loan Party to execute and deliver the Loan Documents to which it is a party and to enter into the transactions contemplated in those documents, (ii) the officers of such Loan Party (y) who are authorized to sign the Loan Documents to which such Loan Party is a party and (z) who will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with this Agreement and

[Credit Agreement]

the transactions contemplated hereby, (iii) specimen signatures of such authorized officers, and (iv) the articles or certificate of incorporation and by-laws or other applicable Organizational Documents of such Loan Party, certified as being true and complete.  The Administrative Agent and the Lenders may conclusively rely on such certificate until the Administrative Agent receives notice in writing from such Loan Party to the contrary.

(d)         The Administrative Agent shall have received certificates of the appropriate state agencies, as requested by the Administrative Agent, with respect to the existence, qualification and good standing of each Loan Party in each jurisdiction where any such Loan Party is organized or owns Borrowing Base Properties.

(e)         The Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower in form and substance reasonably satisfactory to the Administrative Agent certifying that (i) all government and third party approvals necessary in connection with the continued operations of the Loan Parties and the Transactions have been obtained and are in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority that would restrain, prevent or otherwise impose adverse conditions on the financing contemplated hereby on satisfactory terms and (ii) no action or proceeding is pending or threatened in any court or before any Governmental Authority seeking to enjoin or prevent the consummation of the Transactions contemplated hereby.

(f)         The Administrative Agent shall have received certificates of insurance coverage of the Loan Parties in form and substance reasonably satisfactory to the Administrative Agent evidencing that the Loan Parties are carrying insurance in accordance with Section 7.12.

(g)         The Administrative Agent shall have received a certificate of a Responsible Officer of Parent and the Borrower substantially in the form of Exhibit E certifying that, after giving effect to the Borrowings under this Agreement and the other Transactions contemplated hereunder, Parent, the Borrower and the other Loan Parties, on a consolidated basis, are solvent.

(h)         The Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower in form and substance reasonably satisfactory to the Administrative Agent certifying that the Borrower and the other Loan Parties will have outstanding no material Debt for borrowed money other than Intercompany Debt, Disqualified Capital Stock, the Secured Obligations under this Agreement, the Vitol Prepayments (which shall be extinguished within three (3) Business Days after the Effective Date in accordance with Section 8.20) or other Debt permitted by Section 9.02.

(i)          The Administrative Agent shall have received the Initial Reserve Report accompanied by a certificate covering the matters described in Section 8.12(c)(i)-(iii).

(j)          The Administrative Agent shall have received, at least five (5) days prior to the Effective Date, all documentation and other information previously requested and required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act.

(k)         The Administrative Agent shall have received an opinion of (i) Bryan Cave Leighton Paisner LLP with respect to enforceability under New York law and Hall Estill as to due execution and delivery and other corporate matters, as counsel to the Loan Parties, (ii) Baker & McKenzie, counsel for Parent and (iii) local counsel in any jurisdictions where Oil and Gas Properties are located, in form and of substance reasonably acceptable to the Administrative Agent.

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(l)          The Administrative Agent, the Arranger and the Lenders shall have received all fees and other amounts due and payable on or prior to the Effective Date and, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder.

(m)        The Administrative Agent shall have received appropriate UCC search certificates reflecting no prior Liens encumbering the Properties of the Borrower and the other Loan Parties other than those being released on or prior to the Effective Date or Liens permitted by Section 9.03.

(n)         The Administrative Agent shall have received title information as the Administrative Agent may reasonably require that is reasonably satisfactory to the Administrative Agent setting forth the status of title to at least 80% of the Total Proved PV-9 of the Borrowing Base Properties.

(o)         The Administrative Agent shall have received evidence that on or before, or substantially simultaneous with, the Effective Date all Liens securing the Existing Credit Facilities are being released on terms satisfactory to the Administrative Agent.

(p)         The Borrower shall have unrestricted cash and unused availability under the Facility in an aggregate amount of not less than $125,000,000 on the Effective Date (after giving effect to the Borrowings and any application of the proceeds of the Loans incurred on the Effective Date and less any amounts necessary to repay the Vitol Prepayments in full).

(q)         (i) The Borrower shall have contemporaneously received total consideration from equity contributions in an aggregate amount of not less than $260,000,000 with cash proceeds from such equity contributions of not less than $240,000,000 upon terms and conditions satisfactory to the Administrative Agent in its reasonable discretion, (ii) the Term Credit Agreement, in form and substance satisfactory to the Administrative Agent, shall have been executed and delivered by all parties thereto and Borrower shall have received the proceeds of the Term Debt in an aggregate principal amount of $250,000,000 and (iii) the Intercreditor Agreement, in form and substance satisfactory to the Administrative Agent and the Majority Lenders, shall have been executed and delivered by all parties thereto and be in full force and effect.

(r)         The Acquisition shall have occurred in accordance with the terms and conditions of the Acquisition PSA, including, without limitation, the delivery of the TSA Bonds to each of Pioneer Natural Resources Company, a Delaware corporation, Newpek, LLC, a Delaware limited liability company, and Reliance Holding USA, Inc., a Delaware corporation, as required pursuant to the Transaction Support Agreement, and the Administrative Agent shall have received copies, certified as true and correct by a responsible officer of the Borrower, of the Acquisition PSA and/or such other definitive documentation related to the Acquisition that the Administrative Agent may reasonably request.

The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding.  Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 12.02) at or prior to 4:00 P.M., New York City time, on April 30, 2018 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

Section 6.02      Each Credit Event.  The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of the Issuing Banks to issue, amend, renew or extend any Letter of Credit, including

[Credit Agreement]

the initial Borrowing or issuance of a Letter of Credit, is subject to the satisfaction of the following conditions:

(a)         At the time of and immediately after giving pro forma effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default or Event of Default (including, without limitation, compliance with all financial covenants contained in Section 9.01) shall have occurred and be continuing.

(b)         The representations and warranties of the Borrower and the Guarantors set forth in this Agreement and in the other Loan Documents shall be true and correct in all material respects (unless already qualified by materiality in which case such applicable representation and warranty shall be true and correct) on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, such representations and warranties shall continue to be true and correct in all material respects (unless already qualified by materiality in which case such applicable representation and warranty shall be true and correct) as of such specified earlier date.

(c)         At the time and immediately after giving pro forma effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, there is exists no event or circumstance that could have a Material Adverse Effect.

(d)         At the time of and immediately after giving pro forma effect to any Borrowing of Loans, the Consolidated Cash Balance shall not exceed the Consolidated Cash Balance Threshold.

(e)         The receipt by the Administrative Agent of a Borrowing Request in accordance with Section 2.03 or a request for a Letter of Credit (or an amendment, extension or renewal of a Letter of Credit) in accordance with Section 2.08(b), as applicable.

Each request for a Borrowing and each request for the issuance, amendment, renewal or extension of any Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower and the other Loan Parties on the date thereof as to the matters specified in Section 6.02(a) through (c).

ARTICLE VII

REPRESENTATIONS AND WARRANTIES

Each of Parent and the Borrower, jointly and severally, represents and warrants to the Lenders that:

Section 7.01      Organization; Powers.  Each Loan Party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority, and has all governmental licenses, authorizations, consents and approvals necessary, to own its assets and to carry on its business as now conducted, and is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where failure to have such licenses, authorizations, consents, approvals and foreign qualifications could not reasonably be expected to have a Material Adverse Effect.

Section 7.02      Authority; Enforceability.  The Transactions are within each Loan Party’s corporate or other organizational powers and have been duly authorized by all necessary corporate or other organizational action.  Each Loan Document to which a Loan Party is a party has been duly executed and delivered by it and constitutes its legal, valid and binding obligation, as applicable, enforceable in

[Credit Agreement]

accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

Section 7.03      Approvals; No Conflicts.  The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any other third Person, nor is any such consent, approval, registration, filing or other action necessary for the validity or enforceability of any Loan Document or the consummation of the transactions contemplated thereby, except such as have been obtained or made and are in full force and effect other than (i) the recording and filing of financing statements and the Security Instruments as required by this Agreement and (ii) those third party approvals or consents which, if not made or obtained, would not cause a Default hereunder, could not reasonably be expected to have a Material Adverse Effect, or do not have an adverse effect on the enforceability of the Loan Documents, (b) will not violate (i) in any material respect, any applicable law or regulation or any order of any Governmental Authority or (ii) the Organizational Documents of any Loan Party, (c) will not violate or result in a default under any material indenture, note, credit agreement or other similar instrument binding upon any Loan Party or its Properties, or give rise to a right thereunder to require any payment to be made by any Loan Party and (d) will not result in the creation or imposition of any Lien on any Property of any Loan Party (other than the Liens created by the Loan Documents).

Section 7.04       Financial Condition; No Material Adverse Change.

(a)         Since December 31, 2017 and after giving effect to the Transactions (i) there has been no event, development or circumstance that has had or could reasonably be expected to have a Material Adverse Effect and (ii) the business of the Borrower and the Loan Parties has been conducted only in the ordinary course consistent with past business practices (it being understood that changes in business practices that do not change the nature of the business as an exploration and production company, such as changes to respond to current market conditions, are consistent with past business practices).

(b)         Neither the Borrower nor any other Loan Party has on the date of this Agreement, after giving effect to the Transactions, any material Debt (including Disqualified Capital Stock) other than the Secured Obligations, Debt under the Term Loan Documents, Intercompany Debt or any contingent liabilities, off-balance sheet liabilities or partnerships, liabilities for taxes, or unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments.

Section 7.05       Litigation.

(a)         Except as set forth on Schedule 7.05, there are no actions, suits, investigations or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened in writing against any Group Member that (i) are not fully covered by insurance (except for normal deductibles) as to which there is a reasonable possibility of an adverse determination that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) involve any Loan Document or the Transactions.

(b)         Since the date of this Agreement, there has been no change in the status of the matters disclosed in Schedule 7.05 that, individually or in the aggregate, has resulted in a Material Adverse Effect.

[Credit Agreement]

Section 7.06       Environmental Matters.  Except for such matters as set forth on Schedule 7.06 or that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect:

(a)         the Group Members and each of their respective Properties and operations thereon are, and within all applicable statute of limitation periods have been, in compliance with all applicable Environmental Laws;

(b)         the Group Members have obtained all Environmental Permits required for their respective operations and each of their Properties, with all such Environmental Permits being currently in full force and effect, and no Group Member has received any written notice or otherwise has knowledge that any such existing Environmental Permit will be revoked or that any application for any new Environmental Permit or renewal of any existing Environmental Permit will be denied;

(c)         there are no claims, demands, suits, orders, inquiries, or proceedings concerning any violation of, or any liability (including as a potentially responsible party) under, any applicable Environmental Laws that is pending or, to the Borrower’s knowledge, threatened against any Group Member or any of their respective Properties or as a result of any operations at the Properties;

(d)         none of the Properties of the Group Members contain or, to the Borrower’s knowledge, have contained any:  (i) underground storage tanks; (ii) asbestos-containing materials; (iii) landfills or dumps; (iv) hazardous waste management units as defined pursuant to RCRA or any comparable state law; or (v) sites on or nominated for the National Priority List promulgated pursuant to CERCLA or any state remedial priority list promulgated or published pursuant to any comparable state law;

(e)         except as permitted under applicable laws, there has been no Release or, to the Borrower’s knowledge, threatened Release, of Hazardous Materials attributable to the operations of any Group Member at, on, under or from any Group Member’s Properties and there are no investigations, remediations, abatements, removals of Hazardous Materials required under applicable Environmental Laws relating to such Releases or threatened Releases or at such Properties and, to the knowledge of the Borrower, none of such Properties are adversely affected by any Release or threatened Release of a Hazardous Material originating or emanating from any other real property;

(f)         no Group Member has received any written notice asserting an alleged liability or obligation under any Environmental Laws with respect to the investigation, remediation, abatement, removal, or monitoring of any Hazardous Materials, including at, under, or Released or threatened to be Released from any real properties offsite the Group Member’s Properties and there are no conditions or circumstances that would reasonably be expected to result in the receipt of such written notice;

(g)         there has been no exposure of any Person or Property to any Hazardous Materials as a result of or in connection with the operations and businesses of any Group Member or relating to any of their Properties that would reasonably be expected to form the basis for a claim against any Group Member for damages or compensation and, to the Borrower’s knowledge, there are no conditions or circumstances that would reasonably be expected to result in the receipt of notice regarding such exposure; and

(h)         the Group Members have provided to the Lenders complete and correct copies of all environmental site assessment reports, investigations, studies, analyses, and correspondence on

[Credit Agreement]

environmental matters (including matters relating to any alleged non-compliance with or liability under Environmental Laws) that are in any Group Member’s possession or control and relating to their respective Properties or operations thereon.

Section 7.07       Compliance with the Laws and Agreements; No Defaults.

(a)         Each Loan Party is in compliance with all Governmental Requirements applicable to it or its Property and all agreements and other instruments binding upon it or its Property, and possesses all licenses, permits, franchises, exemptions, approvals and other governmental authorizations necessary for the ownership of its Property and the conduct of its business, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(b)         No Loan Party is in default nor has any event or circumstance occurred which, but for the expiration of any applicable grace period or the giving of notice, or both, would constitute a default or would require such Loan Party to Redeem or make any offer to Redeem all or any portion of any Debt outstanding under any material indenture, note, credit agreement or other similar instrument pursuant to which any Material Indebtedness is outstanding.

(c)         No Default has occurred and is continuing.

Section 7.08       Investment Company Act.  No Loan Party is an “investment company” or a company “controlled” by an “investment company,” within the meaning of, or subject to regulation under, the Investment Company Act of 1940, as amended.

Section 7.09      Taxes.  Each Loan Party has timely filed or caused to be filed all tax returns and reports required to have been filed and has paid or caused to be paid all taxes required to have been paid by it, except (a) taxes that are being contested in good faith by appropriate proceedings and for which the applicable Loan Party has set aside on its books adequate reserves in accordance with GAAP or (b) to the extent that the failure to do so could not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect.  To the knowledge of Borrower, no material proposed tax assessment is being asserted with respect to any Loan Party.

Section 7.10       ERISA.

(a)         Each Plan is, and has been, operated, administered and maintained in substantial compliance with, and the Borrower and each ERISA Affiliate have complied in all material respects with, ERISA, the terms of the applicable Plan and, where applicable, the Code.

(b)         No act, omission or transaction has occurred which would result in imposition on any the Borrower or any ERISA Affiliate (whether directly or indirectly) of (i) either a civil penalty assessed pursuant to subsections (c), (i) or (l) of section 502 of ERISA or a tax imposed pursuant to Chapter 43 of Subtitle D of the Code or (ii) breach of fiduciary duty liability damages under section 409 of ERISA.

(c)         No liability to the PBGC (other than for the payment of current premiums which are not past due) by the Borrower or any ERISA Affiliate has been or is reasonably expected by any Loan Party or any ERISA Affiliate to be incurred with respect to any Plan.  No ERISA Event with respect to any Plan has occurred.

[Credit Agreement]

(d)         The actuarial present value of the benefit liabilities under each Plan which is subject to Title IV of ERISA does not, as of the end of the Borrower’s most recently ended fiscal year, exceed the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities by an amount that could reasonably be expected to have a Material Adverse Effect.  The term “actuarial present value of the benefit liabilities” shall have the meaning specified in section 4041 of ERISA.

(e)         Neither the Borrower nor any ERISA Affiliate sponsors, maintains or contributes to, or has at any time in the six-year period preceding the date hereof sponsored, maintained or contributed to, or had any actual or contingent liability to any Multiemployer Plan.

Section 7.11      Disclosure; No Material Misstatements.  The Borrower has disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it or any Loan Party is subject, and all other existing facts and circumstances applicable to the Loan Parties known to the Borrower, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.  None of the reports, financial statements, certificates or other information furnished by or on behalf of the Loan Parties to the Administrative Agent or any Lender or any of their Affiliates in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder or under any other Loan Document (as modified or supplemented by other information so furnished) contain any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial or other information, the Loan Parties represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.  There is no fact peculiar to the Borrower or any other Loan Party which could reasonably be expected to have a Material Adverse Effect or in the future is reasonably likely to have a Material Adverse Effect and which has not been set forth in this Agreement or the Loan Documents or the other documents, certificates and statements furnished to the Administrative Agent or the Lenders by or on behalf of the Borrower or any other Loan Party  prior to, or on, the date hereof in connection with the transactions contemplated hereby.  There are no statements or conclusions in any Reserve Report which are based upon or include misleading information or fail to take into account material information regarding the matters reported therein, it being understood that projections concerning volumes attributable to the Oil and Gas Properties and production and cost estimates contained in each Reserve Report are necessarily based upon professional opinions, estimates and projections and the Loan Parties do not warrant that such opinions, estimates and projections will ultimately prove to have been accurate.

Section 7.12       Insurance.  For the benefit of each Loan Party, Parent or the Borrower has (a) all insurance policies sufficient for the compliance by the Loan Parties with all material Governmental Requirements and all material agreements and (b) insurance coverage, or self-insurance, in at least such amounts and against such risk (including public liability) that are usually insured against by companies similarly situated and engaged in the same or a similar business for the assets and operations of the Loan Parties.  Schedule 7.12, as of the date hereof, sets forth a list of all insurance maintained by Parent or the Borrower.  The Administrative Agent, as agent for the benefit of the Secured Parties, has been named as additional insureds in respect of such liability insurance policies and the Administrative Agent, as agent for the benefit of the Secured Parties, has been named as loss payee with respect to Property loss insurance.

Section 7.13       Restriction on Liens.  Neither the Borrower nor any Loan Party is a party to any material agreement or arrangement (other than as permitted by Section 9.15), or subject to any order, judgment, writ or decree, which either restricts or purports to restrict its ability to grant Liens to the Administrative Agent and the Lenders on or in respect of their Properties to secure the Secured Obligations and the Loan Documents.

[Credit Agreement]

Section 7.14     Group Members.  Except as set forth on Schedule 7.14 or as disclosed in writing to the Administrative Agent (which shall promptly furnish a copy to the Lenders), which shall be a supplement to Schedule 7.14, there are no other Group Members.  Each Guarantor and Material Subsidiary has been so designated on Schedule 7.14.

Section 7.15       Foreign Operations.  The Borrower and its Subsidiaries do not own any Oil and Gas Properties not located within the geographical boundaries of the United States.

Section 7.16      Location of Business and Offices.  The Borrower’s jurisdiction of organization is Colorado; the name of the Borrower as listed in the public records of its jurisdiction of organization is Sundance Energy, Inc. and the organizational identification number of the Borrower in its jurisdiction of organization is 20031394742 (or, in each case, as set forth in a notice delivered to the Administrative Agent pursuant to Section 8.01(l) in accordance with Section 12.01).  The Borrower’s principal place of business and chief executive offices are located at the address specified in Section 12.01 (or as set forth in a notice delivered pursuant to Section 8.01(l) and Section 12.01(c)).  Each Group Member’s jurisdiction of organization, name as listed in the public records of its jurisdiction of organization, organizational identification number in its jurisdiction of organization, and the location of its principal place of business and chief executive office is stated on Schedule 7.14 (or as set forth in a notice delivered pursuant to Section 8.01(l)).

Section 7.17       Properties; Titles, Etc.

(a)         Each Loan Party has good and defensible title to the Oil and Gas Properties evaluated in the most recently delivered Reserve Report and good title to, or valid leasehold interests in, licenses of, or rights of use, all other Collateral owned or leased by such Loan Party and all of its other material personal Properties necessary or used in the ordinary conduct of its business other than Properties sold in compliance with Section 9.11 from time to time, in each case, free and clear of all Liens except Liens permitted by Section 9.03.  After giving full effect to the Excepted Liens, the Loan Party specified as the owner owns the net interests in production attributable to the Hydrocarbon Interests as reflected in the most recently delivered Reserve Report, and except as otherwise provided by statute, regulation or the standard and customary provisions of any applicable joint operating agreement, the ownership of such Properties shall not in any material respect obligate the Loan Party to bear the costs and expenses relating to the maintenance, development and operations of each such Property in an amount in excess of the working interest of each Property set forth in the most recently delivered Reserve Report that is not offset by a corresponding proportionate increase in the Loan Party’s net revenue interest in such Property.

(b)         All material leases and agreements necessary for the conduct of the business of the Loan Parties are valid and subsisting, in full force and effect, and there exists no default or event or circumstance which with the giving of notice or the passage of time or both would give rise to a default under any such lease or leases, which could reasonably be expected to have a Material Adverse Effect.

(c)         Except as could not reasonably be expected to have a Material Adverse Effect, the rights and Properties presently owned, leased or licensed by the Loan Parties including all easements and rights of way, include all rights and Properties necessary to permit the Loan Parties to conduct their business in the same manner as its business is conducted on the date hereof.

(d)         Except for Properties being repaired, all of the Properties of the Loan Parties which are reasonably necessary for the operation of their businesses are in good working condition in all material respects and are maintained in accordance with prudent business standards.

[Credit Agreement]

(e)         Each Loan Party owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual Property necessary for the conduct of the business, and the use thereof by the Loan Party does not, to its knowledge, infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.  The Loan Parties either own or have valid licenses or other rights to use all databases, geological data, geophysical data, engineering data, seismic data, maps, interpretations and other technical information used in their businesses as presently conducted, subject to the limitations contained in the agreements governing the use of the same, which limitations are customary for companies engaged in the business of the exploration and production of Hydrocarbons, with such exceptions as could not reasonably be expected to have a Material Adverse Effect.

Section 7.18      Maintenance of Properties.  Except for such acts or failures to act as could not be reasonably expected to have a Material Adverse Effect, the Oil and Gas Properties (and Properties unitized therewith) of the Loan Parties have been maintained, operated and developed in a good and workmanlike manner and in conformity with all Governmental Requirements and in conformity with the provisions of all leases, subleases or other contracts comprising a part of the Hydrocarbon Interests and other contracts and agreements forming a part of the Oil and Gas Properties of the Loan Parties.  Specifically in connection with the foregoing, except for those as could not be reasonably expected to have a Material Adverse Effect, (i) no Oil and Gas Property of the Loan Parties is subject to having allowable production reduced below the full and regular allowable (including the maximum permissible tolerance) because of any overproduction (whether or not the same was permissible at the time) and (ii) none of the wells comprising a part of the Oil and Gas Properties (or Properties unitized therewith) of the Loan Parties is deviated from the vertical more than the maximum permitted by Governmental Requirements, and such wells are bottomed under and are producing from, and the well bores are wholly within, the Oil and Gas Properties (or in the case of wells located on Properties unitized therewith, such unitized Properties) of the Loan Parties.  All pipelines, wells, gas processing plants, platforms and other material improvements, fixtures and equipment owned in whole or in part by the Loan Parties that are necessary to conduct normal operations are being maintained in a state adequate to conduct normal operations, and with respect to such of the foregoing which are operated by the Loan Parties, in a manner consistent with the Loan Parties’ past practices (other than those the failure of which to maintain in accordance with this Section 7.18 could not reasonably be expected to have a Material Adverse Effect).

Section 7.19       Gas Imbalances; Prepayments.  Except as set forth on Schedule 7.19 or on the most recent certificate delivered pursuant to Section 8.12(c), on a net basis there are no gas imbalances, take-or-pay or other prepayments which would require any Loan Party to deliver Hydrocarbons produced from their Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor exceeding two percent (2.0%) of the aggregate volumes of Hydrocarbons (on an Mcf equivalent basis) listed in the most recent Reserve Report.

Section 7.20      Marketing of Production.  Except for contracts listed and in effect on the date hereof on Schedule 7.20, and thereafter either disclosed in writing to the Administrative Agent or included in the most recently delivered Reserve Report, (a) the Loan Parties are receiving a price for all production sold thereunder which is computed substantially in accordance with the terms of the relevant contract and are not having deliveries curtailed substantially below the subject Property’s delivery capacity and (b) no material agreements exist which are not cancelable on 90 days’ notice or less without penalty or detriment for the sale of production from the Loan Parties’ Hydrocarbons (including calls on or other rights to purchase, production, whether or not the same are currently being exercised) that (i) pertain to the sale of production at a fixed price and (ii) have a maturity or expiry date of longer than six (6) months from the date hereof.

[Credit Agreement]

Section 7.21       Security Instruments.  The Security Instruments are effective to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in the Mortgaged Property and Collateral and proceeds thereof.  To the extent required herein and in the other Loan Documents, the Secured Obligations are and shall be at all times secured by a legal, valid and enforceable perfected first priority Liens in favor of the Administrative Agent, covering and encumbering the Mortgaged Properties and other Collateral, to the extent perfection has occurred or will occur, by the recording of a mortgage, the filing of a UCC financing statement or, with respect to Equity Interests represented by certificates, by possession (in each case, to the extent available in the applicable jurisdiction); provided that, except in the case of pledged Equity Interests or as otherwise provided herein, Liens permitted by Section 9.03 may exist.

Section 7.22       Swap Agreements and Eligible Contract Participant.  Schedule 7.22, as of the date hereof, and after the date hereof, each report required to be delivered by the Borrower pursuant to Section 8.01(e), sets forth, a true and complete list of all Swap Agreements of the Loan Parties, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the estimated net mark to market value thereof, all credit support agreements relating thereto (including any margin required or supplied, but excluding the Security Instruments) and the counterparty to each such agreement.  The Borrower is an “eligible contract participant” as defined in the Commodity Exchange Act and each other Loan Party is a Qualified ECP Guarantor.

Section 7.23      Use of Loans and Letters of Credit.  The proceeds of the Loans shall be used (a) to refinance the Existing Credit Facilities, (b) to finance the development of the Borrowing Base Properties including those acquired in the Acquisition, (c) to extinguish the amounts of all Prepayments (as defined in the Vitol Prepayment Contract) (the “Vitol Prepayments”) and (d) for the working capital needs and general corporate purposes of the Loan Parties.  The proceeds of the Letters of Credit shall be used as credit support for (i) the Borrower’s obligations under the Transaction Support Agreement and (ii) other obligations of the Loan Parties (not constituting Debt) arising in the ordinary course of business. No Loan Party is engaged principally, or as one of its or their important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying margin stock (within the meaning of Regulation T, U or X of the Board).  No part of the proceeds of any Loan or Letter of Credit will be used, directly or indirectly to purchase or carry any margin stock, to extend credit to others for the purpose of purchasing or carrying margin stock, to reduce or retire any indebtedness that was originally incurred to purchase or carry any margin stock or for any purpose which violates the provisions of Regulations T, U or X of the Board.

Section 7.24      Solvency.  After giving effect to the Transactions and the other transactions contemplated hereby, (a) the aggregate assets (after giving effect to amounts that could reasonably be received by reason of indemnity, offset, insurance or any similar arrangement), at a fair valuation, of the Loan Parties, taken as a whole, will exceed the aggregate Debt of the Loan Parties on a consolidated basis, as the Debt becomes absolute and matures, (b) each Loan Party will not have incurred or intended to incur, and will not believe that it will incur, Debt beyond its ability to pay such Debt (after taking into account the timing and amounts of cash to be received by it and the amounts to be payable on or in respect of its liabilities, and giving effect to amounts that could reasonably be received by reason of indemnity, offset, insurance or any similar arrangement) as such Debt becomes absolute and matures in the ordinary course of business and (c) each Loan Party will not have (and will have no reason to believe that it will have thereafter) unreasonably small capital for the conduct of its business.

Section 7.25       Sanctions; Anti-Corruption.

[Credit Agreement]

(a)         Neither the Group Members, nor, to the Borrower’s knowledge, any director, officer, agent, employee or Affiliate of the Group Members is currently subject to any material Sanctions.

(b)         No Group Member, nor, to the knowledge of the Borrower after reasonable inquiry, any director, officer, agent, or employee of any Group Member, is aware of or has taken any action, directly or indirectly, that would result in a material violation by such Persons of all applicable Sanctions and the FCPA, including without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA;

(c)         The Group Members and, to the knowledge of the Borrower after reasonable inquiry, any director, officer, agent, or employee of any Group Member, are in compliance with all applicable Sanctions and with the FCPA and any other applicable anti-corruption law, in all material respects and the Loan Parties have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(d)         No Borrowing or Letter of Credit, direct use of proceeds or other transaction by the Borrower or its Subsidiaries contemplated by this Agreement will unlawfully violate any applicable Sanctions, the FCPA or any applicable anti-corruption law.

Section 7.26       Anti-Terrorism Laws.

(a)         None of the Group Members, nor, to the Borrower’s knowledge, any of their Affiliates is in violation of any laws relating to terrorism or money laundering (“Anti-Terrorism Laws”), including Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (the “Executive Order”), and the Patriot Act.

(b)         None of the Group Members, nor, to the Borrower’s knowledge, any of their Affiliates or their respective brokers or other agents acting or benefiting in any capacity in connection with the Loans is any of the following:

(i)          a Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;

(ii)         a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;

(iii)       a Person with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law;

(iv)        a Person that commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order; or

(v)         a Sanctioned Person.

[Credit Agreement]

(c)         None of the Group Members, nor, to the Borrower’s knowledge, any of its brokers or other agents acting in any capacity in connection with the Loans (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Person described in clause (a) above, (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order, or (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

Section 7.27      Money Laundering.  The operations of the Group Members are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements of the Money Laundering Laws, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any Group Member with respect to the Money Laundering Laws is pending or, to the best knowledge of the Borrower, threatened in writing.

Section 7.28       EEA Financial Institutions.  No Group Member is an EEA Financial Institution.

Section 7.29       Beneficial Ownership.  As of the First Amendment Effective Date, the information included in the Beneficial Ownership Certification is true and correct in all respects.  [First Amendment]

ARTICLE VIII

AFFIRMATIVE COVENANTS

Until Payment in Full, each of Parent and the Borrower, jointly and severally, covenants and agrees with the Lenders that:

Section 8.01      Financial Statements; Other Information.  The Borrower will furnish to the Administrative Agent and each Lender:

(a)         Annual Financial Statements.  As soon as available, but in any event in accordance with then applicable law and not later than 90 days after the end of each fiscal year of the Parent (or such earlier date that any Loan Party is required to publicly file a Form 10-K with the SEC), (i) the audited consolidated statement of financial position for Parent and its Subsidiaries and related statements of profit or loss or other comprehensive income, changes in equity, as applicable, and cash flows as of the end of and for such year, setting forth in comparative form the figures for the previous fiscal year, all reported on by independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of Parent and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, and (ii) internally prepared unaudited consolidating statement of financial position and statement of profit or loss or other comprehensive income of Parent which agree in total to the corresponding audited consolidated statements of Parent for the fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of Parent and its Subsidiaries on a consolidated and consolidating basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes.

(b)         Quarterly Financial Statements.  As soon as available, but in any event not later than 60 days after the end of each of the first three fiscal quarters of each fiscal year of Parent, (i) the unaudited consolidated statement of financial position for Parent and its Subsidiaries and related statements of profit or loss or other comprehensive income, changes in equity, as applicable, and

[Credit Agreement]

cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in comparative form the figures for the corresponding period or periods of (or, in the case of the statement of financial position, as of the end of) the previous fiscal year and (ii) internally prepared unaudited consolidating statement of financial position and statement profit or loss or other comprehensive income of Parent which agree in total to the corresponding unaudited consolidated statements of Parent for such fiscal quarter, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of Parent and its Subsidiaries on a consolidated and consolidating basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes.

(c)         Certificate of Financial Officer -- Compliance.  Concurrently with any delivery of financial statements under Section 8.01(a) or Section 8.01(b) (subject to the proviso below), a certificate of a Financial Officer of Parent in substantially the form of Exhibit D hereto (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations (A) demonstrating compliance with Section 9.01 and (B) of Excess Cash Flow for the fiscal quarter then ended and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the most recently delivered financial statements referred to in Section 8.01(a) and (b) and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate; provided, that, notwithstanding anything herein to the contrary, in the case of the financial statements delivered under Section 8.01(b) for the fiscal quarter of Parent ending June 30, 2020, such certificate shall be required to be delivered on or before September 30, 2020.

(d)         [Reserved].

(e)         Certificate of Financial Officer – Swap Agreements.  Concurrently with the delivery of each Reserve Report hereunder, a certificate of a Financial Officer, in form and substance reasonably satisfactory to the Administrative Agent, setting forth as of the last Business Day of the period covered by such Reserve Report, a true and complete list of all Swap Agreements of each Loan Party, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark-to-market value therefor, any new credit support agreements relating thereto (other than Security Instruments) not listed on Schedule 7.22, any margin required or supplied under any credit support document, and the counterparty to each such agreement.

(f)         Certificate of Insurer -- Insurance Coverage.  Concurrently with any delivery of financial statements under Section 8.01(a), and within ten (10) Business Days following each change in the insurance maintained in accordance with Section 8.07, certificates of insurance coverage with respect to the insurance required by Section 8.07, in form and substance reasonably satisfactory to the Administrative Agent, and, if requested by the Administrative Agent or any Lender, all copies of the applicable policies.

(g)         Other Accounting Reports.  Promptly upon receipt thereof, a copy of each other report or letter submitted to any Loan Party by independent accountants in connection with any annual, interim or special audit made by them of the books of any such Person, and a copy of any response by such Person, or the board of directors or other appropriate governing body of such Person, to such letter or report.

(h)         SEC and Other Filings; Reports to Shareholders.  Promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials

[Credit Agreement]

filed by any Loan Party with the SEC or with any other national securities exchange (other than relating to beneficial ownership of the Equity Interests of the Parent); provided, however, that the Loan Parties shall be deemed to have furnished the information required by this Section 8.01(h) if it shall have timely made the same available publicly on its website, “EDGAR” or an equivalent website.

(i)          Notices Under Material Instruments.  Promptly after the furnishing thereof, copies of any financial statement, report or notice furnished to or by any Person pursuant to the terms of any preferred stock designation, indenture, loan or credit or other similar material agreement, other than this Agreement and not otherwise required to be furnished to the Lenders pursuant to any other provision of this Section 8.01.

(j)          Lists of Purchasers.  Concurrently with the delivery of any Reserve Report to the Administrative Agent pursuant to Section 8.12, a list of all Persons purchasing Hydrocarbons from any Loan Party (or, with respect to Oil and Gas Properties that are not operated by a Loan Party, a list of the operators of such properties).

(k)         Notice of Sales of Oil and Gas Properties and Unwinds of Swap Agreements.  In the event the Borrower or any other Loan Party intends to (i) sell, transfer, assign or otherwise dispose of any Oil and Gas Properties (or any Equity Interests of any Loan Party that owns Oil and Gas Properties) or (ii) terminate, unwind, cancel or otherwise dispose of Swap Agreements (including pursuant to a Permitted Swap Termination), in each case, in accordance with Section 9.11, prior written notice of the foregoing (of at least ten (10) Business Days or such shorter time as the Administrative Agent may agree), the price thereof, in the case of Oil and Gas Properties (or any Equity Interests of any Loan Party that owns Oil and Gas Properties), and the anticipated decline in the mark-to-market value thereof or net cash proceeds therefrom, in the case of Swap Agreements, and the anticipated date of closing and any other details thereof reasonably requested by the Administrative Agent or any Lender.

(l)          Notice of Casualty Events.  Prompt written notice, and in any event within three Business Days, of the occurrence of any Casualty Event or the commencement of any action or proceeding that could reasonably be expected to result in a Casualty Event.

(m)        Information Regarding Borrower and Guarantors.  Prompt written notice of (and in any event within ten (10) days prior thereto or such other time as the Administrative Agent may agree) any change (i) in a Loan Party’s corporate name or in any trade name used to identify such Person in the conduct of its business or in the ownership of its Properties, (ii) in the location of the Loan Party’s chief executive office or principal place of business, (iii) in the Loan Party’s identity or corporate structure or in the jurisdiction in which such Person is incorporated or formed, (iv) in the Loan Party’s jurisdiction of organization or such Person’s organizational identification number in such jurisdiction of organization, and (v) in the Loan Party’s federal taxpayer identification number.

(n)         Production Report and Lease Operating Statements.  Not later than the eighteenth (18th) Business Day of each calendar month, a report setting forth, for each calendar month during the then current fiscal year to date, the volume of production and sales attributable to production (and the prices at which such sales were made and the revenues derived from such sales) for each such calendar month from the Oil and Gas Properties, and setting forth the related ad valorem, severance and production taxes and lease operating expenses attributable thereto and incurred for each such calendar month.

[Credit Agreement]

(o)         Monthly Operational Report; Approved Plan of Development Variance.  Promptly after delivery thereof to the board of directors of the Borrower (and in no event later than the eighteenth (18th) Business Day of each calendar month), (i) an operational report for the prior calendar month in form and substance substantially similar to the operational report provided to the board of directors of the Borrower (it being understood for purposes of this clause (i) that (A) such monthly operational report will be prepared in good faith based on interim facts and information believed by the Borrower to be reasonable at the time prepared, but may nonetheless be incomplete and (B) the Borrower shall have no liability for any unintentional errors or omissions from the facts and information provided in such monthly operational report) and (ii) a report for the prior calendar month in form and substance substantially similar to the report provided to the board of directors of the Borrower in respect of development expenditures, Capital Expenditures and other capital activities occurring in such prior calendar month including a comparison of actual development expenditures, Capital Expenditures and other capital activities for such prior calendar month versus those development expenditures, Capital Expenditures and other capital activities budgeted to occur in such prior month under the Approved Plan of Development.

(p)         Patriot Act.  Promptly upon request, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act.

(q)         Annual Budget.  Concurrently with delivery of the financial statements required to be delivered pursuant to Section 8.01(a), a certificate of a Responsible Officer, in form and substance reasonably satisfactory to the Administrative Agent, setting forth a budget (including, without limitation, a cash flow and Capital Expenditure forecast) for the immediately succeeding twelve months in form and substance reasonably satisfactory to the Administrative Agent.

(r)         Other Requested Information.  Promptly following any written request therefor, such other information regarding the operations, business affairs and financial condition of Parent, the Borrower or any Subsidiary (including any Plan or Multiemployer Plan and any reports or other information required to be filed under ERISA), or compliance with the terms of this Agreement or any other Loan Document, as the Administrative Agent or any Lender may reasonably request.

(s)         Beneficial Ownership.  Prompt written notice of any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified in parts (c) or (d) of such certification.  [First Amendment]

(t)          Incurrence of Specified Additional Debt or New Debt.  In the event Parent or any other Loan Party intends to incur Specified Additional Debt or New Debt, at least five (5) Business Days’ (or such later date as the Administrative Agent may agree in its sole discretion) prior written notice of such intended incurrence, the intended principal amount thereof and the anticipated date of closing, together with a certificate from a Responsible Officer evidencing that the Loan Parties are permitted to incur such Debt in accordance with the terms of this Agreement.

Section 8.02       Notices of Material Events.  The Borrower will furnish to the Administrative Agent prompt written notice of the following after any Responsible Officer of any Loan Party has knowledge thereof:

(a)         the occurrence of any Default;

(b)         the filing or commencement of, or the threat in writing of, any action, suit, proceeding, investigation or arbitration by or before any arbitrator or Governmental Authority

[Credit Agreement]

against or affecting the Group Members thereof not previously disclosed in writing to the Lenders or any material adverse development in any action, suit, proceeding, investigation or arbitration (whether or not previously disclosed to the Lenders) that, in either case, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

(c)         the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower or any other Loan Party in an aggregate amount exceeding $2,000,000; and

(d)         the occurrence of any Material Adverse Effect.

Each notice delivered under this Section 8.02 shall be accompanied by a statement of a Responsible Officer setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

Section 8.03       Existence; Conduct of Business.  Parent and the Borrower will, and will cause each Loan Party to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business and maintain, if necessary, its qualification to do business in each other jurisdiction in which its Oil and Gas Properties is located or the ownership of its Properties requires such qualification, except where failure to have such rights, licenses, permits, privileges, franchises and foreign qualifications could not reasonably be expected to have a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 9.10.

Section 8.04      Payment of Obligations.  Parent and the Borrower will, and will cause each other Loan Party to, pay its obligations, including tax liabilities of the Borrower and all of the other Loan Parties before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such other Loan Party has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

Section 8.05     Performance of Obligations under Loan Documents.  The Borrower will pay the Loans in accordance with the terms hereof, and cause each other Loan Party to, do and perform every act and discharge all of the obligations to be performed and discharged by them under the Loan Documents, including this Agreement, at the time or times and in the manner specified.

Section 8.06      Operation and Maintenance of Properties.  Parent and the Borrower, each at its own expense, will, and will cause each other Loan Party to:

(a)         operate its Oil and Gas Properties and other material Properties or use commercially reasonable efforts to cause such Oil and Gas Properties and other material Properties to be operated in a careful and efficient manner in accordance with the practices of the industry and in compliance with all applicable contracts and agreements and in compliance with all applicable Governmental Requirements, including applicable pro ration requirements and Environmental Laws, and all applicable laws, rules and regulations of every other Governmental Authority from time to time constituted to regulate the development and operation of its Oil and Gas Properties and the production and sale of Hydrocarbons and other minerals therefrom, except, in each case, where the failure to comply could not reasonably be expected to have a Material Adverse Effect.

[Credit Agreement]

(b)         maintain and keep or use commercially reasonable efforts to cause to be maintained and kept in good repair, working order and efficiency (ordinary wear and tear excepted) all of its material Oil and Gas Properties and other Properties material to the conduct of its business, including all equipment, machinery and facilities.

(c)         promptly pay and discharge, or use commercially reasonable efforts to cause to be paid and discharged, all material delay rentals, royalties, expenses and indebtedness accruing under the leases or other agreements affecting or pertaining to its Oil and Gas Properties and will do all other things necessary, in accordance with industry standards, to keep unimpaired their rights with respect thereto and prevent any forfeiture thereof or default thereunder.

(d)         promptly perform or use commercially reasonable efforts to cause to be performed, in accordance with industry standards, the obligations required by each and all of the assignments, deeds, leases, sub-leases, contracts and agreements affecting its interests in its Oil and Gas Properties and other material Properties.

Section 8.07      Insurance.  Parent or the Borrower will maintain, with financially sound and reputable insurance companies, insurance covering all Loan Parties, in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.  The loss payable clauses or provisions in the applicable insurance policy or policies insuring any of the collateral for the Loans shall be endorsed in favor of and made payable to the Administrative Agent as a “loss payee” or other formulation reasonably acceptable to the Administrative Agent and such liability policies shall name the Administrative Agent, as agent for the benefit of the Secured Parties,  as “additional insured”.  Such policies will also provide that the insurer will endeavor to give at least 30 days prior notice of any cancellation to the Administrative Agent.

Section 8.08      Books and Records; Inspection Rights.  Parent and the Borrower will, and will cause each other Loan Party to, keep proper books of record and account in accordance with GAAP.  Parent and the Borrower will, and will cause each other Loan Party to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its Properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times during normal business hours and as often as reasonably requested.

Section 8.09       Compliance with Laws.  Parent and the Borrower will, and will cause each Loan Party to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its Property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

Section 8.10       Environmental Matters.

(a)         Parent and the Borrower shall: (i) comply, and shall cause its Properties and operations and each other Group Member and each other Group Member’s Properties and operations to comply, with all applicable Environmental Laws, except to the extent any breach thereof could not be reasonably expected to have a Material Adverse Effect; (ii) not dispose of or otherwise Release, and shall cause each other Group Member not to dispose of or otherwise Release, any Hazardous Material, or solid waste on, under, about or from any of the Borrower’s or the other Group Members’ Properties or any other Property to the extent caused by the Borrower’s or any of the other Group Members’ operations except in compliance with applicable Environmental Laws, the disposal or Release of which could reasonably be expected to have a Material Adverse Effect; (iii) timely obtain or file, and shall cause each other Group Member to

[Credit Agreement]

timely obtain or file, all notices, and Environmental Permits, if any, required under applicable Environmental Laws to be obtained or filed in connection with the operation or use of the Borrower’s or the other Group Members’ Properties, which failure to obtain or file could reasonably be expected to have a Material Adverse Effect; (iv) promptly commence and diligently prosecute to completion, and shall cause each of other Group Member to promptly commence and diligently prosecute to completion, any assessment, evaluation, investigation, monitoring, containment, cleanup, removal, repair, restoration, remediation or other remedial obligations (collectively, the “Remedial Work”) in the event any Remedial Work is required or reasonably necessary under applicable Environmental Laws because of or in connection with the actual or suspected past, present or future disposal or other Release of any Hazardous Materials on, under, about or from any of the Borrower’s or the other Group Members’ Properties, which failure to commence and diligently prosecute to completion could reasonably be expected to have a Material Adverse Effect; (v) use commercially reasonable efforts to conduct, and cause each other Group Member to conduct, their respective operations and businesses in a manner that will not expose any Property or Person to Hazardous Materials that could reasonably be expected to form the basis for a claim for damages or compensation; and (vi) establish and implement, and shall cause each other Group Member to establish and implement, such procedures as may be necessary to continuously determine and assure that the Borrower’s and the other Group Members’ obligations under this Section 8.10(a) are timely and fully satisfied, which failure to establish and implement could reasonably be expected to have a Material Adverse Effect.

(b)         Parent and the Borrower will promptly, but in no event later than five Business Days of Parent or the Borrower becoming aware thereof, notify the Administrative Agent and the Lenders in writing of any threatened action, investigation or inquiry by any Governmental Authority or any demand or lawsuit by any landowner or other third party threatened in writing against Parent or the Borrower or the other Group Members or their Properties of which Parent and or Borrower has knowledge in connection with any Environmental Laws (excluding routine testing and corrective action) if Parent or the Borrower reasonably anticipates that such action will result in liability (whether individually or in the aggregate) in excess of $2,000,000, not fully covered by insurance, subject to normal deductibles.

(c)         If an Event of Default has occurred and is continuing, the Administrative Agent may (but shall not be obligated to), at the reasonable and documented expense of the Borrower and to the extent that the Borrower or any other Loan Party has the right to do so, conduct such Remedial Work as it deems appropriate to determine the nature and extent of any noncompliance with applicable Environmental Laws, the nature and extent of the presence of any Hazardous Material and the nature and extent of any other environmental conditions that may exist at or affect any of the Mortgaged Properties, and the Group Members shall cooperate with the Administrative Agent in conducting such Remedial Work.  Such Remedial Work may include a detailed visual inspection of the Mortgaged Properties, including all storage areas, storage tanks, drains and dry wells and other structures and locations, as well as the taking of soil samples, surface water samples, and ground water samples and such other investigations or analyses as the Administrative Agent deems appropriate.  The Administrative Agent and its officers, employees, agents and contractors shall have and are hereby granted the right to enter upon the Mortgaged Properties for the foregoing purposes.

Section 8.11       Further Assurances.

(a)         Parent and the Borrower, each at its sole expense will, and will cause each other Loan Party to, promptly execute and deliver to the Administrative Agent all such other documents, agreements and instruments reasonably requested by the Administrative Agent to comply with,

[Credit Agreement]

cure any defects or accomplish the conditions precedent, covenants and agreements of any Loan Party, as the case may be, in the Loan Documents or to further evidence and more fully describe the collateral intended as security for the Secured Obligations, or to correct any omissions in this Agreement or the Security Instruments, or to state more fully the obligations secured therein, or to perfect, protect or preserve any Liens created pursuant to this Agreement or any of the Security Instruments or the priority thereof, or to make any recordings, file any notices or obtain any consents, all as may be reasonably necessary or appropriate, in the sole discretion of the Administrative Agent, in connection therewith.

(b)         Parent and the Borrower hereby authorize the Administrative Agent to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Mortgaged Property without the signature of the Borrower or any other Loan Party where permitted by law.  A carbon, photographic or other reproduction of the Security Instruments or any financing statement covering the Mortgaged Property or any part thereof shall be sufficient as a financing statement where permitted by law.

Section 8.12       Reserve Reports.

(a)         On or before March 31st and September 30th of each year, as applicable, the Borrower shall furnish to the Administrative Agent and the Lenders a Reserve Report evaluating the Oil and Gas Properties of the Borrower and the other Loan Parties in the United States as of the immediately preceding January 1st or July 1st, as applicable.  The Reserve Report as of January 1st and delivered on or before March 31th of each year (the “January 1 Reserve Report”) shall be prepared by one or more Approved Petroleum Engineers, and each other Reserve Report (other than the Reserve Report as of July 1, 2020 and delivered on or before September 30, 2020 (the “July 1, 2020 Reserve Report”)) of each year may be prepared in form reasonably acceptable by one or more Approved Petroleum Engineers or internally under the supervision of the chief engineer of the Borrower who shall certify such Reserve Report to be true and accurate in all material respects and to have been prepared in all material respects in accordance with the procedures used in the immediately preceding January 1 Reserve Report.  The Borrower shall cause the July 1, 2020 Reserve Report to be prepared by Netherland, Sewell & Associates, Inc., and the Borrower shall cause such Approved Petroleum Engineer to also review and independently verify the economic and commercial assumptions included in such July 1, 2020 Reserve Report.

(b)         In the event of an Interim Redetermination, the Borrower shall furnish to the Administrative Agent and the Lenders a Reserve Report prepared by or under the supervision of the chief engineer of the Borrower who shall certify such Reserve Report to be true and accurate in all material respects and, except as otherwise specified therein, to have been prepared in all material respects in accordance with the procedures used in the immediately preceding January 1 Reserve Report.  For any Interim Redetermination requested by the Administrative Agent or the Borrower pursuant to Section 2.07(b), the Borrower shall provide such Reserve Report with an “as of” date as required by the Administrative Agent as soon as possible, but in any event no later than thirty (30) days following the receipt of such request.

(c)         With the delivery of each Reserve Report, the Borrower shall provide to the Administrative Agent and the Lenders a certificate (a “Reserve Report Certificate”) from a Responsible Officer certifying that in all material respects: (i) the information contained in the Reserve Report and any other information delivered in connection therewith is true and correct, (ii) the Borrower or the other Loan Parties own good and defensible title to the Oil and Gas Properties evaluated in such Reserve Report and such Properties are free of all Liens except for Liens permitted by Section 9.03, (iii) except as set forth on an exhibit to the certificate, on a net basis

[Credit Agreement]

there are no gas imbalances, take or pay or other prepayments in excess of the volume specified in Section 7.19 with respect to its Oil and Gas Properties evaluated in such Reserve Report which would require the Borrower or any other Loan Party to deliver Hydrocarbons either generally or produced from such Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor, (iv) none of their proved Oil and Gas Properties have been sold since the date of the last Borrowing Base determination except as set forth on an exhibit to the certificate, which exhibit shall list all of its Oil and Gas Properties sold and in such detail as reasonably required by the Administrative Agent, (v) attached to the certificate is a list of all marketing agreements entered into by a Loan Party subsequent to the later of the date hereof or the most recently delivered Reserve Report which the Borrower could reasonably be expected to have been obligated to list on Schedule 7.20 had such agreement been in effect on the date hereof, (vi) attached thereto is a schedule of the Oil and Gas Properties evaluated by such Reserve Report that are Mortgaged Properties and demonstrating the percentage of the total value of the proved Oil and Gas Properties that the value of such Mortgaged Properties represent and that such percentage is in compliance with Section 8.14(a) and (vii) attached thereto is a computation of Total Proved PV-9 for the Oil and Gas Properties evaluated in such Reserve Report.

Section 8.13       Title Information.

(a)         On or before the delivery to the Administrative Agent and the Lenders of each Reserve Report required by Section 8.12(a), the Borrower will make available to the Administrative Agent title information in form and substance reasonably acceptable to the Administrative Agent covering enough of the Borrowing Base Properties evaluated by such Reserve Report that were not included in the immediately preceding Reserve Report, so that the Administrative Agent shall have had the opportunity to review (including title information previously made available to the Administrative Agent), satisfactory title information on Hydrocarbon Interests constituting at least 90% of the Total Proved PV-9 of the Borrowing Base Properties evaluated by such Reserve Report.

(b)         If the Borrower has provided title information for additional Properties under Section 8.13(a), the Borrower shall, within 60 days of notice from the Administrative Agent that title defects or exceptions exist with respect to such additional Properties, either (i) cure any such title defects or exceptions (including defects or exceptions as to priority) which are not permitted by Section 9.03 raised by such information, (ii) substitute acceptable Mortgaged Properties with no title defects or exceptions except for Excepted Liens (other than Excepted Liens described in clauses (e), (g) and (h) of such definition) having an equivalent value or (iii) deliver title information in form and substance reasonably acceptable to the Administrative Agent so that the Administrative Agent shall have received, together with title information previously delivered to the Administrative Agent, satisfactory title information on Hydrocarbon Interests constituting at least 90% of the Total Proved PV-9 of the Borrowing Base Properties evaluated by such Reserve Report.

(c)         If the Borrower is unable to cure any title defect requested by the Administrative Agent or the Lenders to be cured within the 60-day period or the Borrower does not comply with the requirements to provide acceptable title information covering 90% of the Total Proved PV-9 of the Borrowing Base Properties evaluated in the most recent Reserve Report, such default shall not be a Default, but instead the Administrative Agent and/or the Majority Lenders shall have the right to exercise the following remedy in their sole discretion from time to time, and any failure to so exercise this remedy at any time shall not be a waiver as to future exercise of the remedy by the Administrative Agent or the Lenders.  To the extent that the Administrative Agent or the Majority Lenders are not satisfied with title to any Mortgaged Property after the 60-day period has elapsed, such unacceptable Mortgaged Property shall not count towards the 90% requirement, and the

[Credit Agreement]

Administrative Agent may send a notice to the Borrower and the Lenders that the then outstanding Borrowing Base shall be reduced by an amount as determined by the Required Lenders to cause the Borrower to be in compliance with the requirement to provide acceptable title information on Hydrocarbon Interests constituting 90% of the Total Proved PV-9 of the Borrowing Base Properties evaluated by such Reserve Report.  This new Borrowing Base shall become effective immediately after receipt of such notice.

Section 8.14       Additional Collateral; Additional Guarantors.

(a)         In connection with each redetermination of the Borrowing Base, the Borrower shall review the Reserve Report and the list of current Mortgaged Properties (as described in Section 8.12(c)(vi)) to ascertain whether the Mortgaged Properties represent at least 90% of the Total Proved PV-9 of the Borrowing Base Properties evaluated in the most recently completed Reserve Report after giving effect to exploration and production activities, acquisitions, dispositions and production.  In the event that the Mortgaged Properties do not represent at least 90% of such Total Proved PV-9, then Parent and the Borrower shall, and shall cause the other Loan Parties to, grant, within thirty (30) days of delivery of the certificate required under Section 8.12(c) (or such later date as the Administrative Agent may agree), to the Administrative Agent as security for the Secured Obligations a first-priority Lien interest (provided that Excepted Liens of the type described in clauses (a) to (d) and (f) of the definition thereof may exist, but subject to the provisos at the end of such definition) on additional Oil and Gas Properties not already subject to a Lien of the Security Instruments such that after giving effect thereto, the Mortgaged Properties will represent at least 90% of such Total Proved PV-9.  All such Liens will be created and perfected by and in accordance with the provisions of deeds of trust, security agreements and financing statements or other Security Instruments, all in form and substance reasonably satisfactory to the Administrative Agent and in sufficient executed (and acknowledged where necessary or appropriate) counterparts for recording purposes.  In order to comply with the foregoing, if any Subsidiary grants a Lien on its Oil and Gas Properties pursuant to Section 8.14(a) and such Subsidiary is not a Guarantor, then it shall become a Guarantor and comply with Section 8.14(b).

(b)         Parent and the Borrower shall promptly cause each newly created or acquired Subsidiary (other than any Immaterial Subsidiary) and any Immaterial Subsidiary that becomes a Material Subsidiary to guarantee the Secured Obligations pursuant to the Guarantee and Collateral Agreement, including pursuant to a supplement or joinder thereto.  In connection with any such guaranty, Parent and the Borrower shall, or shall cause (i) such Subsidiary (other than any Immaterial Subsidiary) to execute and deliver the Guarantee and Collateral Agreement (or a supplement thereto, as applicable) and (ii) the owners (other than any Immaterial Subsidiary) of the Equity Interests of such Subsidiary to pledge all of the Equity Interests of such new Subsidiary (including delivery of original stock certificates evidencing the Equity Interests of such Subsidiary, together with an appropriate undated stock powers for each certificate duly executed in blank by the registered owner thereof) and to execute and deliver such other additional closing documents and certificates as shall reasonably be requested by the Administrative Agent.  [First Amendment]

(c)         In the event that any Loan Party becomes the direct owner of a Domestic Subsidiary, then the Loan Party shall promptly (i) pledge 100% of all the Equity Interests of such Domestic Subsidiary, in each case, that are owned by such Loan Party and to the extent such pledge does not occur automatically under the Guarantee and Collateral Agreement (including, in each case, delivery of original stock certificates, if any, evidencing such Equity Interests, together with appropriate stock powers for each certificate duly executed in blank by the registered owner thereof) and (ii) (along with such Domestic Subsidiary) execute and deliver such other additional closing documents and certificates as shall reasonably be requested by the Administrative Agent.

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(d)         In the event that any Loan Party becomes the direct owner of a Foreign Subsidiary, then the Loan Party shall promptly (i) pledge 66-2/3% of all the Equity Interests of such Foreign Subsidiary, in each case, that are owned by such Loan Party and to the extent such pledge does not occur automatically under the Guarantee and Collateral Agreement (including, in each case, delivery of original stock certificates, if any, evidencing such Equity Interests, together with appropriate stock powers for each certificate duly executed in blank by the registered owner thereof) and (ii) (along with such Foreign Subsidiary) execute and deliver such other additional closing documents and certificates as shall reasonably be requested by the Administrative Agent.

(e)         The Borrower hereby guarantees the payment of all Secured Obligations of each Loan Party (other than the Borrower) and absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time to each Loan Party (other than the Borrower) in order for such Loan Party to honor its obligations under the Guarantee and Collateral Agreement and other Security Instruments including obligations with respect to Swap Agreements (provided, however, that the Borrower shall only be liable under this Section 8.14(e) for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 8.14(e), or otherwise under this Agreement or any Loan Document, as it relates to such other Loan Parties, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of the Borrower under this Section 8.14(e) shall remain in full force and effect until Payment in Full.  The Borrower intends that this Section 8.14(e) constitute, and this Section 8.14(e) shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each Loan Party (other than the Borrower) for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

Section 8.15      ERISA Compliance.  Parent and the Borrower will promptly furnish and will cause each other Group Member and any ERISA Affiliate to promptly furnish to the Administrative Agent (i)  upon becoming aware of the occurrence of any ERISA Event or of any Prohibited Transaction, which could reasonably be expected to result in liability of Parent, the Borrower or such other Group Member in an aggregate amount exceeding $2,000,000, in connection with any Plan or any trust created thereunder, a written notice of Parent, the Borrower or Subsidiary of the Borrower, as the case may be, specifying the nature thereof, what action such Person is taking or proposes to take with respect thereto, and, when known, any action taken or proposed by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto, and (ii) upon receipt thereof, copies of any notice of the PBGC’s intention to terminate or to have a trustee appointed to administer any Plan.  Promptly following receipt thereof, Parent and the Borrower will furnish and will cause each Subsidiary to promptly furnish to the Administrative Agent copies of any documents described in Sections 101(k) or 101(l) of ERISA that any Group Member may request with respect to any Multiemployer Plan for which the Borrower, any Group Member or any of their ERISA Affiliates may be subject to any current or future liability; provided, that if the Group Members have not requested such documents or notices from the administrator or sponsor of the applicable Multiemployer Plan, then, upon reasonable request of the Administrative Agent, the Group Members shall promptly make a request for such documents or notices from such administrator or sponsor and the Borrower shall provide copies of such documents and notices to the Administrative Agent promptly after receipt thereof.

Section 8.16       Marketing Activities.  Parent and the Borrower will not, and will not permit any of the other Loan Parties to, engage in marketing activities for any Hydrocarbons or enter into any contracts related thereto other than (i) contracts for the sale of Hydrocarbons scheduled or reasonably estimated to be produced from their proved Oil and Gas Properties during the period of such contract, (ii) contracts for the sale of Hydrocarbons scheduled or reasonably estimated to be produced from proved Oil and Gas Properties of third parties during the period of such contract associated with the Oil and Gas Properties of the Borrower and the other Loan Parties that the Borrower or one of the other Loan Parties has the right to

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market pursuant to joint operating agreements, unitization agreements or other similar contracts that are usual and customary in the oil and gas business and (iii) other contracts for the purchase and/or sale of Hydrocarbons of third parties (A) which have generally offsetting provisions (i.e. corresponding pricing mechanics, delivery dates and points and volumes) such that no “position” is taken and (B) for which appropriate credit support has been taken to alleviate the material credit risks of the counterparty thereto.

Section 8.17      Swap Agreements.  Within fifteen (15) Business Days of the Effective Date (or such later date as the Administrative Agent may agree), the Borrower shall enter into 100% of the Required Hedges described in clause (a) of the definition thereof, and at all times thereafter the Borrower shall establish and maintain the Required Hedges described in clause (b) of the definition thereof.

Section 8.18       Sanctions, Money Laundering Laws; Anti-Corruption Laws.  The Borrower will maintain in effect policies and procedures designed to promote compliance by the Borrower and the other Loan Parties, and their respective directors, officers, employees and agents with all applicable Sanctions, Money Laundering Laws and with the FCPA, and any other applicable anti-corruption laws. The Loan Parties will, and will cause their subsidiaries to, comply with all applicable Sanctions, Money Laundering Laws and with the FCPA, and any other applicable anti-corruption laws.

Section 8.19       [Reserved].

Section 8.20      Vitol Prepayments.  Within three (3) Business Days of the Effective Date, the Borrower shall extinguish the Vitol Prepayments in full.

Section 8.21      Deposit Accounts.  The Borrower shall cause each of the Borrower’s and the other Loan Parties’ deposit accounts, commodity accounts and securities accounts (other than Excluded Accounts) to at all times be subject to a deposit account control agreement, commodity account control agreement or securities account control agreement, as applicable, in form and substance reasonably satisfactory to the Administrative Agent naming the Administrative Agent as the secured party thereunder for the benefit of the Secured Parties.

Section 8.22       Agreement to Negotiate with the Lenders.  Parent and the Borrower will, and will cause each other Loan Party to, during the period from the Fifth Amendment Effective Date through and including September 30, 2020, negotiate with the Lenders in good faith on a potential workout, restructuring or similar negotiation with respect to the Secured Obligations, with the content of any such potential workout, restructuring or similar negotiation to be agreed between the Borrower and the number of Lenders required by Section 12.02 (but which, as of the Fifth Amendment Effective Date, is expected to include (a) mutually agreeing to a term sheet that reduces the Borrower’s Total Debt and leverage, (b) exploring additional sources of equity capital for the Borrower, (c) exploring potential Transfers of all or some of the Oil and Gas Properties of the Loan Parties (or Equity Interests in any Loan Party that owns Oil and Gas Properties) and (d) if necessary, hiring of restructuring advisors by the Lenders and the Borrower).

Section 8.23       SBA PPP Loan.  Parent and the Borrower will, and will cause each other Loan Party to (a) comply in all material respects with the SBA’s terms and conditions applicable to the SBA PPP Loan, (b) use the proceeds of the SBA PPP Loan only for CARES Allowable Uses, (c) keep necessary and appropriate records relating to the use of the SBA PPP Loan (and provide such records to the Administrative Agent upon the Administrative Agent’s reasonable request), and (d) promptly take all applicable actions, not later than 45 days after the eight week period immediately following the SBA PPP Loan Date (or such later date as permitted under the CARES Act), to apply for forgiveness of the SBA PPP Loan in accordance with the regulations implementing Section 1106 of the CARES Act (and provide documentation, and status, of such forgiveness to the Administrative Agent upon the Administrative Agent’s reasonable request).

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ARTICLE IX

NEGATIVE COVENANTS

Until Payment in Full, each of Parent and the Borrower, jointly and severally, covenant and agree with the Lenders that:

Section 9.01       Financial Covenants.

(a)         Current Ratio.  Parent and the Borrower will not, as of the last day of any fiscal quarter, commencing with the quarter ending June 30, 2018, permit the ratio of (i) consolidated current assets of Parent, the Borrower and their Subsidiaries (including the Available Commitment, but excluding non-cash assets under ASC 815) to (ii) consolidated current liabilities of Parent, the Borrower and their Subsidiaries (excluding (x) noncash obligations under ASC 815, (y) reclamation obligations to the extent classified as current liabilities under GAAP, and (z) current maturities under this Agreement) to be less than 1.0 to 1.0.  Notwithstanding the actual classification under GAAP or anything else contained herein to the contrary, solely for the purpose of calculating the foregoing ratio for the quarter ending December 31, 2018 (and, for the avoidance of doubt, without duplication to the extent such assets otherwise constitute current assets), the Borrower’s Oil and Gas Properties located in Dimmit County, Texas shall be deemed to constitute current assets of the Borrower.

(b)         Ratio of Total Debt to EBITDAX.  Parent and the Borrower will not, as of the last day of any fiscal quarter, commencing with the quarter ending December 31, 2019, permit the ratio of (i) (A) Total Debt minus the lesser of (B) (I) unrestricted Cash Equivalents of the Loan Parties on such day that are subject to a perfected Lien in favor of the Administrative Agent and (II) $20,000,000 to (ii) EBITDAX for the four fiscal quarters ending on such day to be greater than 3.50 to 1.0.

(c)         Interest Coverage Ratio.  For so long as the Term Debt (and any Permitted Refinancing Debt thereof) or Specified Additional Debt remains outstanding and contains a covenant similar to an interest coverage ratio of any Loan Party, Parent and the Borrower will not, as of the last day of any fiscal quarter, commencing with the quarter ending December 31, 2019, permit the ratio of EBITDAX to Consolidated Interest Expense for the four fiscal quarters ending on such day to be less than 1.50 to 1.0.

Section 9.02       Debt.  Parent and the Borrower will not, and will not permit any other Loan Party to, incur, create, assume or suffer to exist any Debt, except:

(a)         the Loans or other Secured Obligations.

(b)         Debt of any Loan Party under Capital Leases or incurred in connection with fixed or capital assets acquired, constructed or improved by any Loan Party not to exceed $10,000,000.

(c)         Debt associated with worker’s compensation claims, bonds or surety obligations required by Governmental Requirements or by third parties in the ordinary course of business in connection with the operation of, or provision for the abandonment and remediation of, the Oil and Gas Properties.

(d)         Intercompany Debt.

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(e)         endorsements of negotiable instruments for collection in the ordinary course of business.

(f)         Debt representing deferred compensation to employees of Parent or any of its Subsidiaries incurred in the ordinary course of business not to exceed an aggregate amount at any one time outstanding the greater of (i) $1,250,000 and (ii) one percent (1%) of the then effective Borrowing Base, in the aggregate at any one time outstanding.

(g)         Debt incurred by the Borrower or any Loan Party in any Investment permitted hereunder, merger or any disposition permitted hereunder, in each case, constituting indemnification obligations or obligations in respect of purchase price or other similar adjustments not to exceed $5,000,000 in the aggregate at any one time outstanding.

(h)         Debt consisting of the financing of insurance premiums not to exceed the greater of (i) $1,250,000 and (ii) one percent (1%) of the then effective Borrowing Base, in the aggregate at any one time outstanding.

(i)          Debt in respect of Cash Management Services and other Debt in respect of netting services, automatic clearinghouse arrangements, overdraft protections, employee credit card programs and other cash management and similar arrangements in the ordinary course of business.

(j)          Debt arising under Swap Agreements permitted under Section 9.17.

(k)         other Debt not to exceed $5,000,000 in the aggregate at any one time outstanding; provided, that (i) no Default or Event of Default exists at the time such Debt is incurred or will occur as a result thereof and (ii) either (A) the Required Lenders shall have provided their prior written consent to the incurrence of such Debt or (B) the Fallaway Date shall have occurred on the date of the incurrence of such Debt.

(l)          any guarantee of any other Debt permitted to be incurred hereunder.

(m)        Debt under the Term Loan Documents and any Permitted Refinancing Debt thereof, provided that the aggregate principal amount (including reimbursement obligations) of such Debt does not exceed $250,000,000 plus interest (including interest accruing, including at any post-default rate, during the pendency of an insolvency or liquidation proceeding, regardless of whether allowed or allowable in such insolvency or liquidation proceeding), premium (if any), make-whole obligations, fees, indemnifications, reimbursements, expenses and other liabilities payable under the Term Loan Documents or any Permitted Refinancing Debt thereof.

(n)         Debt under the Transaction Support Agreement and Parent’s guarantee of such Debt (including, for the avoidance of doubt, the Buyer Parent Guaranty (as defined in the Transaction Support Agreement)), including, without limitation, Debt associated with the TSA Bonds and the TSA Letters of Credit, in a combined aggregate amount at any one time outstanding not to exceed $42,000,000, and the TSA Indemnity Agreements.

(o)         unsecured Specified Additional Debt; provided that (i) there is no Term Debt (or any Permitted Refinancing thereof) outstanding or any commitment to lend under any instruments with respect thereto (ii) immediately prior to and after giving effect to the incurrence of such Debt, no Default shall have occurred and be continuing, (iii) such Debt does not have any scheduled principal payments until the date that is one hundred eighty days following the Maturity Date, (iv) immediately after giving effect to such Debt, Borrower shall be in compliance with Section 9.01(b),

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recalculated as of the last day of the most recently ended fiscal quarter, (v) no agreement with respect to such Debt has any covenant, representation or warranty, event of default, or other provision that is more restrictive than any provision of (or lack of provision with respect to) the Loan Documents, and (vi) on the same day as the incurrence of such Debt, the Borrowing Base shall be adjusted to the extent required by Section 2.07(f), prepayment is made to the extent required by Section 3.04(c)(iii) and no Borrowing Base Deficiency would then exist after giving effect to such adjustment and prepayment.

(p)         the SBA PPP Loan.

Section 9.03       Liens.  Parent and the Borrower will not, and will not permit any other Loan Party to, create, incur, assume or permit to exist any Lien on any of its Properties (now owned or hereafter acquired), except:

(a)         Liens securing the payment of any Secured Obligations.

(b)         Excepted Liens.

(c)         Liens securing Capital Leases permitted by Section 9.02(b) but only on the Property that is the subject of any such lease, accessions and improvements thereto, insurance thereon, and the proceeds of the foregoing.

(d)         Liens securing any Permitted Refinancing Debt provided that any such Permitted Refinancing Debt is not secured by any additional or different Property not securing the Refinanced Debt.

(e)         Liens with respect to property or assets of the Borrower or any other Loan Party securing obligations in an aggregate principal amount outstanding at any time not to exceed $10,000,000.

(f)         Liens securing the Term Debt to the extent permitted by, and for so long as such Liens remain subject to, the Intercreditor Agreement.

(g)         Liens which are disclosed to the Lenders in Schedule 9.03.

Section 9.04      Restricted Payments.  Parent and the Borrower will not, and will not permit any other Loan Party to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except, as long as no Default or Event of Default exists at the time such Restricted Payment is made or will occur as a result thereof, (a) Restricted Payments payable to any Loan Party other than Parent; and (b) Restricted Payments payable to Parent, if (A) immediately after giving pro forma effect to such Restricted Payment, the ratio of Total Debt to EBITDAX is less than or equal to 2.50 to 1.00, (B) immediately after giving pro forma effect to such Restricted Payment, the Loan Parties will have an Available Commitment in an aggregate amount of not less than 20.0% of the then-current Borrowing Base and (C) prior to such Restricted Payment, the Borrower has delivered to Administrative Agent a certificate signed by a Responsible Officer certifying Borrower’s compliance with the foregoing requirements.

Section 9.05       Investments, Loans and Advances.  Parent and the Borrower will not, and will not permit any other Loan Party to, make or permit to remain outstanding any Investments in or to any Person, except that the foregoing restriction shall not apply to:

(a)         Investments which are disclosed to the Lenders in Schedule 9.05.

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(b)         accounts receivable and notes receivable arising from the grant of trade credit arising in the ordinary course of business.

(c)         direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, in each case maturing within one year from the date of acquisition thereof.

(d)         commercial paper maturing within one year from the date of acquisition thereof rated in one of the two highest grades by S&P or Moody’s.

(e)         deposits maturing within one year from the date of creation thereof with, including certificates of deposit issued by, any Lender or any office located in the United States of any other bank or trust company which is organized under the laws of the United States or any state thereof, has capital, surplus and undivided profits aggregating at least $500,000,000 (as of the date of such bank or trust company’s most recent financial reports) and has a short term deposit rating of no lower than A2 or P2, as such rating is set forth from time to time, by S&P or Moody’s, respectively.

(f)         Investments in money market or similar funds with assets of at least $1,000,000,000 and rated Aaa by Moody’s or AAA by S&P.

(g)         Investments (i) made by the Borrower in or to any Loan Parties or (ii) made by Loan Parties in or to each other or the Borrower.

(h)         if (v) no Default or Event of Default exists at the time such Investment is made or will occur as a result thereof, (w) immediately after giving pro forma effect to such Investment the ratio of Total Debt to ECF EBITDAX for the fiscal quarter immediately preceding the date of determination for which fiscal statements are available is less than or equal to 2.50 to 1.00, (x) immediately after giving pro forma effect to such Investment, the Loan Parties will have an Available Commitment in an amount of not less than 20.0% of the then-current Borrowing Base, (y) prior to such Investment, the Borrower has delivered to Administrative Agent a certificate signed by a Responsible Officer certifying Borrower’s compliance with the foregoing requirements and (z) either (I) the Majority Lenders have provided their prior written consent to making such Investment or (II) the Fallaway Date shall have occurred on the date such Investment is made, Investments in:

(i)          direct ownership interests in additional Oil and Gas Properties and oil and gas gathering systems related thereto or related to farm-out, farm-in, joint operating, joint venture or area of mutual interest agreements, gathering systems, pipelines or other similar arrangements which are usual and customary in the oil and gas exploration and production business located within the geographic boundaries of the United States of America; and

(ii)         Persons engaged primarily in the business of acquiring, developing and producing Oil and Gas Properties within the geographic boundaries of the United States of America; provided that with respect to any Investment described in this clause (ii), immediately after making such Investment, such Person becomes as Loan Party in accordance with Section 8.14.

(i)          loans or advances to employees, officers or directors in the ordinary course of business of the Borrower or any of the other Loan Parties, in each case only as permitted by applicable law, including Section 402 of the Sarbanes Oxley Act of 2002, but in any event not to exceed $1,000,000 in the aggregate at any time.

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(j)          Investments in stock, obligations or securities received in settlement of debts arising from Investments permitted under this Section 9.05 owing to the Borrower or any other Loan Party as a result of a bankruptcy or other insolvency proceeding of the obligor in respect of such debts or upon the enforcement of any Lien in favor of the Borrower or any of the other Loan Parties or in connection with the settlement of delinquent accounts and disputes with customers and suppliers; provided that the Borrower shall give the Administrative Agent prompt written notice in the event that the aggregate amount of all Investments held at any one time under this Section 9.05(j) exceeds $500,000.

(k)         Investments pursuant to Swap Agreements or hedging agreements otherwise permitted under this Agreement.

(l)          other Investments not to exceed $1,000,000 in the aggregate at any one time outstanding; provided, that (i) no Default or Event of Default exists at the time such Investment is made or will occur as a result thereof and (ii) either (A) the Required Lenders shall have provided their prior written consent to the making of such Investment or (B) the Fallaway Date shall have occurred on the date such Investment is made.

Section 9.06      Nature of Business; No International Operations.  Parent and the Borrower will not allow any material change to be made in the character of its business as an independent oil and gas exploration and production company.  The Loan Parties will not acquire or make any other expenditures (whether such expenditure is capital, operating or otherwise) in or related to any Oil and Gas Properties not located within the geographical boundaries of the United States.  The Borrower will not acquire or create any Foreign Subsidiary.

Section 9.07      Proceeds of Loans.  Parent and the Borrower will not permit the proceeds of the Loans to be used for any purpose other than those permitted by Section 7.23.  No Loan Party nor any Person acting on behalf of the Borrower has taken or will take any action which causes any of the Loan Documents to violate Regulations T, U or X or any other regulation of the Board or to violate Section 7 of the Securities Exchange Act of 1934 or any rule or regulation thereunder, in each case as now in effect or as the same may hereinafter be in effect.  If requested by the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender FR Form U-1 or such other form referred to in Regulation U, Regulation T or Regulation X of the Board, as the case may be.

Section 9.08      ERISA Compliance.  Except as could not reasonably be expected to result in a Material Adverse Effect, the Borrower will not, and will not permit any other Group Member to, at any time:

(a)         Allow any ERISA event to occur.

(b)         contribute to or assume an obligation to contribute to, or permit any Subsidiary to contribute to or assume an obligation to contribute to, any Multiemployer Plan.

(c)         acquire, or permit any Subsidiary to acquire, an interest in any Person that causes such Person to become an ERISA Affiliate with respect to any Subsidiary if such Person sponsors, maintains or contributes to, or at any time in the six-year period preceding such acquisition has sponsored, maintained, or contributed to, any Multiemployer Plan.

Section 9.09      Sale or Discount of Receivables.  Except for receivables obtained by the Loan Parties out of the ordinary course of business or the settlement of joint interest billing accounts in the ordinary course of business or discounts granted to settle collection of accounts receivable or the sale of

[Credit Agreement]

defaulted accounts arising in the ordinary course of business in connection with the compromise or collection thereof and not in connection with any financing transaction, Parent and the Borrower will not, and will not permit any other Loan Party to, discount or sell (with or without recourse) any of its notes receivable or accounts receivable.

Section 9.10       Mergers, Etc.  Neither the Borrower nor any other Loan Party will merge into or with or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its Property to any other Person, (whether now owned or hereafter acquired) (any such transaction, a “consolidation”), or liquidate or dissolve, except that (a) any Subsidiary of Borrower may be merged into or consolidated with (i) another Subsidiary of Borrower, so long as a Guarantor is the surviving business entity, or (ii) Borrower, so long as Borrower is the surviving business entity, (b) any Subsidiary of Parent (that is not a Subsidiary of Borrower) may be merged or consolidated with (i) a Subsidiary of Borrower, so long as a Guarantor is the surviving business entity, (ii) Borrower, so long as Borrower is the surviving business entity or (iii) another Subsidiary of Parent (that is not a Subsidiary of Borrower), so long as if either Subsidiary is a Guarantor, a Guarantor is the surviving business entity and (c) in connection with any disposition permitted by Section 9.11.

Section 9.11      Sale of Properties and Termination of Hedging Transactions.  Parent and the Borrower will not, and will not permit any other Loan Party to, sell, assign, farm-out, convey or otherwise transfer (“Transfer”) any Property (subject to Section 9.10) except for:

(a)         the sale of Hydrocarbons in the ordinary course of business (including oil and gas sold as produced and seismic data);

(b)         So long as no Default, Event of Default or Borrowing Base Deficiency exists, to the extent no Borrowing Base Value is allocated thereto, farmouts in the ordinary course of business of undeveloped acreage or undrilled depths and assignments in connection with such farmouts;

(c)         the sale or transfer of (i) equipment that is no longer necessary for the business of the Borrower or such other Loan Party or are replaced by equipment of at least comparable value and use and (ii) immaterial assets (including allowing any registrations or any applications for registration of any intellectual property to lapse or go abandoned in the ordinary course of business) and (iii) termination of leases and licenses in the ordinary course of business, in each case so long as, after giving effect to the disposition, no Event of Default would exist or result therefrom;

(d)         the sale or other disposition of any Oil and Gas Property to which no Proved Reserves are attributed and the pooling or unitization of Oil and Gas Properties to which no Proved Reserves are attributed, so long as, (i) after giving effect to the disposition and the concurrent payment of Loans, no Default or Event of Default would exist or result therefrom and (ii) the Required Lenders shall have provided their prior written consent to such Transfer;

(e)         the sale or other disposition (including Casualty Events) of any Hydrocarbon Interests or any interest therein (including any Equity Interest in any Loan Party that owns Hydrocarbon Interests); provided that:

(i)          100% of the consideration received in respect of such sale or other disposition of any such Hydrocarbon Interests (or such Equity Interest) shall be cash;

(ii)         (other than in respect of Casualty Events) the consideration received in respect of a sale or other disposition of such Hydrocarbon Interests or interest therein (or

[Credit Agreement]

such Equity Interest) shall be equal to or greater than the fair market value of such Hydrocarbon Interests or interest therein (or such Equity Interest) subject of such sale or other disposition (as reasonably determined by a Responsible Officer of the Borrower and if requested by the Administrative Agent, the Borrower shall deliver a certificate of a Responsible Officer of the Borrower certifying to the foregoing);

(iii)       if, during any period between two successive Scheduled Redetermination Dates, Total Proved PV-9 (as reasonably determined by the Administrative Agent) of all Hydrocarbon Interests that are sold or otherwise disposed of during such period (including any Equity Interests in any Loan Party that owns Borrowing Base Properties) during such period exceeds five percent (5%) of the then effective Borrowing Base, individually or in the aggregate, the Borrowing Base shall be contemporaneously reduced in an amount equal to the Borrowing Base Value of the Hydrocarbon Interests sold or otherwise disposed;

(iv)        after giving effect to the disposition and the concurrent payment of Loans, no Default or Event of Default would exist or result therefrom; and

(v)         other than with respect to Casualty Events, the Majority Lenders shall have provided their prior written consent to such Transfer.

(f)         (i) Permitted Swap Terminations and (ii) other early terminations, unwindings, cancellations or other dispositions of Swap Agreements; provided that, in the case of terminations, unwindings, cancellations or other dispositions referred to in this clause (ii) the Required Lenders shall have provided their prior written consent to such termination, unwinding, cancellation or other disposition; further provided that if, during any period between two successive Scheduled Redetermination Dates, the Swap PV of all Swap Agreements (after giving effect to any replacement Swap Agreements) terminated, cancelled or otherwise disposed during such period exceeds five percent (5%) of the then effective Borrowing Base, individually or in the aggregate, the Borrowing Base shall be contemporaneously reduced, in an amount equal to the Borrowing Base Value of all such Swap Agreements (after giving effect to any replacement Swap Agreements) terminated or off-set minus the amount of any reduction of the Borrowing Base occurring pursuant to Section 2.07(g) as result of a Permitted Swap Termination or other early terminations, unwindings, cancellations or other dispositions of Swap Agreements, solely to the extent such calculation yields a positive number;

(g)         Transfers of Properties from any Loan Party to another Loan Party;

(h)         Casualty Events with respect to Properties that are not Oil and Gas Properties;

(i)          Dispositions or discounts without recourse of accounts receivable in connection with the compromise or collection thereof in the ordinary course of business; and

(j)          Transfers of Properties (not otherwise regulated by Section 9.11(a) through (i)) that are not Oil and Gas Properties for fair market value so long as, after giving effect to the Transfer, no Event of Default would exist or result therefrom.

Section 9.12       Sales and Leasebacks.  Parent and the Borrower will not, and will not permit any other Loan Party to enter into any arrangement with any Person providing for the leasing by any Loan Party of real or personal property that has been or is to be sold or transferred by such Loan Party to such Person

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or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of such Loan Party.

Section 9.13      Environmental Matters.  Parent and the Borrower will not, and will not permit any other Group Member to, (a) cause or knowingly permit any of its Property to be in violation of, or (b) do anything or knowingly permit anything to be done which will subject any such Property to any Remedial Work (other than Remedial Work done in the ordinary course of business) under, any Environmental Laws that could reasonably be expected to have a Material Adverse Effect; it being understood that clause (b) above will not be deemed as limiting or otherwise restricting any obligation to disclose any relevant facts, conditions and circumstances pertaining to such Property to the appropriate Governmental Authority.

Section 9.14       Transactions with Affiliates.  Except for (x) payment of Restricted Payments permitted by Section 9.04 and (y) for transactions set forth on Schedule 9.14 (in each case consistent with past practices), Parent and the Borrower will not, and will not permit any other Loan Party to, enter into any material transaction, including any purchase, sale, lease or exchange of Property or the rendering of any service, with any Affiliate (other than between Borrower and Loan Parties) unless such transactions are otherwise permitted under this Agreement and are upon fair and reasonable terms no less favorable to it than it would obtain in a comparable arm’s length transaction with a Person not an Affiliate.

Section 9.15      Negative Pledge Agreements; Dividend Restrictions.  Parent and the Borrower will not, and will not permit any other Loan Party to, create, incur, assume or suffer to exist any contract, agreement or understanding which in any way prohibits or restricts (a) the granting, conveying, creation or imposition of any Lien on any of its Property to secure the Secured Obligations or which requires the consent of other Persons in connection therewith or (b) the Borrower or any other Loan Party from paying dividends or making distributions to any Loan Party or receiving any money in respect of Debt or other obligations owed to it, or which requires the consent of or notice to other Persons in connection therewith; provided that (i) the foregoing shall not apply to restrictions and conditions under the Loan Documents, (ii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of any asset or another Loan Party pending such sale; provided such restrictions and conditions apply only to the asset or other Loan Party that is to be sold and such sale is permitted hereunder and shall not apply to restrictions on cash earnest money deposits in favor of sellers in connection with acquisitions not prohibited hereunder, (iii) the foregoing shall not apply to customary provisions in joint venture agreements and other similar agreements applicable to joint ventures permitted hereunder and applicable solely to such joint venture and its equity, (iv) the foregoing shall not apply to the Intercreditor Agreement, the Term Loan Documents and any agreement governing Permitted Refinancing Debt with respect to the Term Debt and (v) clause (a) of the foregoing shall not apply to (A) restrictions or conditions imposed by any agreement relating to Capital Leases or purchase money Debt permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Secured Obligations, (B) customary provisions in leases and licenses restricting the assignment thereof, and (C) limitations and restrictions arising or existing by reason of applicable Governmental Requirement.

Section 9.16       Take-or-Pay or other Prepayments.  Parent and the Borrower will not, and will not permit any other Loan Party to, allow take-or-pay or other prepayments with respect to the Oil and Gas Properties of the Borrower or any other Loan Party that would require the Borrower or such other Loan Party to deliver Hydrocarbons at some future time without then or thereafter receiving full payment therefor.

Section 9.17       Swap Agreements.  Parent and the Borrower will not, and will not permit any other Loan Party to, enter into any Swap Agreements with any Person other than (a) Swap Agreements (i) with a Secured Swap Provider or an Approved Counterparty, (ii) which have a tenor of less than five (5) years and (iii) the notional volumes for which (when aggregated and netted with other commodity Swap

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Agreements then in effect other than basis differential swaps on volumes already hedged pursuant to other Swap Agreements) do not exceed, as of the date such Swap Agreement is executed and at any time thereafter (such notional volumes to be based upon the projections contained in the then-most recently delivered Reserve Report and drilling plan furnished to the Lenders), (A) 85% of the reasonably projected production from the Proved Reserves attributable to the Oil and Gas Properties of the Loan Parties for each of crude oil and natural gas, calculated separately, for each month during the period commencing on the month when such Swap Agreement is executed and ending 24 months later; and (B) 75% of the reasonably projected production from the Proved Reserves attributable to the Oil and Gas Properties of the Loan Parties for each of crude oil and natural gas, calculated separately, for each month during the period commencing on the 25th month after when such Swap Agreement is executed and ending on the 60th month after when such Swap Agreement is executed; provided, that if the Borrower and the Required Lenders agree in writing (including by email), then (x) the notional volumes referred to in this Section 9.17(a)(iii) (when aggregated and netted with other commodity Swap Agreements then in effect other than basis differential swaps on volumes already hedged pursuant to other Swap Agreements) may instead not exceed a percentage of reasonably projected production from the Oil and Gas Properties of the Loan Parties for each of crude oil and natural gas, calculated separately, that is reasonably acceptable to the Required Lenders and agreed to by the Borrower and (y) the projections of notional volume upon which the percentage referred to in clause (x) are based may be as are reasonably acceptable to the Required Lenders and agreed to by the Borrower, and (b) Swap Agreements in respect of interest rates with a Secured Swap Provider which do not exceed 50% of the then outstanding principal amount of the Borrower’s Debt for borrowed money and do not have a tenor beyond the maturity date of the relevant Debt, in each case in the ordinary course of the Loan Parties’ business and not for speculative purposes, provided that at all times: (i) no such Swap Agreements fixes a price for a period later than 12 months after such contract is entered into, (ii) the Loan Parties must maintain at all times Cash Equivalents at least equal to the aggregate notional amount of all such contracts, (iii) if any monthly notional amount of currency subject to any such Swap Agreements is on deposit in any Section 1031 tax-deferred exchange account (or other similar restricted account), then such amount must be permanently released from such account or restrictions prior to the date on which the Swap Agreements for such month is settled, (iv) each such contract is with an Approved Counterparty and (v) unless such Swap Agreement is being entered into in connection with an issuance of Equity Interests of Parent, the Administrative Agent has consented to the entry into such Swap Agreements; provided that (1) in no event shall any Swap Agreement contain any requirement, agreement or covenant for any Loan Party to post collateral or margin to secure their obligations under such Swap Agreement or to cover market exposures (other than under the Security Instruments), (2) Swap Agreements shall only be entered into in the ordinary course of business (and not for speculative purposes), (3) any Swap Agreement with an Approved Counterparty that is not a Secured Swap Provider shall contain the following terms (each of which shall be subject to the prior written approval of the Administrative Agent):   (i) an express acknowledgment of the Liens granted by the applicable Loan Party to the Administrative Agent (for the benefit of the Lenders) of any amounts payable to such Loan Party under such Swap Agreement and that such Approved Counterparty has not taken and will not require any cash margin or other collateral or credit support to secure such Loan Party’s obligations thereunder, (ii) an agreement to pay all such amounts payable to such Loan Party (without deduction, counterclaim or setoff) to the Administrative Agent from and after delivery of a notice to such effect by the Administrative Agent to such Approved Counterparty, and (iii) an agreement that Administrative Agent and the Lenders (x) are third party beneficiaries to such Swap Agreement with respect to foregoing provisions, (y) are entitled to enforce such provisions directly against such Approved Counterparty, and (z) must approve any waiver, amendment or modification of such provisions, and (4) no Swap Agreement in respect of commodities shall be terminated, unwound, cancelled or otherwise disposed of except to the extent permitted by Section 9.11; provided, further, that nothing in this Section 9.17 (other than the immediately preceding clause (3)) shall restrict the ability of the Loan Parties to enter into puts and floor contracts.  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Section 9.18      Amendments to Organizational Documents, Term Loan Documents, and Material Contracts.  Parent and the Borrower shall not, and shall not permit any other Loan Party to, (a) amend, supplement or otherwise modify (or permit to be amended, supplemented or modified) its Organizational Documents in any material respect that could reasonably be expected to be adverse to the interests of the Administrative Agent or the Lenders without the consent of the Administrative Agent (not to be unreasonably withheld or delayed), other than amendments that delete or reduce any fees payable by any Loan Party to a Person other than the Administrative Agent or any Lender, (b) amend, modify or waive any provision of any Term Loan Document if such amendment, modification or waiver is prohibited under the Intercreditor Agreement, (c) grant a Lien on any Property to secure the Term Debt without contemporaneously granting to Administrative Agent, as security for the Secured Obligations, a first priority Lien on the same Property pursuant to Security Instruments in form and substance satisfactory to Administrative Agent, (d) call, make or offer to make any Redemption of or otherwise Redeem any Term Debt (including any optional or mandatory prepayment of any Term Debt) other than (i) to the extent required pursuant to the terms of Section 3.04 of the Term Credit Agreement, the Borrower may make mandatory prepayments of the Term Debt, so long as after giving pro forma effect to such prepayment (A) no Event of Default or Borrowing Base Deficiency exists and is continuing and (B) Liquidity is not less than 30.0% of the then effective Borrowing Base, (ii) by converting or exchanging the Term Debt into Equity Interests of Parent or (iii) with the cash proceeds received from (A) the issuance of Equity Interests of the Parent or (B) any Permitted Refinancing Debt in respect of the Term Debt, (e) call, make or offer to make any Redemption of or otherwise Redeem any Specified Additional Debt (including any optional or mandatory prepayment of any Specified Additional Debt) other than (i) with the proceeds of any incurrence of Specified Additional Debt, so long as such Redemption occurs concurrently with the receipt of such proceeds, (ii) by converting or exchanging the Specified Additional Debt into Equity Interests of Parent or (iii) with the cash proceeds received from the issuance of Equity Interests of the Parent or (f) (i) amend, supplement or otherwise modify (or permit to be amended, supplemented or modified) any agreement to which it is a party, (ii) terminate, replace or assign any of the Loan Party’s interests in any agreement or (iii) permit any agreement not to be in full force and effect and binding upon and enforceable against the parties thereto, in each case if such occurrence could be reasonably expected to result in a Material Adverse Effect.

Section 9.19       Changes in Fiscal Periods.  Parent and the Borrower shall not, and shall not permit any other Loan Party to have its fiscal year end on a date other than December 31 or change the its method of determining fiscal quarters.

Section 9.20      Anti-Terrorism Laws.  Parent and the Borrower shall not permit, and shall not permit the other Loan Parties to (a) conduct any business or engage in making or receiving any contribution of funds, goods or services to or for the benefit of any Person described in Section 7.26 above, (b) deal in, or otherwise engage in any transaction relating to, any property of interests in property blocked pursuant to the Executive Order of any other Anti-Terrorism Law or (c) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, (x) any of the prohibitions set forth in any Anti-Terrorism Law or (y) any prohibitions set forth in the rules or regulations issued by OFAC (and, in each case, the Borrower shall, and shall cause each of the Loan Parties to, promptly deliver or cause to be delivered to the Lenders any certification or other evidence requested from time to time by any Lender in its reasonable discretion, confirming the Loan Parties’ compliance with this Section 9.20).

Section 9.21       Sanctions. The Borrower will not request any Borrowing or Letter of Credit, and the Borrower shall not, directly or indirectly, use, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not, directly or indirectly, use, the proceeds of any Borrowing or Letter of Credit directly(a)  in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of

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the FCPA or any other applicable anti-corruption laws, (b) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (c) in any manner that would result in the violation of any Sanctions by any Person (including any Person participating in the Loans or Letters of Credit, whether as Administrative Agent, Arranger, Issuing Bank, Lender, underwriter, advisor, investor, or otherwise).

Section 9.22      Gas Imbalances.  Parent and the Borrower shall not and shall not permit any other Loan Party to allow on a net basis gas imbalances with respect to the Oil and Gas Properties of the Borrower or any Loan Party that would require the Borrower or such Loan Party to deliver Hydrocarbons produced from their Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor exceeding two percent (2.0%) of the aggregate volumes of Hydrocarbons (on an Mcf equivalent basis) listed in the most recent Reserve Report.

Section 9.23       Minimum Revenue Contracts; etc.

(a)         Parent and the Borrower will not, and will not permit any other Loan Party to, allow unutilized capacity under any minimum revenue commitment, minimum volume commitment or similar provision in any operating, gathering, handling, transportation, processing or marketing contracts attributable to the Oil and Gas Properties of the Borrower or any other Loan Party to exceed $5,000,000 in the aggregate for any fiscal quarter.  In the event of such shortfall, then the Borrower shall cure such shortfall, or cause such shortfall to be cured, within 90 days with the net cash proceeds received from the issuance of Equity Interests of the Parent.

(b)         Parent and the Borrower will not, and will not permit any other Loan Party to, prior to December 31, 2020, enter into, or incur any obligations not in effect on the Fifth Amendment Effective Date under or pursuant to, any drilling and completion agreement if the effect thereof would be to cause the Loan Parties to exceed the limitations on Capital Expenditures set forth in Section 9.24, or any agreement that contains a minimum revenue commitment, minimum volume commitment or similar provision in any operating, gathering, handling, transportation, processing or marketing contracts.

Section 9.24       Capital Expenditures; General & Administrative Expenses; Approved Plan of Development.  Parent and the Borrower will not, and will not permit any other Loan Party to, make (a)(i) more than $5,000,000 of Capital Expenditures for the period from May 1, 2020 through and including September 30, 2020 or (ii) any Capital Expenditures (which, for the avoidance of doubt, shall exclude expenses associated with any workover, reworking, plugging and abandonment or other operations in respect of existing wells, and which excluded expenses are not involved in the drilling, completion or recompletion of any well) using the proceeds of any Loans borrowed after September 30, 2020, (b) more than $3,000,000 of General & Administrative Expenses per fiscal quarter in either of the fiscal quarters ending June 30, 2020 and September 30, 2020, and (c) any development expenditures or Capital Expenditures or conduct other development activities prior to September 30, 2020 unless such expenditure or activity is made pursuant to the Approved Plan of Development.

ARTICLE X

EVENTS OF DEFAULT; REMEDIES

Section 10.01     Events of Default.  One or more of the following events shall constitute an “Event of Default”:

(a)         the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable,

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whether at the due date thereof or at a date fixed for prepayment thereof, by acceleration or otherwise.

(b)         any Loan Party shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in Section 10.01(a)) payable under any Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three (3) Business Days.

(c)         any representation or warranty made or deemed made by or on behalf of the Borrower or any other Loan Party in or in connection with any Loan Document or any amendment or modification of any Loan Document or waiver under such Loan Document, or in any report, notice, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made (or, to the extent that any such representation and warranty is qualified by materiality, such representation and warranty (as so qualified) shall prove to have been incorrect in any respect when made or deemed made).

(d)         the Borrower or any other Loan Party shall fail to observe or perform any covenant, condition or agreement contained in Section 8.02(a), Section 8.03, Section 8.14, Section 8.21, Section 8.23 or in ARTICLE IX.

(e)         the Borrower or any other Loan Party shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in Section 10.01(a), Section 10.01(b), Section 10.01(c) or Section 10.01(d)) or any other Loan Document, and such failure shall continue unremedied for a period of 30 days after the earlier to occur of (A) written notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender) or (B) a Responsible Officer of the Borrower or such other Loan Party otherwise becoming aware of such default.

(f)         the Borrower or any other Loan Party shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable after giving effect to any grace periods applicable thereto.

(g)         any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of such Material Indebtedness or any trustee or agent on its or their behalf to cause such Material Indebtedness to become due, or to require the Redemption thereof or any offer to Redeem to be made in respect thereof, prior to its scheduled maturity or require the Borrower or any other Loan Party to make an offer in respect thereof.

(h)         an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of any Loan Party, or its or their debts, or of a substantial part of its or their assets, under any  Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any other Loan Party or for a substantial part of its or their assets, and, in any such case, such proceeding or petition shall continue undismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered.

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(i)          the Borrower or any other Loan Party shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in Section 10.01(h), (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any other Loan Party or for a substantial part of its or their assets, (iv) file an answer admitting the material allegations of a petition filed against it or them in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) take any action for the purpose of effecting any of the foregoing; or (vii) become unable, admit in writing its inability or fail generally to pay its debts as they become due.

(j)          one or more judgments for the payment of money in an aggregate amount in excess of $4,000,000 (to the extent not covered by independent third party insurance as to which the insurer does not dispute coverage and is not subject to an insolvency proceeding) shall be rendered against any Loan Party or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of any Loan Party to enforce any such judgment.

(k)         any Loan Documents after delivery thereof shall for any reason, except to the extent permitted by the terms thereof, cease to be in full force and effect and valid, binding and enforceable in accordance with their terms against the Borrower or a Loan Party thereto or shall be repudiated by any of them, or cease to create a valid and perfected Lien of the priority required thereby on any material portion of the Collateral purported to be covered thereby except to the extent permitted by the terms of this Agreement, or the Borrower or any other Loan Party or any of their Affiliates shall so state in writing.

(l)          a Change in Control shall occur.

(m)        the Intercreditor Agreement, after delivery thereof shall for any reason, except to the extent permitted by the terms thereof, cease to be in full force and effect and valid, binding and enforceable in accordance with its terms against the Borrower or any other party thereto or shall be repudiated in writing by any Loan Party, or any payment is made by any Loan Party in violation of the terms of the Intercreditor Agreement.

Section 10.02     Remedies.

(a)         In the case of an Event of Default (other than one described in Section 10.01(h) or Section 10.01(i)), at any time thereafter during the continuance of such Event of Default, the Administrative Agent may with the consent of the Majority Lenders or shall at the request of the Majority Lenders, by notice to the Borrower, take either or both of the following actions, at the same or different times:  (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) by written notice to the Borrower, declare the Notes and the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Loan Parties accrued hereunder and under the Notes and the other Loan Documents (including the payment of cash collateral to secure the LC Exposure as provided in Section 2.08(j)), shall become due and payable immediately, without presentment, demand (other than written notice), protest, notice of intent to accelerate, notice of acceleration or

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other notice of any kind, all of which are hereby waived by each Loan Party; and in case of an Event of Default described in Section 10.01(h) or Section 10.01(i), the Commitments shall automatically terminate and the Notes and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and the other obligations of the Borrower and the other Loan Parties accrued hereunder and under the Notes and the other Loan Documents (including the payment of cash collateral to secure the LC Exposure as provided in Section 2.08(j)), shall automatically and immediately become due and payable, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration, or other notice of any kind, all of which are hereby waived by each Loan Party.

(b)         In the case of the occurrence of an Event of Default, the Administrative Agent and the Lenders will have all other rights and remedies available at law and equity.

(c)         All proceeds realized from the liquidation or other disposition of collateral or otherwise received after maturity of the Loans, whether by acceleration or otherwise, shall be applied:

(i)          first, to payment or reimbursement of that portion of the Secured Obligations constituting fees, expenses and indemnities payable to the Administrative Agent in its capacity as such;

(ii)         second, pro rata to payment or reimbursement of that portion of the Secured Obligations constituting fees, expenses and indemnities payable to the Lenders;

(iii)       third, pro rata to payment of accrued interest on the Loans;

(iv)        fourth, pro rata to payment of principal outstanding on the Loans and Secured Obligations referred to in clause (y) of the definition of Secured Obligations in respect of Secured Cash Management Agreements and Secured Swap Agreements;

(v)         fifth, pro rata to any other Secured Obligations;

(vi)        sixth, to serve as cash collateral to be held by the Administrative Agent to secure the LC Exposure; and

(vii)       seventh, any excess, after all of the Secured Obligations shall have been indefeasibly paid in full in cash, shall be paid to the Borrower or as otherwise required by any Governmental Requirement.

Notwithstanding the foregoing, amounts received from the Borrower or any Guarantor that is not an “eligible contract participant” under the Commodity Exchange Act shall not be applied to any Excluded Swap Obligations (it being understood, that in the event that any amount is applied to Secured Obligations other than Excluded Swap Obligations as a result of this this clause, the Administrative Agent shall make such adjustments as it determines are appropriate to distributions pursuant to clause fourth above from amounts received from “eligible contract participants” under the Commodity Exchange Act to ensure, as nearly as possible, that the proportional aggregate recoveries with respect to Secured Obligations described in clause fourth above by the holders of any Excluded Swap Obligations are the same as the proportional aggregate recoveries with respect to other Secured Obligations pursuant to clause fourth above).

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ARTICLE XI

THE ADMINISTRATIVE AGENT

Section 11.01    Appointment; Powers.  Each of the Lenders and the Issuing Bank hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof and the other Loan Documents, together with such actions and powers as are reasonably incidental thereto.

Section 11.02    Duties and Obligations of Administrative Agent.  The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents.  Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing (the use of the term “agent” herein and in the other Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law; rather, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties), (b) the Administrative Agent shall have no duty to take any discretionary action or exercise any discretionary powers, except as provided in Section 11.03, and (c) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any Loan Party that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity.  The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or under any other Loan Document or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or in any other Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, (v) the satisfaction of any condition set forth in ARTICLE VI or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent or as to those conditions precedent expressly required to be to the Administrative Agent’s satisfaction, (vi) the existence, value, perfection or priority of any collateral security or the financial or other condition of the Borrower and the other Group Members or any other obligor or guarantor, or (vii) any failure by the Borrower or any other Person (other than itself) to perform any of its obligations hereunder or under any other Loan Document or the performance or observance of any covenants, agreements or other terms or conditions set forth herein or therein.  For purposes of determining compliance with the conditions specified in ARTICLE VI, each Lender and the Issuing Bank shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender or the Issuing Bank unless the Administrative Agent shall have received written notice from such Lender prior to the Effective Date specifying its objection thereto.

Section 11.03    Action by Administrative Agent.  The Administrative Agent shall have no duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise in writing as directed by the Majority Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 12.02) and in all cases the Administrative Agent shall be fully justified in failing or refusing to act hereunder or under any other Loan Documents unless it shall (a) receive written instructions from the Majority Lenders or the Lenders, as applicable, (or such other number or percentage of the Lenders as shall be necessary under the

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circumstances as provided in Section 12.02) specifying the action to be taken and (b) be indemnified to its satisfaction by the Lenders against any and all liability and expenses which may be incurred by it by reason of taking or continuing to take any such action.  The instructions as aforesaid and any action taken or failure to act pursuant thereto by the Administrative Agent shall be binding on all of the Lenders.  If a Default has occurred and is continuing, then the Administrative Agent shall take such action with respect to such Default as shall be directed by the requisite Lenders in the written instructions (with indemnities) described in this Section 11.03, provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interests of the Lenders.  In no event, however, shall the Administrative Agent be required to take any action which, in its opinion, or the opinion of its counsel, exposes the Administrative Agent to liability or which is contrary to this Agreement, the Loan Documents or applicable law, including, for the avoidance of doubt, any action that may be in violation of the automatic stay under any Debtor Relief Law.  If a Default has occurred and is continuing, no Agent shall have any obligation to perform any act in respect thereof.  The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Majority Lenders or the Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 12.02), and otherwise the Administrative Agent shall not be liable for any action taken or not taken by it hereunder or under any other Loan Document or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith INCLUDING ITS OWN ORDINARY NEGLIGENCE, except for its own gross negligence or willful misconduct.

Section 11.04    Reliance by Administrative Agent.  The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person.  The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon and each of the Borrower and the Lenders and the Issuing Bank hereby waives the right to dispute the Administrative Agent’s record of such statement, except in the case of gross negligence or willful misconduct by the Administrative Agent.  The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.  The Administrative Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof permitted hereunder shall have been filed with the Administrative Agent.

Section 11.05     Subagents.  The Administrative Agent may perform any and all of its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent.  The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties.  The exculpatory provisions of this ARTICLE XI shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

Section 11.06     Resignation of Administrative Agent.

(a)         Subject to the appointment and acceptance of a successor Administrative Agent as provided in this Section 11.06, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Bank and the Borrower.  Upon any such resignation, the Majority Lenders shall have the right, in consultation with the Borrower, to appoint a successor.  If no successor shall have been so appointed by the Majority Lenders and shall have accepted such appointment within 30 days after the retiring

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Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Banks, appoint a qualified financial institution as successor Administrative Agent.  Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder.  The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor.  After the Administrative Agent’s resignation hereunder, the provisions of this ARTICLE XI and Section 12.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

(b)         If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Majority Lenders may, to the extent permitted by Applicable Law, by notice in writing to the Borrower and such Person remove such Person as Administrative Agent and, in consultation with the Borrower, appoint a successor.  If no such successor shall have been so appointed by the Majority Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Majority Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

Section 11.07    Administrative Agent as Lender.  The Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any other Group Member or other Affiliate thereof as if it were not the Administrative Agent hereunder.

Section 11.08     No Reliance.  Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, any other Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and each other Loan Document to which it is a party.  Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, any other Lender or any other Lender, and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document, any related agreement or any document furnished hereunder or thereunder.  The Agents shall not be required to keep themselves informed as to the performance or observance by the Borrower, or any of the other Group Members of this Agreement, the Loan Documents or any other document referred to or provided for herein or to inspect the Properties or books of any such Person.  Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Administrative Agent hereunder, no Agent nor any  Arranger shall have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Borrower or any Group Member (or any of their Affiliates) which may come into the possession of such Agent or any of its Affiliates.  In this regard, each Lender acknowledges that Haynes and Boone, LLP is acting in this transaction as special counsel to the Administrative Agent only, except to the extent otherwise expressly stated in any legal opinion or any Loan Document.  Each other party hereto will consult with its own legal counsel to the extent that it deems necessary in connection with the Loan Documents and the matters contemplated therein.

Section 11.09     Administrative Agent May File Proofs of Claim.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Borrower or any of the

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other Group Members, the Administrative Agent (irrespective of whether the principal of any Loan or LC Disbursement shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)         to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, LC Disbursements and all other Secured Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Bank and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Section 2.08, Section 3.05 and Section 12.03) allowed in such judicial proceeding; and

(b)         to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the Issuing Bank to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the Issuing Bank, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Section 3.05 and Section 12.03.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the Issuing Bank any plan of reorganization, arrangement, adjustment or composition affecting the Secured Obligations or the rights of any Lender or the Issuing Bank or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

Section 11.10    Authority of Administrative Agent to Release Collateral and Liens.  The Lenders and the Issuing Bank, and by accepting the benefits of the Collateral, each Secured Swap Provider and each Secured Cash Management Provider:

(a)         irrevocably authorize the Administrative Agent to comply with the provisions of Section 12.18.

(b)         authorize the Administrative Agent to execute and deliver to the Loan Parties, at the Borrower’s sole cost and expense, any and all releases of Liens, termination statements, assignments or other documents as reasonably requested by such Loan Party in connection with any disposition of Property to the extent such disposition is permitted by the terms of Section 9.11 or is otherwise authorized by the terms of the Loan Documents.

Upon request by the Administrative Agent at any time, the Majority Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guarantee and Collateral Agreement pursuant to this Section 11.10 or Section 12.18.

Section 11.11     Duties of the Arranger.  The Arranger shall not have any duties, responsibilities or liabilities under this Agreement and the other Loan Documents.

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Section 11.12     Credit Bidding.  The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Secured Obligations (including by accepting some or all of the Collateral in satisfaction of some or all of the Secured Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Sections 363, 1123 or 1129 of the Bankruptcy Code, or any similar laws in any other jurisdictions to which a Loan Party is subject, or (b) at any other sale, foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable law. In connection with any such credit bid and purchase, the Secured Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid by the Administrative Agent at the direction of the Required Lenders on a ratable basis (with Secured Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that shall vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) for the asset or assets so purchased (or for the equity interests or debt instruments of the acquisition vehicle or vehicles that are issued in connection with such purchase). In connection with any such bid, (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles and to assign any successful credit bid to such acquisition vehicle or vehicles, (ii) each of the Secured Parties’ ratable interests in the Secured Obligations which were credit bid shall be deemed without any further action under this Agreement to be assigned to such vehicle or vehicles for the purpose of closing such sale, (iii) the Administrative Agent shall be authorized to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or equity interests thereof, shall be governed, directly or indirectly, by, and the governing documents shall provide for, control by the vote of the Required Lenders or their permitted assignees under the terms of this Agreement or the governing documents of the applicable acquisition vehicle or vehicles, as the case may be, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in Section 12.02 of this Agreement), (iv) the Administrative Agent on behalf of such acquisition vehicle or vehicles shall be authorized to issue to each of the Secured Parties, ratably on account of the relevant Secured Obligations which were credit bid, interests, whether as equity, partnership interests, limited partnership interests or membership interests, in any such acquisition vehicle and/or debt instruments issued by such acquisition vehicle, all without the need for any Secured Party or acquisition vehicle to take any further action, and (v) to the extent that Secured Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Secured Obligations assigned to the acquisition vehicle exceeds the amount of Secured Obligations credit bid by the acquisition vehicle or otherwise), such Secured Obligations shall automatically be reassigned to the Secured Parties pro rata with their original interest in such Secured Obligations and the equity interests and/or debt instruments issued by any acquisition vehicle on account of such Secured Obligations shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action. Notwithstanding that the ratable portion of the Secured Obligations of each Secured Party are deemed assigned to the acquisition vehicle or vehicles as set forth in clause (ii) above, each Secured Party shall execute such documents and provide such information regarding the Secured Party (and/or any designee of the Secured Party which will receive interests in or debt instruments issued by such acquisition vehicle) as the Administrative Agent may reasonably request in connection with the formation of any acquisition vehicle, the formulation or submission of any credit bid or the consummation of the transactions contemplated by such credit bid.

Section 11.13     Certain ERISA Matters.

(a)         Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto

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to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

(i)          such Lender is not using “plan assets” (within the meaning of the Plan Asset Regulations) of one or more Benefit Plans in connection with the Loans or the Commitments,

(ii)         the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement,

(iii)       (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or

(iv)        such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)         In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that none of the Administrative Agent or the Arranger or any of their respective Affiliates is a fiduciary with respect to the Collateral or the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto).

(c)         The Administrative Agent and the Arranger hereby inform the Lenders that each such Person is not undertaking to provide investment advice or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Commitments, this Agreement and any other Loan Documents (ii) may recognize a gain if it extended the Loans or the

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Commitments for an amount less than the amount being paid for an interest in the Loans or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

ARTICLE XII

MISCELLANEOUS

Section 12.01     Notices.

(a)         Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to Section 12.01(b)), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(i)          if to the Borrower, to it at 1050 17th Street, Suite 700 Denver, Colorado 80265, Attention: Eric P. McCrady (Telephone 303-543-5700);

(ii)         if to the Parent, to it at 1050 17th Street, Suite 700 Denver, Colorado 80265, Attention: Eric P. McCrady (Telephone 303-543-5700);

(iii)       if to the Administrative Agent, to it at Toronto Dominion (Texas) LLC, Ernst &Young Tower, 222 Bay Street, 15th Floor, Toronto, Ontario M5K1A2, Attention: Administrative Agent (Telephone: N/A), fax: (416) 982-5535, email addresses: TDSAgencyAdmin@tdsecurities.com;

With a copy to:

Toronto Dominion (Texas) LLC, 31 West 52nd Street, New York, NY 10019, Attention: Ronald Davis (Telephone: (212) 827-2752), fax: (212) 827-7227, email addresses: TDSUSA-Agency@tdsecurities.com;

With a copy to:

Toronto Dominion (Texas) LLC, 909 Fannin, Suite 1100, Houston, Texas 77010, Attention: Liana Chernysheva (Telephone: (713) 653-8225), fax: (713) 652-2647, email addresses: liana.chernysheva@tdsecurities.com;

(iv)        if to TDNY, as the Issuing Bank, to it at The Toronto-Dominion Bank, New York Branch, Ernst &Young Tower, 222 Bay Street, 15th Floor, Toronto, Ontario M5K1A2, Attention: Administrative Agent (Telephone: N/A), fax: (416) 982-5535, email addresses: TDSAgencyAdmin@tdsecurities.com;

With a copy to:

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The Toronto-Dominion Bank, New York Branch, 31 West 52nd Street, New York, NY 10019, Attention: Ronald Davis (Telephone: (212) 827-2752), fax: (212) 827-7227, email addresses: TDSUSA-Agency@tdsecurities.com; and

(v)         if to any other Lender or Issuing Bank, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

(b)         Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to ARTICLE II, ARTICLE III, ARTICLE IV and ARTICLE V unless otherwise agreed by the Administrative Agent and the applicable Lender.  The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(c)         Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto.  All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

Section 12.02     Waivers; Amendments.

(a)         No failure on the part of the Administrative Agent, any other Agent, the Issuing Bank or Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege, or any abandonment or discontinuance of steps to enforce such right, power or privilege, under any of the Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any of the Loan Documents preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies of the Administrative Agent, each other Agent, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have.  No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by Section 12.02(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any other Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.

(b)         Neither this Agreement nor any provision hereof nor any Loan Document nor any provision thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and/or the other applicable Loan Parties, Administrative Agent and the Majority Lenders or by the Borrower and/or the other applicable Loan Parties and the Administrative Agent with the consent of the Majority Lenders; provided that no such agreement shall (i) increase the Maximum Credit Amount or portion of the Aggregate Elected Commitments of any Lender without the written consent of such Lender, (ii) except as otherwise provided in Section 2.07, increase the Borrowing Base without the written consent of each non-Defaulting Lender, or decrease or maintain the Borrowing Base without the consent of the Required Lenders; provided that a Scheduled Redetermination may be postponed by the Required Lenders, (iii) reduce the principal amount of any Loan or LC Disbursement or reduce the

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rate of interest thereon, or reduce any fees payable hereunder, or reduce any other Secured Obligations hereunder or under any other Loan Document, without the written consent of each Lender directly affected thereby, (iv) postpone the scheduled date of payment or prepayment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or any other Secured Obligations hereunder or under any other Loan Document, or reduce the amount of, waive or excuse any such payment, or postpone or extend the Maturity Date or the Termination Date without the written consent of each Lender directly affected thereby, (v) change Section 4.01(b) or Section 4.01(c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (vi) waive or amend Section 3.04(c)-(d), Section 6.01, Section 10.02(c) or Section 12.18 without the written consent of each Lender directly affected thereby (other than any Defaulting Lender), (vii) release any Guarantor (except as set forth in Section 11.10 or the Guarantee and Collateral Agreement), release all or substantially all of the Collateral (other than as provided in Section 11.10), or reduce the percentages set forth in Section 8.14(a), without the written consent of each Lender (other than any Defaulting Lender), (viii) change any of the provisions of this Section 12.02(b) or the definitions of “Majority Lenders” or “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or under any other Loan Documents or make any determination or grant any consent hereunder or any other Loan Documents, without the written consent of each Lender directly affected thereby (other than any Defaulting Lender); provided, however, that any waiver or amendment that relates to the reduction of voting percentages related to Lenders, solely as a class, shall require the consent of each such Lender; (ix) change Section 10.02(c) without the consent of each Person to whom a Secured Obligation is owed; or (x) contractually subordinate the payment of all the Secured Obligations to any other Debt or contractually subordinate the priority of any of the Administrative Agent’s Liens to the Liens securing any other Debt, in each case, without the written consent of each Person to whom a Secured Obligation is owed (other than any Defaulting Lender); provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or Issuing Bank hereunder or under any other Loan Document without the prior written consent of the Administrative Agent or Issuing Bank, as the case may be.  Notwithstanding the foregoing, any supplement to any Schedule shall be effective simply by delivering to the Administrative Agent a supplemental schedule clearly marked as such and, upon receipt, the Administrative Agent will promptly deliver a copy thereof to the Lenders.  Notwithstanding the foregoing, the Borrower and the Administrative Agent may amend this Agreement or any other Loan Document without the consent of the Lenders in order to correct, amend or cure any ambiguity, inconsistency or defect or correct any typographical error or other manifest error in any Loan Document.

Section 12.03     Expenses, Indemnity; Damage Waiver.

(a)         Parent and the Borrower, jointly and severally, shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable and documented fees, charges and disbursements of one primary counsel for the Administrative Agent and its Affiliates, one local counsel for the Administrative Agent and its Affiliates (x) in each jurisdiction, other than Texas or Delaware, in which any Loan Party is formed or organized and (y) in each jurisdiction, other than Texas, in which any Borrowing Base Property is located, and to the extent necessary as reasonably determined by the Administrative Agent, other outside consultants for the Administrative Agent, the reasonable and documented travel, photocopy, mailing, courier, telephone, distributions, insurance, bank meetings and other similar expenses, and the reasonable and documented cost of environmental invasive and non-invasive assessments and audits and surveys and appraisals, in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and

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administration (both before and after the execution hereof and including advice of counsel to the Administrative Agent as to the rights and duties of the Administrative Agent and the Lenders with respect thereto) of this Agreement and the other Loan Documents and any amendments, modifications or waivers of or consents related to the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and documented costs, expenses, Taxes, assessments and other charges incurred by the Administrative Agent in connection with any search, filing, registration, recording or perfection of any security interest contemplated by this Agreement or any Security Instrument or any other document referred to therein, (iii) all reasonable and documented out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, (iv) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, any other Agent, the Issuing Bank or any Lender, including the reasonable fees, charges and disbursements of any counsel for the Administrative Agent, any other Agent, the Issuing Bank or any Lender in connection with the enforcement or protection of its rights in connection with this Agreement or any other Loan Document, including its rights under this Section 12.03, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit (including, without limitation, periodic collateral/financial control, field examinations, asset appraisal expenses, the monitoring of assets, enforcement or rights and other miscellaneous disbursements) and all such reasonable and documented out-of-pocket fees, costs and expenses of any restructuring advisor hired by the Administrative Agent, any other Agent or any Lender in connection with any workout restructuring or similar negotiations in respect of this Agreement and the Loans made hereunder.

(b)         PARENT AND THE BORROWER, JOINTLY AND SEVERALLY, SHALL INDEMNIFY EACH AGENT, THE ARRANGER, THE ISSUING BANK AND EACH LENDER, AND EACH RELATED PARTY OF ANY OF THE FOREGOING PERSONS (EACH SUCH PERSON BEING CALLED AN “INDEMNITEE”) AGAINST, AND DEFEND AND HOLD EACH INDEMNITEE HARMLESS FROM, ANY AND ALL ACTUAL LOSSES, CLAIMS, DAMAGES, PENALTIES, LIABILITIES AND RELATED EXPENSES, INCLUDING THE REASONABLE AND DOCUMENTED OUT-OF-POCKET FEES, CHARGES AND DISBURSEMENTS OF ONE FIRM OF COUNSEL FOR ALL INDEMNITEES TAKEN AS A WHOLE (AND, IF NECESSARY, BY A SINGLE FIRM OF LOCAL COUNSEL IN EACH APPROPRIATE JURISDICTION FOR ALL INDEMNITEES, TAKEN AS A WHOLE (AND, IN THE CASE OF AN ACTUAL OR PERCEIVED CONFLICT OF INTEREST WHERE THE INDEMNITEE AFFECTED BY SUCH CONFLICT INFORMS THE BORROWER OF SUCH CONFLICT AND THEREAFTER RETAINS ITS OWN COUNSEL, OF ANOTHER FIRM OF COUNSEL FOR SUCH AFFECTED INDEMNITEE)), INCURRED BY OR ASSERTED AGAINST ANY INDEMNITEE ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF (i) THE EXECUTION OR DELIVERY OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY OR THEREBY, (ii) THE PERFORMANCE BY THE PARTIES HERETO OR THE PARTIES TO ANY OTHER LOAN DOCUMENT OF THEIR RESPECTIVE OBLIGATIONS HEREUNDER OR THEREUNDER OR THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREBY OR BY ANY OTHER LOAN DOCUMENT, (iii) THE FAILURE OF THE BORROWER OR ANY LOAN PARTY TO COMPLY WITH THE TERMS OF ANY LOAN DOCUMENT, INCLUDING THIS AGREEMENT, OR WITH ANY GOVERNMENTAL REQUIREMENT, (iv) ANY INACCURACY OF ANY REPRESENTATION OR ANY BREACH OF ANY WARRANTY OR COVENANT OF THE BORROWER OR ANY LOAN PARTY SET FORTH IN ANY OF THE LOAN DOCUMENTS OR ANY INSTRUMENTS, DOCUMENTS OR CERTIFICATIONS DELIVERED IN CONNECTION THEREWITH, (v) ANY LOAN OR

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LETTER OF CREDIT OR THE USE OF THE PROCEEDS THEREFROM, INCLUDING (A) ANY REFUSAL BY THE ISSUING BANK TO HONOR A DEMAND FOR PAYMENT UNDER A LETTER OF CREDIT IF THE DOCUMENTS PRESENTED IN CONNECTION WITH SUCH DEMAND DO NOT STRICTLY COMPLY WITH THE TERMS OF SUCH LETTER OF CREDIT, OR (B) THE PAYMENT OF A DRAWING UNDER ANY LETTER OF CREDIT NOTWITHSTANDING THE NON-COMPLIANCE, NON-DELIVERY OR OTHER IMPROPER PRESENTATION OF THE DOCUMENTS PRESENTED IN CONNECTION THEREWITH, (vi) ANY OTHER ASPECT OF THE LOAN DOCUMENTS, (vii) THE OPERATIONS OF THE BUSINESS OF THE BORROWER OR ANY OTHER GROUP MEMBER BY SUCH PERSONS, (viii) ANY ASSERTION THAT THE LENDERS WERE NOT ENTITLED TO RECEIVE THE PROCEEDS RECEIVED PURSUANT TO THE SECURITY INSTRUMENTS, (ix) ANY ENVIRONMENTAL LAW APPLICABLE TO THE BORROWER OR ANY OTHER GROUP MEMBER OR ANY OF THEIR PROPERTIES OR OPERATIONS, INCLUDING THE PRESENCE, GENERATION, STORAGE, RELEASE, THREATENED RELEASE, USE, TRANSPORT, DISPOSAL, ARRANGEMENT OF DISPOSAL OR TREATMENT OF OIL, OIL AND GAS WASTES, SOLID WASTES OR HAZARDOUS MATERIALS ON OR AT ANY OF THEIR PROPERTIES, (x) THE BREACH OR NON-COMPLIANCE BY THE BORROWER OR ANY OTHER GROUP MEMBER WITH ANY ENVIRONMENTAL LAW APPLICABLE TO THE BORROWER OR ANY OTHER GROUP MEMBER, (xi) THE PAST OWNERSHIP BY THE BORROWER OR ANY OTHER GROUP MEMBER OF ANY OF THEIR PROPERTIES OR PAST ACTIVITY ON ANY OF THEIR PROPERTIES WHICH, THOUGH LAWFUL AND FULLY PERMISSIBLE AT THE TIME, COULD RESULT IN PRESENT LIABILITY, (xii) THE PRESENCE, USE, RELEASE, STORAGE, TREATMENT, DISPOSAL, GENERATION, THREATENED RELEASE, TRANSPORT, ARRANGEMENT FOR TRANSPORT OR ARRANGEMENT FOR DISPOSAL OF OIL, OIL AND GAS WASTES, SOLID WASTES OR HAZARDOUS MATERIALS ON OR AT ANY OF THE PROPERTIES OWNED OR OPERATED BY THE BORROWER OR ANY OTHER GROUP MEMBER OR ANY ACTUAL OR ALLEGED PRESENCE OR RELEASE OF HAZARDOUS MATERIALS ON OR FROM ANY PROPERTY OWNED OR OPERATED BY THE BORROWER OR ANY OTHER GROUP MEMBER, (xiii) ANY ENVIRONMENTAL LIABILITY RELATED IN ANY WAY TO THE BORROWER OR ANY OTHER GROUP MEMBER, (xiv) ANY OTHER ENVIRONMENTAL, HEALTH OR SAFETY CONDITION IN CONNECTION WITH THE LOAN DOCUMENTS, OR (xv) ANY ACTUAL OR PROSPECTIVE CLAIM, LITIGATION, INVESTIGATION OR PROCEEDING RELATING TO ANY OF THE FOREGOING, WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY, WHETHER BROUGHT BY A THIRD PARTY OR BY ANY LOAN PARTY, AND REGARDLESS OF WHETHER ANY INDEMNITEE IS A PARTY THERETO, AND SUCH INDEMNITY SHALL EXTEND TO EACH INDEMNITEE NOTWITHSTANDING THE SOLE OR CONCURRENT NEGLIGENCE OF EVERY KIND OR CHARACTER WHATSOEVER, WHETHER ACTIVE OR PASSIVE, WHETHER AN AFFIRMATIVE ACT OR AN OMISSION, INCLUDING ALL TYPES OF NEGLIGENT CONDUCT IDENTIFIED IN THE RESTATEMENT (SECOND) OF TORTS OF ONE OR MORE OF THE INDEMNITEES OR BY REASON OF STRICT LIABILITY IMPOSED WITHOUT FAULT ON ANY ONE OR MORE OF THE INDEMNITEES INCLUDING ORDINARY NEGLIGENCE; PROVIDED THAT SUCH INDEMNITY SHALL NOT, AS TO ANY INDEMNITEE, BE AVAILABLE TO THE EXTENT THAT SUCH LOSSES, CLAIMS, DAMAGES, LIABILITIES OR RELATED EXPENSES ARE DETERMINED BY A COURT OF COMPETENT JURISDICTION BY FINAL AND NONAPPEALABLE JUDGMENT TO (X) ARISE FROM THE GROSS NEGLIGENCE, BAD FAITH OR WILLFUL MISCONDUCT OF SUCH INDEMNITEE, (Y) ARISE SOLELY OUT OF ANY CLAIM, ACTION, INQUIRY, SUIT, LITIGATION, INVESTIGATION OR PROCEEDING THAT DOES NOT INVOLVE AN ACT OR OMISSION OF ANY LOAN

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PARTY, ANY OF THEIR AFFILIATES OR SUBSIDIARIES AND THAT IS BROUGHT BY AN INDEMNITEE AGAINST ANY OTHER INDEMNITEE (OTHER THAN ANY CLAIM, ACTION, SUIT, INQUIRY, LITIGATION, INVESTIGATION OR PROCEEDING AGAINST THE ADMINISTRATIVE AGENT IN ITS CAPACITY OR IN FULFILLING ITS ROLE AS AN ADMINISTRATIVE AGENT OR (Z) RELATE TO TAXES, WHICH SHALL BE SUBJECT TO INDEMNIFICATION PURSUANT TO SECTION 5.03.

(c)         NEITHER PARENT NOR THE BORROWER SHALL, WITHOUT THE PRIOR WRITTEN CONSENT OF EACH INDEMNITEE AFFECTED THEREBY, SETTLE ANY THREATENED OR PENDING CLAIM OR ACTION THAT WOULD GIVE RISE TO THE RIGHT OF ANY INDEMNITEE TO CLAIM INDEMNIFICATION HEREUNDER UNLESS SUCH SETTLEMENT (X) INCLUDES A FULL AND UNCONDITIONAL RELEASE (WITH SUCH RELEASE IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO INDEMNITEE) OF ALL LIABILITIES ARISING OUT OF SUCH CLAIM OR ACTION AGAINST SUCH INDEMNITEE, (Y) DOES NOT INCLUDE ANY STATEMENT AS TO OR AN ADMISSION OF FAULT, CULPABILITY OR FAILURE TO ACT BY OR ON BEHALF OF SUCH INDEMNITEE AND (Z) REQUIRES NO ACTION ON THE PART OF THE INDEMNITEE OTHER THAN ITS CONSENT.

(d)         NO INDEMNITEE SEEKING INDEMNIFICATION OR CONTRIBUTION UNDER THIS AGREEMENT WILL, WITHOUT THE BORROWER’S WRITTEN CONSENT (WHICH CONSENT SHALL NOT BE UNREASONABLY WITHHELD, DELAYED OR CONDITIONED), SETTLE, COMPROMISE, CONSENT TO THE ENTRY OF ANY JUDGMENT IN OR OTHERWISE SEEK TO TERMINATE ANY INVESTIGATION, LITIGATION OR PROCEEDING REFERRED TO HEREIN; HOWEVER IF ANY OF THE FOREGOING ACTIONS IS TAKEN WITH THE BORROWER’S CONSENT OR IF THERE IS A FINAL AND NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION FOR THE PLAINTIFF IN ANY SUCH INVESTIGATION, LITIGATION OR PROCEEDING, THE BORROWER AGREES TO INDEMNIFY AND HOLD HARMLESS EACH INDEMNITEE FROM AND AGAINST ANY AND ALL ACTUAL LOSSES, CLAIMS, DAMAGES, PENALTIES, LIABILITIES AND RELATED EXPENSES BY REASON OF SUCH ACTION OR JUDGMENT IN ACCORDANCE WITH THE PROVISIONS OF THE PRECEDING PARAGRAPHS. NOTWITHSTANDING THE IMMEDIATELY PRECEDING SENTENCE, IF AT ANY TIME AN INDEMNITEE SHALL HAVE REQUESTED INDEMNIFICATION OR CONTRIBUTION IN ACCORDANCE WITH THIS AGREEMENT, PARENT AND THE BORROWER SHALL BE LIABLE FOR ANY SETTLEMENT OR OTHER ACTION REFERRED TO IN THE IMMEDIATELY PRECEDING SENTENCE EFFECTED WITHOUT THE BORROWER’S CONSENT IF (A) SUCH SETTLEMENT OR OTHER ACTION IS ENTERED INTO MORE THAN 30 DAYS AFTER RECEIPT BY THE BORROWER OF SUCH REQUEST FOR SUCH INDEMNIFICATION OR CONTRIBUTION AND (B) THE BORROWER SHALL NOT HAVE PROVIDED SUCH INDEMNIFICATION OR CONTRIBUTION IN ACCORDANCE WITH SUCH REQUEST PRIOR TO THE DATE OF SUCH SETTLEMENT OR OTHER ACTION.

(e)         No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby, except to the extent that such damages have resulted from the willful misconduct, bad faith or gross negligence of any Indemnitee (as determined by a final non-appealable judgment of a court of competent jurisdiction.

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(f)         To the extent that Parent or the Borrower fails to pay any amount required to be paid by it to the Administrative Agent, any Agent, any Arranger or any Issuing Bank under Section 12.03(a) or (b), each Lender severally agrees to pay to the Administrative Agent, such Agent, such Arranger or such Issuing Bank, as the case may be, such Lender’s Applicable Percentage (as determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, such Agent, such Arranger or such Issuing Bank in its capacity as such.

(g)         To the extent permitted by applicable law, Parent and the Borrower shall not, and shall cause each Group Member not to, assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.  No Indemnitee, Loan Party or Subsidiary shall be liable for any special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof; provided that nothing contained in this sentence shall limit any Indemnitee’s rights to indemnification under this Section 12.03.

(h)         All amounts due under this Section 12.03 shall be payable not later than 10 days after written demand therefor.

Section 12.04     Successors and Assigns.

(a)         The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 12.04.  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in Section 12.04(c)) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)         (i)  Subject to the conditions set forth in Section 12.04(b)(iii), any Lender may assign to one or more assignees (each, an “Assignee”) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent of:

(A)        the Borrower (such consent not to be unreasonably withheld), provided that no consent of the Borrower shall be required if (1) an Event of Default has occurred and is continuing or (2) at any other time, such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided further, that the Borrower shall be deemed to have consented to any such assignment unless the

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Borrower shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received written notice thereof; and

(B)        the Administrative Agent, provided that no consent of the Administrative Agent shall be required for an assignment to an Assignee that is a Lender immediately prior to giving effect to such assignment; and

(C)        each Issuing Bank, provided that no consent of any Issuing Bank shall be required for an assignment to an Assignee that is a Lender immediately prior to giving effect to such assignment.

(ii)         [Reserved]

(iii)       Assignments shall be subject to the following additional conditions:

(A)        except in the case of an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, provided that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing;

(B)        each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;

(C)        the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $4,000, payable by the assigning Lender; and

(D)        the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire and all documentation and other information required by Governmental Authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the USA PATRIOT Act;

(E)        the Assignee must not be a natural person, a Defaulting Lender or an Affiliate or Subsidiary of the Borrower; and

(F)         the Applicable Percentage of the Maximum Credit Amount and the portion of the Aggregate Elected Commitments assigned are equal.

(iv)        Subject to Section 12.04(b)(v) and the acceptance and recording thereof, from and after the effective date specified in each Assignment and Assumption the Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this

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Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 5.01, Section 5.02, Section 5.03 and Section 12.03).  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 12.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 12.04(c).

(v)         The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Maximum Credit Amount and the portion of the Aggregate Elected Commitments of, and principal amount (and stated interest) of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent, the Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Borrower, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.  In connection with any changes to the Register, if necessary, the Administrative Agent will reflect the revisions on Annex I and forward a copy of such revised Annex I to the Borrower, the Issuing Bank and each Lender.

(vi)        Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the Assignee’s completed Administrative Questionnaire, all documentation and other information required by Governmental Authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the USA PATRIOT Act,  and, if required hereunder, applicable tax forms (unless the Assignee shall already be a Lender hereunder), the processing and recordation fee referred to in this Section 12.04(b) and any written consent to such assignment required by this Section 12.04(b), the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register.  No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this Section 12.04(b).

(vii)       Notwithstanding the foregoing, no assignment or participation shall be made to any Loan Party or any Affiliate of a Loan Party.

(c)         (i)  Any Lender may at any time, without the consent of, or notice to, the Borrower, the Administrative Agent, Issuing Bank or any other Person, sell participations to any Person (other than a natural Person or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (C) the Borrower, the Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement, and (D) the selling Lender shall maintain the Participant Register.  Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification

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or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 12.02(b) that affects such Participant.  In addition such agreement must provide that the Participant be bound by the provisions of Section 12.03.  Subject to Section 12.04(c)(iii), the Borrower agrees that each Participant shall be entitled to the benefits of Section 5.01, Section 5.02 and Section 5.03 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 12.04(b).  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 12.08 as though it were a Lender, provided such Participant agrees to be subject to Section 4.01(c) as though it were a Lender.  Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(ii)         A Participant shall not be entitled to receive any greater payment under Section 5.01 or Section 5.03 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent.  A Participant that would be a Non-U.S. Lender if it were a Lender shall not be entitled to the benefits of Section 5.03 unless such Participant agrees, for the benefit of the Borrower, to comply with Section 5.03(g) as though it were a Lender (it being understood the documentation required under Section 5.03(g) shall be provided only to the selling Lender).

(d)         Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or a central bank, and this Section 12.04(d) shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or Assignee for such Lender as a party hereto.

(e)         Notwithstanding any other provisions of this Section 12.04, no transfer or assignment of the interests or obligations of any Lender or any grant of participations therein shall be permitted if such transfer, assignment or grant would require the Borrower and the other Loan Parties to file a registration statement with the SEC or to qualify the Loans under the “Blue Sky” laws of any state.

Section 12.05     Survival; Revival; Reinstatement.

(a)         All covenants, agreements, representations and warranties made by the Loan Parties herein and in the certificates or other instruments delivered in connection with or pursuant

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to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the other Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any other Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit or other Secured Obligations are outstanding and so long as the Commitments have not expired or been terminated.  The provisions of Section 5.01, Section 5.02, Section 5.03 and Section 12.03 and ARTICLE XI shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement, any other Loan Document or any provision hereof or thereof.

(b)         To the extent that any payments on the Secured Obligations or proceeds of any collateral are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or other Person under any bankruptcy law, common law or equitable cause, then to such extent, the Secured Obligations shall be revived and continue as if such payment or proceeds had not been received and the Administrative Agent’s and the Lenders’ Liens, security interests, rights, powers and remedies under this Agreement and each Loan Document shall continue in full force and effect.  In such event, each Loan Document shall be automatically reinstated and the Borrower shall, and shall cause each other Loan Party to, take such action as may be reasonably requested by the Administrative Agent and the Lenders to effect such reinstatement.

Section 12.06     Counterparts; Integration; Effectiveness.

(a)         This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

(b)         This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and thereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof and thereof.  THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES HERETO AND THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

(c)         Except as provided in Section 6.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy, facsimile or other similar electronic means shall be effective as delivery of a manually executed counterpart of this Agreement.

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Section 12.07    Severability.  Any provision of this Agreement or any other Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof or thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 12.08    Right of Setoff.  If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations (of whatsoever kind, including obligations under Swap Agreements) at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower or any other Loan Party against any of and all the obligations of the Borrower or any other Loan Party owed to such Lender now or hereafter existing under this Agreement or any other Loan Document, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations may be unmatured.  The rights of each Lender under this Section 12.08 are in addition to other rights and remedies (including other rights of setoff) which such Lender or its Affiliates may have.

Section 12.09     GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS.

(a)         THIS AGREEMENT AND THE NOTES AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(b)         EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY: SUBMITS (AND PARENT AND THE BORROWER SHALL CAUSE EACH GROUP MEMBER TO SUBMIT) FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS TO WHICH IT IS A PARTY, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE EXCLUSIVE JURISDICTION OF THE DISTRICT COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND APPELLATE COURTS FROM ANY THEREOF; PROVIDED, THAT NOTHING CONTAINED HEREIN OR IN ANY OTHER LOAN DOCUMENT WILL PREVENT ANY PARTY FROM BRINGING ANY ACTION TO ENFORCE ANY AWARD OR JUDGMENT OR EXERCISE ANY RIGHT UNDER THE LOAN DOCUMENTS IN ANY OTHER FORUM IN WHICH JURISDICTION CAN BE ESTABLISHED.  EACH PARTY HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS.

(c)         EACH PARTY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT AT THE ADDRESS SPECIFIED IN SECTION 12.01 OR SUCH OTHER ADDRESS AS IS SPECIFIED PURSUANT TO SECTION 12.01 (OR ITS ASSIGNMENT AND ASSUMPTION), SUCH SERVICE TO BECOME EFFECTIVE THIRTY (30) DAYS AFTER SUCH MAILING.  NOTHING HEREIN SHALL AFFECT THE RIGHT OF

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A PARTY OR ANY HOLDER OF A NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANOTHER PARTY IN ANY OTHER JURISDICTION.

(d)         EACH PARTY HEREBY (i) IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN; (ii) IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES; (iii) CERTIFIES THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR AGENT OF COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (iv) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION 12.09.

Section 12.10     Headings.  Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 12.11    Confidentiality.  Each of the Administrative Agent, the Issuing Bank and the Lenders (severally and not jointly) agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and required to keep such Information confidential), (b) to the extent requested by any regulatory authority (including any self-regulatory authority) having authority over the Administrative Agent or any Lender, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement or any other Loan Document, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section 12.11, to (i) any Assignee of or Participant in, or any prospective Assignee of or Participant in, any of its rights or obligations under this Agreement (provided that such Person agrees to be bound by the provisions of this Section 12.11) or (ii) any actual or prospective counterparty (or its advisors) to any Swap Agreement or any other agreement under which payments are to be made or may be made by reference to the Loan Documents relating to the Borrower and its obligations (provided that such Person agrees to be bound by the provisions of this Section 12.11), (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 12.11 or (ii) becomes available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis from a source other than the Borrower.  For the purposes of this Section 12.11, “Information” means all information received from Parent, the Borrower or any Subsidiary relating to Parent, the Borrower or any Subsidiary and their businesses, other than any such information that is available to the Administrative Agent, any Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by Parent, the Borrower or a Subsidiary.  Any Person required to maintain the confidentiality of Information as provided in this Section 12.11 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of

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care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Section 12.12     Interest Rate Limitation.  It is the intention of the parties hereto that each Lender and each Issuing Bank shall conform strictly to usury laws applicable to it.  Accordingly, if the transactions contemplated hereby would be usurious as to any Lender or any Issuing Bank under laws applicable to it (including the laws of the United States of America and the State of New York or any other jurisdiction whose laws may be mandatorily applicable to such Lender or such Issuing Bank notwithstanding the other provisions of this Agreement), then, in that event, notwithstanding anything to the contrary in any of the Loan Documents or any agreement entered into in connection with or as security for the Notes, it is agreed as follows:  (a) the aggregate of all consideration which constitutes interest under law applicable to any Lender that is contracted for, taken, reserved, charged or received by such Lender or such Issuing Bank under any of the Loan Documents or agreements or otherwise in connection with the Loans or Notes shall under no circumstances exceed the maximum amount allowed by such applicable law, and any excess shall be canceled automatically and if theretofore paid shall be credited by such Lender on the principal amount of the Secured Obligations (or, to the extent that the principal amount of the Secured Obligations shall have been or would thereby be paid in full, refunded by such Lender or such Issuing Bank to the Borrower); and (b) in the event that the maturity of the Loans or Notes is accelerated by reason of an election of the holder thereof resulting from any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to any Lender or any Issuing Bank may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this Agreement or otherwise shall be canceled automatically by such Lender or such Issuing Bank as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by such Lender or such Issuing Bank on the principal amount of the Debt (or, to the extent that the principal amount of the Debt shall have been or would thereby be paid in full, refunded by such Lender to the Borrower).  All sums paid or agreed to be paid to any Lender for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by law applicable to such Lender or such Issuing Bank, be amortized, prorated, allocated and spread throughout the stated term of the Loans until payment in full so that the rate or amount of interest on account of any Loans hereunder does not exceed the maximum amount allowed by such applicable law.  If at any time and from time to time (i) the amount of interest payable to any Lender or any Issuing Bank on any date shall be computed at the Highest Lawful Rate applicable to such Lender or such Issuing Bank pursuant to this Section 12.12 and (ii) in respect of any subsequent interest computation period the amount of interest otherwise payable to such Lender or such Issuing Bank would be less than the amount of interest payable to such Lender computed at the Highest Lawful Rate applicable to such Lender or such Issuing Bank, then the amount of interest payable to such Lender or such Issuing Bank in respect of such subsequent interest computation period shall continue to be computed at the Highest Lawful Rate applicable to such Lender or such Issuing Bank until the total amount of interest payable to such Lender shall equal the total amount of interest which would have been payable to such Lender or such Issuing Bank if the total amount of interest had been computed without giving effect to this Section 12.12.

Section 12.13     Collateral Matters; Swap Agreements.  The benefit of the Security Instruments and of the provisions of this Agreement relating to any collateral securing the Secured Obligations shall also extend to and be available to the Secured Swap Providers in respect of the Secured Swap Agreements as set forth herein.  No Lender or any Affiliate of a Lender shall have any voting rights under any Loan Document as a result of the existence of obligations owed to it under any such Swap Agreements.

Section 12.14    No Third Party Beneficiaries.  This Agreement, the other Loan Documents, and the agreement of the Lenders to make Loans and any Issuing Bank to issue, amend, renew or extend Letters of Credit hereunder are solely for the benefit of the Borrower, and no other Person (including any other Loan Party of the Borrower, any obligor, contractor, subcontractor, supplier or materialsman) shall have

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any rights, claims, remedies or privileges hereunder or under any other Loan Document against the Administrative Agent, Issuing Bank or Lender for any reason whatsoever.  There are no third party beneficiaries.

Section 12.15    EXCULPATION PROVISIONS.  EACH OF THE PARTIES HERETO SPECIFICALLY AGREES THAT IT HAS A DUTY TO READ THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND AGREES THAT IT IS CHARGED WITH NOTICE AND KNOWLEDGE OF THE TERMS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; THAT IT HAS IN FACT READ THIS AGREEMENT AND IS FULLY INFORMED AND HAS FULL NOTICE AND KNOWLEDGE OF THE TERMS, CONDITIONS AND EFFECTS OF THIS AGREEMENT; THAT IT HAS BEEN REPRESENTED BY INDEPENDENT LEGAL COUNSEL OF ITS CHOICE THROUGHOUT THE NEGOTIATIONS PRECEDING ITS EXECUTION OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; AND HAS RECEIVED THE ADVICE OF ITS ATTORNEY IN ENTERING INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; AND THAT IT RECOGNIZES THAT CERTAIN OF THE TERMS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS RESULT IN ONE PARTY ASSUMING THE LIABILITY INHERENT IN SOME ASPECTS OF THE TRANSACTION AND RELIEVING THE OTHER PARTY OF ITS RESPONSIBILITY FOR SUCH LIABILITY.  EACH PARTY HERETO AGREES AND COVENANTS THAT IT WILL NOT CONTEST THE VALIDITY OR ENFORCEABILITY OF ANY EXCULPATORY PROVISION OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS ON THE BASIS THAT THE PARTY HAD NO NOTICE OR KNOWLEDGE OF SUCH PROVISION OR THAT THE PROVISION IS NOT “CONSPICUOUS.”

Section 12.16    USA Patriot Act Notice.  Each Lender hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Patriot Act.

Section 12.17    Flood Insurance Provisions.  Notwithstanding any provision in this Agreement or any other Loan Document to the contrary, in no event is any Building (as defined in the applicable Flood Insurance Regulation) or Manufactured (Mobile) Home (as defined in the applicable Flood Insurance Regulation) included in the definition of “Mortgaged Property” and no Building or Manufactured (Mobile) Home is hereby encumbered by this Agreement or any other Loan Document.  As used herein, “Flood Insurance Regulations” means (a) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (b) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statue thereto, (c) the National Flood Insurance Reform Act of 1994 (amending 42 USC 4001, et seq.), as the same may be amended or recodified from time to time, (d) the Flood Insurance Reform Act of 2004 and (e) the Biggert-Waters Flood Reform Act of 2012, and any regulations promulgated thereunder.

Section 12.18     Releases.

(a)         Release Upon Payment in Full.  Upon (i) the irrevocable and indefeasible payment in full in cash of all principal, interest (including interest accruing during the pendency of an insolvency or liquidation proceeding, regardless of whether allowed or allowable in such insolvency or liquidation proceeding) and premium, if any, on all Loans outstanding under this Agreement, (ii) the payment in full in cash or posting of cash collateral in respect of all other obligations or amounts that are outstanding under this Agreement (other than indemnity obligations not yet due and payable of which the Borrower has not received a notice of potential claim), including the posting of the cash collateral for outstanding Letters of Credit as required by the terms

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of this Agreement (other than Letters of Credit as to which other arrangements satisfactory to the Administrative Agent and the applicable Issuing Bank shall have been made), (iii) the termination of all Commitments, (iv) payment in full in cash of all amounts owed under and the termination of all obligations under each Secured Cash Management Agreement (other than obligations under Secured Cash Management Agreements not yet due and payable),  and (v) the termination of all Secured Swap Agreements and the payment in full in cash or posting of acceptable collateral in respect of all other obligations or amounts that are owed to any Lender (or Lender Affiliate) under such Secured Swap Agreements as required by the terms thereof or the novation of such Secured Swap Agreements to third parties (the satisfaction of each of the foregoing clauses (i) through (v), “Payment in Full”) the Administrative Agent, at the written request and expense of the Borrower, will promptly release, reassign and transfer the Collateral to the applicable Loan Parties.

(b)         Further Assurances.  If any of the Collateral shall be sold, transferred or otherwise disposed of by any Loan Party in a transaction permitted by the Loan Documents, such Collateral shall be automatically released from the Liens created by the Loan Documents and the Administrative Agent, at the request and sole expense of the applicable Loan Party, shall promptly execute and deliver to such Loan Party all releases or other documents reasonably necessary or desirable for the release of the Liens created by the applicable Security Instrument on such Collateral.  At the request and sole expense of the Borrower, a Loan Party shall be released from its obligations under the Loan Documents in the event that all the capital stock or other Equity Interests of such Loan Party shall be sold, transferred or otherwise disposed of in a transaction permitted by the Loan Documents; provided that the Borrower shall have delivered to the Administrative Agent, at least five Business Days (or such shorter period as the Administrative Agent may agree in its sole discretion) prior to the date of the proposed release, a written request for release identifying the relevant Loan Party and the terms of the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by the Borrower stating that such transaction is in compliance with this Agreement and the other Loan Documents.

Section 12.19     Acknowledgement and Consent to Bail-In of EEA Financial Institutions.  Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)         the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)         the effects of any Bail-In Action on any such liability, including, if applicable:

(i)          a reduction in full or in part or cancellation of any such liability;

(ii)         a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

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(iii)       the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

Section 12.20     Intercreditor Agreements.  Each Lender hereunder (a) acknowledges that it has received a copy of the Intercreditor Agreement, (b) consents to the terms and provisions of the Intercreditor Agreement, (c) agrees that it will be bound by and will not take any actions contrary to the provisions of the Intercreditor Agreement or, and (d) authorizes and instructs the Administrative Agent to enter into the Intercreditor Agreement as Senior Representative on behalf of such Lender.

Section 12.21    Acknowledgement Regarding Any Supported QFCs.  To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Agreement or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States:

(a)         In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b)         As used in this Section 12.21, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following:  (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

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“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

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The parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

PARENT:	SUNDANCE ENERGY INC.,
a Delaware corporation

By:
Name:
Title:

BORROWER:	SUNDANCE ENERGY, INC.,
a Colorado corporation

By:
Name:
Title:

Signature Page

Credit Agreement

ADMINISTRATIVE AGENT:	TORONTO DOMINION (TEXAS) LLC,
as Administrative Agent

By:
Name:
Title:

By:
Name:
Title:

Signature Page

Credit Agreement

LENDER:	THE TORONTO-DOMINION BANK,
New York Branch, as an Issuing Bank and a Lender

By:
Name:
Title:

Signature Page

Credit Agreement

LENDER:	[●],
as a Lender

By:
Name:
Title:

Signature Page

Credit Agreement

ANNEX I

LIST OF MAXIMUM CREDIT AMOUNTS

Aggregate Maximum Credit Amounts and Elected Commitments

Name of Lender	Applicable Percentage	Applicable Percentage of the Initial Borrowing Base	Maximum Credit Amount	Aggregate Elected Commitments
The Toronto-Dominion Bank, New York Bank	26.578947368%	26.578947368%	$132,894,736.84	$45,184,210.53
KeyBank National Association	21.052631579%	21.052631579%	$105,263,157.89	$35,789,473.68
ABN AMRO Capital USA LLC	21.052631579%	21.052631579%	$105,263,157.89	$35,789,473.68
Credit Agricole Corporate and Investment Bank	16.842105263%	16.842105263%	$84,210,526.32	$28,631,578.95
Truist Bank	9.210526316%	9.210526316%	$46,052,631.58	$15,657,894.74
Morgan Stanley Capital Group Inc.	5.263157895%	5.263157895%	$26,315,789.47	$8,947,368.42
TOTAL:	100.0%	100.0%	$500,000,000.00	$170,000,000.00

Annex I - 1